EXHIBIT 10.1

ECPM HOLDINGS, LLC

A Delaware Limited Liability Company

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of March 4, 2015

THE MEMBERSHIP UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

CERTAIN OF THE MEMBERSHIP UNITS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ALSO MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH UNITS. A COPY OF ANY SUCH AGREEMENT MAY BE OBTAINED FROM THE LIMITED LIABILITY COMPANY BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST AND WITHOUT CHARGE.

(ii)

(iii)

(iv)

GLOSSARY OF TERMS

Additional Permitted Sale	59
Additional Units	17
Affiliate	2
Agreement	2
Approved Sale	48
Assignee	42
Assignor	42
Audit Committee	28
Authorization Date	44
Authorized Sale Units	60
Available Unit Notice	44
Available Unit Purchase Notice	44
Available Units	44
BC Preferred Majority	22
BC Repurchase Right	22
Board	25
Capital Contribution	2
Cause	2
Certificate	3
Certificated Units	20
Change in Control	3
Class A Majority	3
Class A Portion	3
Class A Repurchase Right	22
Class A Unit	3
Class B Majority	3
Class B Portion	3
Class B Preferred	35
Class B Preferred Majority	35
Class B Unit	3
Class C Majority	3
Class C Portion	4
Class C Preferred	36
Class C Unit	4
Code	4
Companies	4
Compensation Committee	28
Competitor	41
Confidential Information	4
Consenting Legacy Holders	60
Contribution	60

Contribution Agreement	1
Covered Persons	54
Delaware Act	4
Disability	4
Dissociated Member	22
Dissociation	4
Dissolution	4
Distribution	5
Election Period	44
Excluded Holder	5
Executive Member	5
Fair Market Value	5
Fiscal Year	5
Formation Date	1
Holdback Extension	52
Holdback Period	52
Holder	5
Holdings LLC	6
Immediate Family	6
Incentive Agreement	17
Incentive Portion	6
Incentive Unit	6
Indebtedness	6
Indemnifiable Loss	38
Indemnifying Holder	55
Initial Class A Unit Price	6
Initial Public Offering	6
Institutional Investors	6
Investment Agreement	1
Investor Members	7
Involuntary Dissociation	7
Legacy Options	25
Levy	59
Liquidating Distributions	22
Liquidity Event	7
Major Member	7
Management Exempt Transfers	7
Managers	25
Member	7
Observer	29
Offer Notice	43

(v)

GLOSSARY OF TERMS

Officer	8
Ordinance	60
Participating Member	46
Participation Threshold	18
Permitted Sale Holder	60
Permitted Transferee	8
Person	8
Preferred Majority	48
Preferred Super Majority	35
Price-to-Public	48
Prior Agreement	1
Pro Rata Share	8
Proceeding	38
Proportionate Share	8
Public Offering Vehicle	52
Public Sale	8
Put Options	59
Qualified Public Offering	8
Quotient	47
Remaining Major Member	44
Repurchase Value	9
Reserve Amount	21
Resignation	9
Resignation For Good Reason	9
Restricted Securities	9
Restriction Period	60
Retirement	10
Sale Notice	45
Sale of Holdings LLC	10
Sale Units	45
Schedule of Class Portions	10
Schedule of Members	10
SEC	10

Securities Act	10
Series B1 Unit	10
Series B2 Unit	10
Series B3 Unit	10
Series B4 Unit	11
Series C1 Unit	11
Series C2 Unit	11
Series C3 Unit	11
Services Agreement	11
Specified Investor	11
Sub-Board	26
Subject Holder	11
Subject Incentive Holder	23
Subject Incentive Interests	23
Subject Securities	43
Subsidiary	11
Successor	47
Successor Stock	47
Tag-Along Notice	45
Total Equity Value	11
Transaction Agreements	12
Transfer	12
Transfer Approval	12
Transferring Holder	43
Treasury Regulations	12
Unit	12
Unit Equivalents	12
Universal Majority	12
Universal Percentage	12
Unvested Incentive Units	13
Vested Incentive Units	13
Voluntary Dissociation	13

(vi)

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

ECPM HOLDINGS, LLC

A Delaware Limited Liability Company

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ECPM Holdings, LLC, a Delaware limited liability company, dated and effective as of March 4, 2015, is adopted, executed and entered into by and among Holdings LLC and the current Members and each other Person who becomes a Member in accordance with the terms of this Agreement.

WHEREAS, on September 12, 2012 (the “Formation Date”), Holdings LLC was organized pursuant to the Delaware Act and filed its Certificate with the Secretary of State of Delaware;

WHEREAS, prior to the date hereof, Holdings LLC and its members were parties to that certain First Amended and Restated Limited Liability Company Agreement of Holdings LLC of Holdings LLC dated as of January 4, 2013, as amended from time to time (the “Prior Agreement”);

WHEREAS, effective as of January 4, 2013, the Investor Members acquired Units pursuant to the terms of that certain Unit Purchase Agreement by and among Holdings LLC and the Investor Members, dated October 6, 2012 (the “Investment Agreement”), and the Investor Members became Members of Holdings LLC;

WHEREAS, effective as of January 4, 2013, the Contributor Members acquired Units pursuant to the terms of that certain Contribution Agreement by and among Holdings LLC, Endochoice, Inc., a Delaware corporation, Peer Medical, Ltd., an Israeli company (now known as Endochoice Innovation Center, Ltd.), and the Contributor Members, dated October 6, 2012 (the “Contribution Agreement”), and the Contributor Members became Members of Holdings LLC;

WHEREAS, certain existing Members acquired Units pursuant to the terms of that certain Unit Purchase Agreement by and among Holdings LLC and the Purchasers named therein, effective as of October 30, 2014 (the “October 2014 Class A-1 Unit Purchase Agreement”);

WHEREAS, subject to the execution and delivery of this Agreement, certain existing Members and new Members will acquire Units pursuant to the terms of that certain Unit Purchase Agreement by and among Holdings LLC and the Purchasers named therein, effective as of March 4, 2015 (the “March 2015 Class A-1 Unit Purchase Agreement”; collectively, with the October 2014 Class A-1 Unit Purchase, the “Class A-1 Unit Purchase Agreements”); and

WHEREAS, Holdings LLC and the Members desire to amend and restate the Prior Agreement in its entirety to reflect the rights and obligations of the Class A-1 Units, and the delivery and execution of this Agreement by Holdings LLC and the Members that are listed on the signature pages hereto is a condition to the consummation of the transactions contemplated by the March 2015 Class A-1 Unit Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend and restate the Prior Agreement and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person: (i) which owns more than ten percent (10%) of the voting interests in such Person; (ii) in which such Person owns more than ten percent (10%) of the voting interests; or (iii) in which more than ten percent (10%) of the voting interests are owned directly or indirectly by any other Person who has a relationship with such Person described in clause (i) or (ii) above in this definition.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of Holdings LLC, as executed and as amended, modified, supplemented or restated from time to time in accordance with the terms hereof, as the context requires.

“Capital Contribution” means, with respect to any Member on any date, the aggregate contributions made by or on behalf of such Member to Holdings LLC pursuant to Article III as of the date in question, as shown opposite such Member’s name on the Schedule of Members, as the same may be amended from time to time, and in respect of any Unit, the total consideration contributed by the applicable Member pursuant to Article III in respect of such Unit. Any non-cash contribution made by a Member shall have the value ascribed to such contribution by Holdings LLC and agreed to by the contributing Member, which value shall be set forth on the Schedule of Members.

“Cause” means, (a) with respect to any Executive Member that has a Services Agreement in which “Cause” is defined, the corresponding meaning of “Cause” set forth in the Services Agreement to which such Executive Member is a party, and (b) with respect to any Executive Member that is not a party to a Services Agreement in which “Cause” is not defined, the occurrence of any of the following: (i) the conviction or plea of no contest by an Executive Member or a Manager of a crime involving embezzlement, conversion of any property (including Confidential Information) or business opportunities, fraud, moral turpitude or any other felony offense which calls into question the appropriateness of such Executive Member’s or Manager’s involvement with Holdings LLC or any of its Subsidiaries; (ii) an Executive Member’s or Manager’s willful violation of Holdings LLC’s or any of its Subsidiaries’ policies, fraud or the intentional breach of this Agreement, the Contribution Agreement or any Incentive Agreement or willful misconduct, which violation, breach or misconduct has or could reasonably be expected to adversely affect in any material respect Holdings LLC or any of its Subsidiaries (including causing Holdings LLC or any of its Subsidiaries substantial economic harm, and including making any prohibited Transfer, directly or indirectly (including by virtue of an Involuntary Dissociation other than in connection with death or a Dissolution), in violation of the terms of Article IX); (iv) any knowing act or omission with the intention of aiding or abetting a Competitor, supplier or customer of Holdings LLC or any of its Subsidiaries to the material disadvantage or detriment of Holdings LLC and its Subsidiaries; or (v) the material breach or default by an Executive Member or Manager of any employment, engagement, confidentiality or covenant agreement entered into between (x) such Executive Member or Manager and (y) Holdings LLC or any of its Subsidiaries, or an Executive Member’s or Manager’s willful refusal to perform, or the substantial neglect of, any duties and responsibilities assigned to him or her thereunder, in each case of clause (x) and clause (y) of this definition, with his or her failure to cure such breach or default within ten (10) days after Holdings LLC or any such Subsidiary has delivered written notice of such default to such Executive Member or Manager.

“Certificate” means the Certificate of Formation of Holdings LLC as filed with the Secretary of State of the State of Delaware on the Formation Date.

“Change in Control” means any transaction or series of transactions, the end result of which is such that one or more Persons (other than the Members set forth on the Schedule of Members effective on the date hereof or their Permitted Transferees or permitted assignees in the case of Investor Members) acquires (beneficially or otherwise) more than 50% of the voting power represented by outstanding Units of Holdings LLC (whether by merger, consolidation, recapitalization, reorganization, sale or Transfer of such rights or securities, or otherwise), other than a reorganization in connection with a public offering of a Successor under Section 9.4.

“Class A Majority” means, as of any time, the Members holding a majority of the Class A Units (including Class A-1 Units) then issued and outstanding.

“Class A-1 Super Majority” means, as of any time, the combination of (i) the Members holding more than fifty percent (50%) of the Class A-1 Units then issued and outstanding and (ii) New Class A-1 Fund Investors holding more than fifty percent (50%) of the Class A-1 Units held by all New Class A-1 Fund Investors.

“Class A Portion” means the percentage set forth opposite the Class A Units in the column labeled “Class Portion” on the Schedule of Class Portions attached hereto, or such other percentage applicable to the Class A Units determined pursuant to such schedule.

“Class A Unit” means a Class A Unit representing a fractional part of the ownership of Holdings LLC and having the rights, preferences and obligations specified with respect to Class A Units in this Agreement. For avoidance of doubt, except as expressly set forth in this Agreement, all references to Class A Units in this Agreement shall include references to all Class A-1 Units.

“Class A-1 Unit” means a Class A Unit issued to Holders pursuant to the Class A-1 Unit Purchase Agreements. Class A-1 Units have those rights, preferences and obligations specified with respect to the Class A Units in this Agreement, and those additional rights, preferences and obligations expressly conferred on the Class A-1 Units in this Agreement.

“Class A-1 Unit Purchase Price” means $.9564, which represents the amount paid for each Class A-1 Unit pursuant to the Class A-1 Unit Purchase Agreements.

“Class B Majority” means, as of any time, the Members holding a majority of the Class B Units then issued and outstanding.

“Class B Portion” means the percentage set forth opposite the Class B Units in the column labeled “Class Portion” on the Schedule of Class Portions attached hereto, or such other percentage applicable to the Class B Units determined pursuant to such schedule.

“Class B Unit” means any of a Series B1 Unit, a Series B2 Unit, a Series B3 Unit or a Series B4 Unit.

“Class C Majority” means, as of any time, the Members holding a majority of the Class C Units then issued and outstanding, except for the purposes of Section 6.1(j), Section 6.6(e), Section 6.6(f), Article VIII and Section 11.9, with respect to which the Members holding 75% of the aggregate Series C1 Units and Series C2 Units then issued and outstanding shall constitute the “Class C Majority.”

“Class C Portion” means the percentage set forth opposite the Class C Units in the column labeled “Class Portion” on the Schedule of Class Portions attached hereto, or such other percentage applicable to the Class C Units determined pursuant to such schedule.

“Class C Unit” means any of a Series C1 Unit, a Series C2 Unit or a Series C3 Unit.

“Class Portions” means, as the context requires, two or more of the Class A Portion, the Class B Portion, the Class C Portion and the Incentive Portion.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Companies” means each of Endochoice, Inc., a Delaware corporation, and Endochoice Innovation Center, Ltd., an Israeli company (formerly known as Peer Medical, Ltd.) (Subsidiaries of Holdings LLC), and any successor thereto (whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise).

“Confidential Information” means all information of a confidential or proprietary nature, whether tangible or intangible, in any form or medium provided, which is not generally known to the public, including (i) information that relates to the business, operations, strategies, prospects, structure or status of Holdings LLC or any of its Subsidiaries (whether information was produced by Holdings LLC or any of its Subsidiaries), (ii) third party information which

Holdings LLC or any of its Subsidiaries treats or is required to treat as confidential or proprietary, and (iii) hardware, software and enhancements thereto, schematics and designs, know-how, techniques, systems, processes, trade secrets, customer and supplier data, pricing data, manuals and confidential documents and reports relating to the business, operations, strategies, prospects, assets, structure or status of Holdings LLC or any of its Subsidiaries.

“Delaware Act” means Delaware Limited Liability Company Act, 6 Del.C. Section 18-101, et seq., as from time to time amended and including any successor statute of similar import.

“Disability” means with respect to a natural person, a period of at least 90 consecutive days or 180 non-consecutive days in any twelve-month period during which such individual is determined by a competent physician (reasonably acceptable to Holdings LLC) to have suffered a physical or mental incapacity, disability or incompetency which causes such individual to be unable to continue performing those roles which have been undertaken by such individual on behalf of Holdings LLC and its Subsidiaries, whether in such individual’s capacity as a service provider or otherwise.

“Dissociation” means with respect to any Member such Member ceasing to be a Member of Holdings LLC under the Delaware Act, including an Involuntary Dissociation or a Voluntary Dissociation.

“Dissolution” means any dissolution, liquidation or wind-up of an entity.

“Distribution” means a distribution made by Holdings LLC to a Holder, whether in cash, securities or other assets and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution: (i) any redemption or repurchase by Holdings LLC of any securities of Holdings LLC in connection with an exercise of rights pursuant to Section 5.2, (ii) any redemption or repurchase by Holdings LLC of any Incentive Units in connection with the termination of employment or service of the Holder of such Incentive Units (including pursuant to Section 5.3), or (iii) any recapitalization, exchange or conversion of securities of Holdings LLC, and any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units.

“Excluded Holder” means any Holder who is not an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder.

“Executive Member” means any Member rendering services to Holdings LLC or any of its Subsidiaries on a regular basis as an officer, employee, advisor, independent contractor or consultant; provided, that in no event shall any Investor Member be deemed to be an Executive Member; provided, further, that in the event that any Executive Member transfers Units or Unit Equivalents to a Permitted Transferee, such Permitted Transferee shall be deemed equivalent to such Executive Member for the purposes of determining the rights and obligations of Holdings LLC under this Agreement with respect to such Units or Unit Equivalents (e.g., upon a Resignation of such Executive Member, Units held by the Permitted Transferee may be repurchased in accordance with Section 5.3 as if such Permitted Transferee had Resigned).

“Fair Market Value” at any time means, with respect to Holdings LLC, the Companies or any securities or other assets (including any Unit or Unit Equivalent or other Security of Holdings LLC, or the Successor Stock), the fair market value thereof as determined in good faith by the Board (except as set forth below in this definition) or, at the election of the Board, by a qualified independent appraiser selected by the Board, with the fees and expenses of such appraiser paid by Holdings LLC; provided that in connection with an Initial Public Offering of Successor Stock, the Fair Market Value of such Successor Stock at such time shall be deemed to be the Price-to-Public; provided, further, that, in the case of a determination of Fair Market Value for the purposes of Section 5.2 or for the purposes of an Additional Class A Issuance Event as contemplated in the Schedule of Class Portions attached hereto, in the absence of a unanimous determination of the Board to the contrary, Fair Market Value shall be determined by a qualified independent appraiser selected by the Board in accordance with the foregoing provisions of this definition.

“Fiscal Year” means the fiscal year of Holdings LLC and shall initially be the calendar year, subject to modification by the Board. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

“Holder” means any Member or any Assignee whose admission as a Member remains pending in accordance with Section 9.1(f).

“Holdings LLC” means the Delaware limited liability company formed pursuant to the Certificate and governed by this Agreement, as such limited liability company may be constituted from time to time, and including its successors-in-interest (including the Successor).

“Immediate Family” means, with respect to any natural individual, such individuals child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

“Incentive Portion” means the percentage set forth opposite the Incentive Units in the column labeled “Class Portion” on the Schedule of Class Portions attached hereto, or such other percentage applicable to the Incentive Units determined pursuant to such schedule.

“Incentive Unit” means a Unit having the rights and obligations specified with respect to Incentive Units (or any series thereof) in this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, an Unvested Incentive Unit shall have no voting, consent or similar rights under this Agreement or under the Delaware Act and shall have no other rights under this Agreement (other than contingent rights set forth in Section 4.2) unless and until such Incentive Unit becomes a Vested Incentive Unit (and then shall have only such voting, consent or similar rights under this Agreement and under the Delaware Act and other rights under this Agreement as are expressly set forth herein or required by non-waivable provisions of the Delaware Act).

“Indebtedness” means, with respect to any Person at a particular time, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) any commitment by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit and bankers’ acceptances), (iv) obligations of such Person arising from cash/book overdrafts, (v) all obligations of such Person secured by a Lien, (vi) all guarantees of such Person in connection with any of the foregoing and any other Indebtedness guaranteed in any manner by such Person (including guarantees in the form of an agreement to repurchase or reimburse), and (vii) all capital lease obligations of such Person.

“Initial Class A Unit Price” means $1.00 (the quotient determined by dividing (x) the aggregate amount of Capital Contributions made by the Investor Members pursuant to the Investment Agreement by (y) the aggregate number of Class A Units issued to the Investor Members pursuant to the Investment Agreement).

“Initial Public Offering” means an underwritten initial public offering pursuant to an effective registration statement under the Securities Act of any class of capital interests or stock of Holdings LLC (as the Successor or otherwise).

“Institutional Investors” will mean each of (i) the Investor Members, and (ii) River Cities Capital Fund IV, L.P., River Cities Capital Fund IV (N.Q.P.) L.P., Council Ventures II, L.P., Envest III, LLC, U.M. AccelMed, L.P., Evergreen V, L.P., Evergreen V-A, L.P., Morgan Creek Partners Venture Access Fund, L.P., Union Grove Partners Direct Venture Fund, LP, Deerfield Private Design Fund III, L.P., ABG II-Endochoice Limited and Rock Springs Capital Master Fund LP together with each of their respective Affiliates and Permitted Transferees, and together with each of their respective assignees (other than any Executive Member) in other Transfers in accordance with Article IX.

“Investor Member” means any Member acquiring Units under the Investment Agreement, together with its Affiliates and Permitted Transferees.

“Involuntary Dissociation” means with respect to any Member, the occurrence of any of the following events: (i) the Member (A) makes an assignment for the benefit of creditors; (B) files a voluntary petition of bankruptcy, is adjudged bankrupt or insolvent or there is entered against the Member an order for relief in any bankruptcy or insolvency proceeding; (C) seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member’s properties; or (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in clauses (A) through (C) of this definition; or (ii) if the Member is a corporation, partnership or limited liability company, the Dissolution of such entity or the revocation of its charter that results or will result in a distribution or a change in ownership of Units other than to such Member’s Affiliates and Permitted Transferees; or (iii) if the Member is an individual, his or her death or legal incompetency.

“Liquidating Distribution” means (i) a Liquidity Event Distribution and (ii) a Distribution made in connection with the Dissolution of Holdings LLC, as applicable.

“Liquidity Event” means (i) a Sale of Holdings LLC (other than a reorganization in connection with a public offering of a Successor under Section 9.4), or (ii) a Change in Control of Holdings LLC.

“Liquidity Event Distribution” means a Distribution made to Holders in connection with a Liquidity Event.

“Major Member” means (i) any Member holding Class A Units or (ii) any other Member holding a number of Units, in the aggregate with the Universal Percentages of such Member’s Affiliates, with a Universal Percentage greater than or equal to 2.0%.

“Management Exempt Transfers” means a sale transaction for consideration solely by either Avi Levy or Mark Gilreath, in each case of Units held by such Person representing up to 7.5% of the Universal Percentage of Units held thereby as of the date hereof; provided, that no Transfer shall qualify as a Management Exempt Transfer for any Person if such Person has undertaken a Transfer within the twelve months prior to such proposed Transfer; provided, further, that no Transfer shall qualify as a Management Exempt Transfer for any Person to the extent that such Person shall have (after giving effect to such proposed Transfer) Transferred Units held by such person representing greater than 20% of the Universal Percentage of Units held thereby as of the date hereof.

“Member” means each Person identified on the Schedule of Members hereto as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on Holdings LLC’s books and records as the owner of one or more Units. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of Holdings LLC.

“New Class A-1 Fund Investors” means Deerfield Private Design Fund III, L.P., ABG II-Endochoice Limited and Rock Springs Capital Master Fund LP and Affiliate Permitted Transferees of the foregoing.

“Non-Liquidity Event Distribution” means a Distribution made to Holders other than in connection with (i) a Liquidity Event or (ii) a Dissolution of Holdings LLC. For avoidance of doubt any conversion of Holdings LLC in accordance with Section 9.4 and the issuance of any Successor Stock related thereto shall not constitute a Non-Liquidity Event Distribution.

“Officer” means each Person designated as an officer of Holdings LLC pursuant to Section 6.2 for so long as such Person remains an officer pursuant to the provisions of Section 6.2.

“Permitted Transferee” with respect to any Holder, means (i) if a Holder is an natural person, a living trust of which such Holder and/or the Immediate Family of such Person are the sole beneficiaries during his or her lifetime or any entity created for estate planning purposes which is controlled by the Holder and/or the Immediate Family of such Holder, (ii) if a

Holder is not a natural person, a corporation or limited liability company wholly-owned by such Holder or a partnership in which the Holder is the sole general partner, and (iii) if such Holder is a lending or investing institution or fund, such Holder’s Affiliates and its other equityholders, partners (including partners and affiliated partnerships managed by the same management company or managing (general) partner or by any Person that is an Affiliate with such management company or managing (general) partner), members and a trust for the benefit of such other equityholders of such Holder; provided that in each case the restrictions, conditions, and obligations contained in this Agreement, any Incentive Agreement or Services Agreement and any other agreement to which such Holder is party shall continue to be applicable to such securities after any Transfer to such Permitted Transferee. Permitted Transferee shall also mean Holdings LLC with respect to any repurchase of Incentive Units pursuant to the terms of any Incentive Agreement or Section 5.3 of this Agreement.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Pro Rata Share” means (i) with respect to each Unit, the amount such Unit would receive of the Total Equity Value if an amount equal to the Total Equity Value were distributed with respect to all Units in accordance with Section 10.2(d), and (ii) with respect to each Holder, such Holder’s Proportionate Share of the Total Equity Value represented by all Units owned by such Holder.

“Proportionate Share” means, at any time with respect to any Member and any class of Units (including Additional Units offered), a fraction, the numerator of which is the number of Units of such class held by such Member and the denominator of which is the total number of Units of such class then outstanding.

“Public Sale” means any sale or distribution of equity securities to the public pursuant to an effective registration statement under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar rule then in force).

“Qualified Public Offering” means a firm commitment public offering underwritten by a nationally recognized investment bank approved by the Board pursuant to an effective registration statement on Form S-1 under the Securities Act of any class of capital stock or other ownership interests of Holdings LLC (including its Successor) in which (i) Holdings LLC (including its Successor) receives net proceeds (after underwriting discounts and commissions) of at least $50,000,000 and (ii) the price per share paid by the public for such shares shall be at least three times the Initial Class A Unit Price (as adjusted for reclassifications, stock splits, stock dividends, combinations and the like, as applicable).

“Repurchase Value” means, with respect to any Unit at any certain time, the greater of (x) the amount of the Capital Contribution of such Unit which has not previously been returned to the Holder thereof in Distributions to the Holder of such Unit, and (y) the aggregate amount that would be distributed to the Holder thereof based upon the Total Equity Value.

“Resignation” means an Executive Member or Manager terminating the provision of services (as an officer, employee, manager, consultant, independent contractor or otherwise) to Holdings LLC and its Subsidiaries, other than upon Retirement (but excluding, for the avoidance of doubt, termination upon death or Disability).

“Resignation For Good Reason” (a) with respect to any Executive Member that has a Services Agreement in which “Good Reason” is defined, a Resignation within the corresponding meaning of “Good Reason” set forth in the Services Agreement to which such Executive Member is a party, and (b) with respect to any Executive Member that is not a party to a Services Agreement in which “Good Reason” is defined, the Resignation by such Executive Member upon the occurrence of any of the following: (i) a material reduction in the responsibilities or duties of such Executive Member without such Executive Member’s prior consent, (ii) any material reduction in the Executive Member’s salary or benefits (other than a reduction in salary or benefits that (a) is generally applicable to all members of senior management and (b) does not exceed 10% of the aggregate value of the salary and benefits that the Executive Member has received on account of his or her employment with Holdings LLC or any of its Subsidiaries during the 12 months immediately preceding such reduction), or (iii) a requirement that the Executive Member relocate his primary office location more than twenty-five (25) miles from Alpharetta, Georgia, or Caesarea, Israel, as applicable, in each case of clause (i) through clause (iii) of this definition, with the failure of Holdings LLC and its Subsidiaries to cure such breach or default within ten (10) days after such executive Member has delivered written notice of such default to the Board.

“Restricted Securities” means (i) the Units issued pursuant to the Investment Agreement, (ii) the Units issued pursuant to the Contribution Agreement, (iii) any other securities of Holdings LLC held by any of the Holders, (iv) any Units issued pursuant to the Class A-1 Unit Purchase Agreements and (v) any securities issued or exchanged with respect to the securities referred to in clauses (i), (ii), (iii) and (iv) of this definition by way of a Distribution or in connection with a combination or split of ownership interests, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (z) otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 3.6 have been delivered by Holdings LLC in accordance with Section 9.6(d). Whenever any particular securities cease to be Restricted Securities, the Holder thereof shall be entitled to receive from Holdings LLC, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 3.6.

“Retirement” means a natural person ceasing to provide services (as an officer, employee, manager, consultant, independent contractor or otherwise) to Holdings LLC and its Subsidiaries, if the number of full years that such Person has provided services to Holdings LLC and its Subsidiaries (including the Companies) (i) is at least five and (ii) when added to the age of such Person at the time of resignation, equals or exceeds 50.

“Sale of Holdings LLC” means either (i) the sale, lease, license, transfer, conveyance or other disposition, directly or indirectly, in one transaction or a series of related transactions, of all or substantially all of the assets of Holdings LLC and its Subsidiaries, taken as a whole, or the capital stock of its Subsidiaries, taken as a whole or (ii) a transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the Holders of securities of Holdings LLC) the result of which is that a Change in Control occurs.

“Schedule of Class Portions” means, as it may be amended from time to time, the schedule attached hereto setting forth the Class Portion of each class of Units (and related matters) for the purposes under this Agreement.

“Schedule of Members” means, as it may be amended from time to time, the ledger attached hereto created and maintained by Holdings LLC setting forth the name of each Member, the Capital Contributions made (or deemed made) by each Member and the number of each class or series of Units held by each such Member.

“SEC” means the Securities and Exchange Commission or any successor agency thereto that administers the Securities Act and the Securities Exchange Act of 1934, as amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Series B1 Unit” means a Series B1 Unit representing a fractional part of the ownership of Holdings LLC and having the rights, preferences and obligations specified with respect to Series B1 Units in this Agreement.

“Series B2 Unit” means a Series B2 Unit representing a fractional part of the ownership of Holdings LLC and having the rights, preferences and obligations specified with respect to Series B2 Units in this Agreement.

“Series B3 Unit” means a Series B3 Unit representing a fractional part of the ownership of Holdings LLC and having the rights, preferences and obligations specified with respect to Series B3 Units in this Agreement.

“Series B4 Unit” means a Series B4 Unit representing a fractional part of the ownership of Holdings LLC and having the rights, preferences and obligations specified with respect to Series B4 Units in this Agreement.

“Series C1 Unit” means a Series C1 Unit representing a fractional part of the ownership of Holdings LLC and having the rights, preferences and obligations specified with respect to Series C1 Units in this Agreement.

“Series C2 Unit” means a Series C2 Unit representing a fractional part of the ownership of Holdings LLC and having the rights, preferences and obligations specified with respect to Series C2 Units in this Agreement.

“Series C3 Unit” means a Series C3 Unit representing a fractional part of the ownership of Holdings LLC and having the rights, preferences and obligations specified with respect to Series C3 Units in this Agreement.

“Services Agreement” means any agreement or arrangement pursuant to which an Executive Member is employed by or otherwise provides any services to Holdings LLC or any of its Subsidiaries or which relates to the issuance of Incentive Units to an Executive Member.

“Specified Investor” means Fifth Third Capital Holdings, LLC.

“Subject Holder” means any Transferring Holder other than an Institutional Investor.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership or other similar ownership interest thereof or the power to elect a majority of the members or the governing body thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the sole, or a majority of the, managing director(s), managing member(s), manager(s), board of managers or general partner of such limited liability company, partnership, association or other business entity.

“Total Equity Value” means the total gross proceeds which would be received by the Holders of Units if the assets and business of Holdings LLC as a going concern were sold at Fair Market Value in an orderly transaction to a willing buyer, and such proceeds were then distributed in accordance with Section 10.2(d), after payment of, or provision for, all Holdings LLC obligations in accordance with Section 10.2(c), as determined in good faith by the Board, with due regard to the value implied by any transaction giving rise to the need for a determination of Total Equity Value.

“Transaction Agreements” means, collectively, this Agreement, the Investment Agreement, the Contribution Agreement, each of the Class A-1 Unit Purchase Agreements and, in each case, the agreements and instruments contemplated hereby and thereby.

“Transfer” means the sale, disposition, assignment, gift, hypothecation, pledge or other transfer of any interest in any Units (or any interest therein, including any Unit Equivalent, and whether with or without consideration and whether voluntarily or involuntarily or by operation of law, directly or indirectly (including by the sale, transfer or other disposition of the capital stock, equity interests, assets or control of any Holders that are not natural persons or any of their respective members, partners, stockholders or beneficiaries, as the case may be, for example as described in Section 9.1(a)(v)), by any Holder to another Person, and to take such action is referred to herein as to “Transfer”.

“Transfer Approval” with respect to any Transfer by a Subject Holder, means the prior approval of the Board (which approval may be granted or withheld in the sole discretion thereof).

“Treasury Regulations” means the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as amended from time to time.

“Unit” means a limited liability company interest in Holdings LLC representing a fractional part of the entire membership and economic interest in Holdings LLC, including a Class A Unit, a Class B Unit, a Class C Unit and an Incentive Unit; provided that any class or series or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement.

“Unit Equivalents” means (without duplication with any Units or other Unit Equivalents) rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Units or securities exercisable for or convertible or exchangeable into Units, whether at the time of issuance or upon the passage of time or the occurrence of some future event.’

“Universal Majority” means the consent or approval of Members holding greater than fifty percent (50%) of the Universal Percentage.

“Universal Percentage” means, with respect to each Member, the sum of (i) the product of the Class A Portion, multiplied by such Member’s Proportionate Share of the Class A Units (if any), plus (ii) the product of the Class B Portion, multiplied by such Member’s Proportionate Share of the Class B Units (if any), plus (iii) the product of the Class C Portion, multiplied by such Member’s Proportionate Share of the Class C Units (if any).

“Unvested Incentive Units” means any Incentive Units that are not a Vested Incentive Units.

“Vested Incentive Units” means, (i) with respect to any Incentive Units that are subject to vesting pursuant to any Incentive Agreement, such Incentive Units that have vested in accordance with the terms of such Incentive Agreement and (ii) with respect to any other Incentive Units, all such Incentive Units; provided that, in connection with any Distribution pursuant to Section 10.2, an Incentive Unit which is or will be vested as of the date such Distribution is to be made shall not be considered a “Vested Incentive Unit” for the purposes of calculating the amount of the Distribution payable in respect of such Incentive Unit pursuant to Section 10.2 (i.e., shall be deemed to be not issued or outstanding) until such time as the aggregate Distributions paid and payable to Holders of Units since the date of issuance of such Incentive Unit exceeds the Participation Threshold of such Incentive Unit.

“Voluntary Dissociation” means a Member’s dissociation with Holdings LLC by means of a withdrawal or attempted withdrawal or an abandonment of such Member’s Units.

Section 1.2 Construction. Nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person or the subject may in the context require. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules and Exhibits are to schedules and exhibits attached hereto and in effect from time to time, each of which is expressly incorporated by reference made a part hereof for all purposes. Reference in this Agreement to “including,” “includes” and “include” shall be deemed to be followed by “without limitation”.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. Holdings LLC was organized as a Delaware limited liability company on the Formation Date by the execution and filing of the Certificate under and pursuant to the Delaware Act and shall be continued in accordance with the terms of this Agreement. The rights, powers, duties, obligations and liabilities of Holdings LLC, the Members and all other Holders shall be determined pursuant to the Delaware Act and this Agreement. With respect to all rights, powers, duties, obligations and liabilities of Holdings LLC, any Member or any other Holder under this Agreement that differ from those set forth in the Delaware Act, this Agreement shall control to the extent permitted by the Delaware Act; provided that, notwithstanding the foregoing, Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) and Section 18-305(a) of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply or be incorporated into this Agreement, and the Holders hereby waive any rights under such sections of the Delaware Act (but with it being understood that this proviso shall not affect the obligations of Holdings LLC expressly set forth in this Agreement or any other agreement between Holdings LLC and any Member).

Section 2.2 Name. The name of Holdings LLC shall be “ECPM Holdings, LLC” and all Holdings LLC business shall be conducted in that name or such other names that comply with applicable law as the Board may select from time to time. Notification of any change in the name of Holdings LLC shall be given to all Members. Holdings LLC’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

Section 2.3 Term. The term of Holdings LLC commenced on the Formation Date and shall continue in existence until termination and dissolution thereof as determined under Section 10.1 of this Agreement.

Section 2.4 Registered Agent; Registered Office; Principal Office; Other Offices. Holdings LLC’s registered agent is Corporation Service Company. The registered office of Holdings LLC in the State of Delaware is located at 2711 Centerville Road, Suite 400 in Wilmington, Delaware 19808. The principal office and place of business of Holdings LLC shall be located at 11810 Wills Road, Suite 100 in Alpharetta, Georgia 30009, or at any other place(s) within or outside the State of Delaware that the Board determines from time to time. Holdings LLC may have such other offices and places of business within or without the State of Delaware as the Board may designate from time to time.

Section 2.5 Purpose. Holdings LLC is organized to transact any and all lawful business for which limited liability companies may be organized under the Act. Holdings LLC shall have such powers as are necessary to, or reasonably associated with, the accomplishment of the foregoing purposes. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing Holdings LLC to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the Delaware Act or the other laws of the State of Delaware.

Section 2.6 Foreign Qualification. Prior to Holdings LLC’s conducting business in any jurisdiction other than the State of Delaware, Holdings LLC shall comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify Holdings LLC as a foreign limited liability company in that jurisdiction. At the request of the Board and at the expense of Holdings LLC, each Holder shall execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate Holdings LLC as a foreign limited liability company in all such jurisdictions in which Holdings LLC may conduct business.

Section 2.7 No State-Law Partnership. The Holders intend that Holdings LLC not be a partnership (including a limited partnership) or joint venture, and that no Holder be a partner or joint venturer of any other Holder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by Holdings LLC or any Holder relating to the subject matter hereof shall be construed to suggest otherwise. The Holders intend that Holdings LLC shall be treated as a corporation for federal and, if applicable, state income tax purposes, and each Holder and Holdings LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL UNITS

Section 3.1 Members.

(a) Names, etc. The name, mailing address, amount of Capital Contributions and the type and number of Units of each Member will be set forth on the Schedule of Members maintained by the Managers of Holdings LLC, as amended from time to time in accordance with the terms of this Agreement. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units, an admission of a

Member or otherwise), Holdings LLC shall amend and update the Schedule of Members (which shall not be deemed an amendment of this Agreement for the purposes of Section 11.9), and Holdings LLC shall deliver a copy of an updated Schedule of Members to any Member upon such Member’s request. Each Person listed on the Schedule of Members, upon (i) such Person’s execution of this Agreement or counterpart thereto and (ii) receipt (or deemed receipt) by Holdings LLC of such Person’s Capital Contributions as set forth on the Schedule of Members, is hereby admitted to Holdings LLC as a Member of Holdings LLC.

(b) Loans by Members. No Member, as such, shall be required to lend any funds to Holdings LLC or to make any additional contribution of capital to Holdings LLC, except as otherwise required by this Agreement or any other agreement between such Member and Holdings LLC.

(c) Representations and Warranties of Members. Each Member hereby represents and warrants to Holdings LLC and acknowledges (solely individually with respect to such Member and not jointly and severally) that: (i) if such Member is a natural person, he or she has the capacity to execute and agree to this Agreement and to perform its obligations hereunder, (ii) if such Member is not a natural person, it is duly organized, validly existing and in good standing under the laws of the state of its organization and has full organizational power to, execute and agree to this Agreement and to perform its obligations hereunder; (iii) such Member is acquiring or has acquired its Units for the Member’s own account as an investment and without an intent to distribute such Units; (iii) such Member understands that the Units have not been registered under the Securities Act or any state securities law, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements; (iv) such Member is familiar with the risks associated with owning an interest in entities such as Holdings LLC, is capable of evaluating the risks and merits of an investment in Holdings LLC and has had an opportunity to ask questions and request information concerning Holdings LLC; (v) such Member is able to bear the economic and financial risk of an investment in Holdings LLC for an indefinite period of time; (vi) such Member is either (a) an “accredited investor” or is “sophisticated” (as each such term is used in Regulation D under the Securities Act) or (b) a non-U.S. person (as such term is used in Regulation S under the Securities Act); (vi) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound; and (vii) this Agreement is valid, binding and enforceable against such Member in accordance with its terms.

Section 3.2 No Liability of Members.

(a) No Liability. Except as otherwise required by applicable law, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to Holdings LLC or any of its Subsidiaries, to any of the other Members or Holders, to the creditors of Holdings LLC or any of its Subsidiaries or to any other Person, for the debts, liabilities, commitments or any other obligations of Holdings LLC or any of its Subsidiaries or for any losses of Holdings LLC or any of its Subsidiaries. Each Member shall be liable only to make such Member’s Capital Contribution to Holdings LLC (as specified in the Investment Agreement, Contribution Agreement, Class A-1 Unit Purchase Agreements, in any Incentive Agreement or in any other agreement between Holdings LLC and such Member approved by the Board) and the other payments provided expressly herein.

(b) Distribution. In accordance with the Delaware Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no Distribution to any Member pursuant to this Agreement shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Delaware Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation solely of such Member and not of any other Member.

Section 3.3 Capital Contributions; Units. Upon receipt (or deemed receipt) of the Capital Contribution set forth opposite such Member’s name on the Schedule of Members, each Member shall be deemed to own the number and class or series of Units set forth opposite such Member’s name on the Schedule of Members. Holdings LLC may issue fractional Units. The Board may, in its discretion, provide any holder of Incentive Units a copy of the Schedule of Members in summary form, omitting the number, class and series of Units held by each other Holder. The ownership by a Holder of Class A Units, Class B Units, Class C Units and/or Incentive Units shall entitle such Holder to Distributions of cash and other property as set forth in this Agreement.

Section 3.4 Issuance of Additional Units; Additional Members.

(a) Additional Units. Subject to Section 3.5 and Section 6.5(c) and the provisions of any other Agreement between Holdings LLC and any of its Members, the Board shall have the right to cause Holdings LLC to issue or sell any of the following: (i) additional Units, (ii) additional Unit Equivalents, and (iii) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Units or Unit Equivalents (which, for any class or series, for purposes of this Agreement shall be referred to as “Additional Units”), in each case at Fair Market Value; provided, however, that Holdings LLC or the Board shall only have the right to issue or sell additional Class B Units (or Unit Equivalents thereto) and Class C Units (or Unit Equivalents thereto) upon exercise of the Legacy Options. Holdings LLC shall not otherwise issue or sell additional Units or Unit Equivalents, except as set forth in Section 3.5.

(b) Incentive Units. In addition to the Units that may be issued and sold pursuant to Section 3.4(a), subject to compliance with the other sections of this Agreement and any other agreement between Holdings and any Member, the Board shall have the right at any time and from time to time to authorize and cause Holdings LLC to create and/or issue Incentive Units to Persons who are or become officers, managers, employees, consultants or other service providers (of or to Holdings LLC or any of its Subsidiaries and including Executive Members). In connection with any issuance of Incentive Units, in addition to the other requirements set forth in this Agreement, a Person who acquires such Units shall enter into such other documents, instruments and agreements to effect such purchase and evidence the terms and conditions thereof as are required by the Board (each, an “Incentive Agreement”). All Incentive Units will be issued pursuant to an Incentive Agreement and equity incentive plan or employee equity ownership plan approved by the Board, which Incentive Agreement shall contain such provisions as the Board shall determine, which may include (i) the forfeiture of, or the right of Holdings LLC or any or all of the Members and such other Persons as the Board shall designate to repurchase from each holder thereof, all or part such Incentive Units issued in the event such Person ceases to be an officer, manager, employee or consultant of or to perform other services for Holdings LLC or its Subsidiaries or upon such other conditions as determined by the Board and (ii) provisions regarding vesting of such Incentive Units, including upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by Holdings LLC and its Subsidiaries of certain performance goals. Each Incentive Unit will be issued pursuant to an Incentive Agreement that shall provide for the establishment of a threshold amount of cumulative Distributions that must be made with respect to all or one or more specified classes or series of Units before such Incentive Unit is entitled to receive any Distributions, which shall be greater than or equal to both (x) the aggregate amount of the Series B1 Unpaid Return, the Series B2 Unpaid Return, the Series B3 Unpaid Return, the Class B Unreturned Capital (as the foregoing terms are defined in Exhibit B) and the Preferential Amount (as the foregoing term is defined in Exhibit C) and (y) the Fair Market Value of such Incentive Unit, in each case as of the time of issuance of such Incentive Unit (such threshold amount, a “Participation Threshold”). Each Person who acquires Incentive Units from Holdings LLC shall in exchange for such Incentive Units make a Capital Contribution to Holdings LLC in an amount (which may be zero) to be determined by the Board and set forth in the relevant Incentive Agreement. The Members intend that the Incentive Units authorized hereunder are to be an equity incentive pool for issuance to officers, managers, employees, consultants or other service providers (of or to Holdings LLC or any of its Subsidiaries and including Executive Members) that the Board may allocate, and that Holdings LLC may issue all or a portion of the authorized Incentive Units to such Persons. Such Incentive Agreements, taken together with this Agreement, (x) are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 under the Securities Act and the issuance of Incentive Units pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 and (y) with respect to Israeli residents who are employees, officers or directors of Holdings LLC or any Affiliate thereof and together with the issuance of Incentive Units pursuant hereto, are intended to qualify under the provisions of Section 102 of the Israeli Income Tax Ordinance of 1961, and in connection therewith Holdings LLC will adopt and file with the Israeli Tax Authority an Israeli Share Option Plan in accordance with the provisions of Section 102 of the Israeli Income Tax Ordinance of 1961 and will take all actions that are reasonable required for the approval of such a plan by the Israeli Tax Authority; provided that the foregoing shall not restrict or limit Holdings LLC’s ability to issue any Incentive Units pursuant to any other exemption from registration under the Securities Act (or any other applicable law) available to Holdings LLC.

(c) Additional Members. In order for a Person to be admitted as a Member of Holdings LLC with respect to an Additional Unit (or, in the case of an Additional Unit that is a Unit Equivalent, in order for such Person to receive such Unit Equivalent) or an Incentive Unit (and as a condition to an issuance thereof by Holdings LLC), such Person shall have delivered to Holdings LLC a written undertaking to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the Board determines to be necessary or appropriate in connection with the issuance of such Additional Unit or an Incentive Unit to such Person or to effect such Person’s admission as a Member.

Section 3.5 Preemptive Rights.

(a) If Holdings LLC authorizes the issuance or sale of any Additional Units in accordance with Section 3.4(a) (other than issuances (i) of Class A Units pursuant to the Investment Agreement or the Class A-1 Unit Purchase Agreements, (ii) of Class B Units and Class C Units pursuant to the Contribution Agreement, (iii) of Unit Equivalents of Class B Units and of Class C Units on the date hereof, which Unit Equivalents are substantially equivalent to stock options of the Companies held by the recipient of such Unit Equivalents immediately prior to the consummation of the transactions contemplated by the Contribution Agreement (i.e., the Legacy Options), (iv) for the avoidance of doubt, of Incentive Units pursuant to an Incentive Agreement in accordance with Section 3.4(b), (v) in connection with a reorganization pursuant to Section 9.4, (vi) pursuant to a Qualified Public Offering, or (vii) in connection with any Unit split, Unit dividend or Unit combination), with respect to each class of Additional Units to be sold, Holdings LLC shall first offer to sell to each Major Member such Major Member’s Universal Percentage of the number of such Additional Units as of such date. Each such Major Member shall be entitled to purchase all or any portion of its Universal Percentage of such class of Additional Units at the most favorable price and on the most favorable terms as such Additional Units are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such Additional Units are required to also purchase other securities of Holdings LLC, the Major Members exercising their rights pursuant to this Section 3.5(a) shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. If all of the Additional Units offered to Major Members hereunder are not fully subscribed by such Major Members, the unsubscribed Additional Units shall be allocated to the Major Members and that are purchasing their full Universal Percentage allotment and have indicated in their notice to Holdings LLC pursuant to Section 3.5(b) a desire to acquire any further Additional Units that are available because of under-subscription. The purchase price for all Additional Units offered to the Major Members shall be payable in cash or, to the extent otherwise consistent with the terms offered to any other Persons, installments over time.

(b) In order to exercise its purchase rights hereunder, a Major Member must within 20 days after receipt of written notice from Holdings LLC describing in reasonable detail the Additional Units being offered, the purchase price thereof, the payment terms and the applicable Major Member’s Universal Percentage, deliver a written notice to Holdings LLC describing its election hereunder (including the extent to which such Major Member elects to acquire any Additional Units in excess of its Universal Percentage available if the Additional Units offered to the Major Members are not fully subscribed by such Major Members based on their respective Universal Percentages).

(c) Upon the expiration of the 20-day offering period described above, Holdings LLC shall be entitled to sell such Additional Units which the Major Members have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Major Members. Any Additional Units offered or sold by Holdings LLC after such 60-day period or offered by Holdings LLC on terms or conditions more favorable in any material respect than those offered to the Major Members (or with pricing or payment terms that are to any extent more favorable than those offered to the Major Members) must be reoffered to the Major Members pursuant to the terms of this Section 3.5 prior to any issuance or sale thereof.

(d) The rights of the Major Members under this Section 3.5 shall terminate upon the consummation of a Qualified Public Offering.

Section 3.6 Certification of Units. Holdings LLC may (but need not) issue certificates representing the Units (“Certificated Units”). If any Certificated Units are issued, such Certificated Units will bear a legend in form and substance as follows:

“THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON             ,         , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER OTHER APPLICABLE SECURITIES LAWS (“STATE ACTS”). SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER THE ACT AND STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

“THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF JANUARY 4, 2013, AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER OF THE UNITS (THE “COMPANY”), AND BY AND AMONG THE COMPANY AND ITS MEMBERS (THE “LLC AGREEMENT”). THE UNITS REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH IN THE LLC AGREEMENT AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER. A COPY OF ANY SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY BY THE HOLDER OF THE UNITS UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

If a Holder of Certificated Units delivers to Holdings LLC an opinion of counsel, satisfactory in form and substance to the Board (which opinion may be waived by the Board), that no subsequent Transfer of such Units will require registration under the Securities Act, Holdings LLC will promptly upon such contemplated Transfer deliver new Certificated Units which do not bear the portion of the restrictive legend relating to the Securities Act set forth in this Section 3.6.

Section 3.7 Class A-1 Unit Anti-Dilution Protection. If and to the extent that Holdings LLC sells and issues any additional Class A Units (or securities convertible into Class A Units) at a price less than the Class A-1 Unit Purchase Price (or, following an anti-dilution adjustment pursuant to this Section 3.7 and Exhibit F, the Adjusted FMV per Class A Unit calculated pursuant to Step 2 on Exhibit F), the Class Portions and the number of Class A-1 Units issued to the holders of Class A-1 Units under each of the Class A-1 Unit Purchase Agreements shall be adjusted in the manner outlined in Exhibit F attached hereto.

ARTICLE IV

DISTRIBUTIONS

Section 4.1 Generally. Subject to the provisions of the Delaware Act and the provisions of this Agreement or any other agreement by and between Holdings LLC and any Member, the Board shall have sole discretion regarding the amounts and timing of Distributions to Holders.

Section 4.2 Distributions Generally. Distributions (other than Liquidating Distributions) shall be made if, when and as declared by the Board to the Holders, and shall be made only in (and any determination of the value or price of Units in shall reflect and give effect to) the following proportions:

(a) an amount equal to the Class A Portion of such Distribution to the Holders of Class A Units, in the proportions set forth in Exhibit A,

(b) an amount equal to the Class B Portion of such Distribution to the Holders of Class B Units, in the proportions, orders and priorities set forth in Exhibit B,

(c) an amount equal to the Class C Portion of such Distribution to the Holders of Class C Units, in the proportions, orders and priorities set forth in Exhibit C, and

(d) an amount equal to the Incentive Portion of such Distribution to the Holders of Vested Incentive Units, ratably among such Holders based upon the number of Vested Incentive Units held thereby; provided that the Holders of Vested Incentive Units with a particular Participation Threshold shall be entitled to receive amounts under this Section 4.2(d) (and such Vested Incentive Units shall be treated as outstanding for purposes of determining each holder’s ratable share of such amounts under this Section 4.2(d)), if ever, only to the extent that a cumulative amount has been distributed pursuant to Section 4.2(a), Section 4.2(b), Section 4.2(c) and (with respect to Vested Incentive Units with lower Participation Thresholds) this Section 4.2(d), from and after the date such Incentive Unit has been issued, equal to the Participation Threshold of such Incentive Unit (and, for the avoidance of doubt, if such cumulative amount has been so-distributed, such Incentive Units shall only be entitled to share in Distributions to the extent exceeding its Participation Threshold).

Notwithstanding the foregoing, the portion of any Distribution (for avoidance of doubt, not including any Liquidating Distribution to the extent any Unvested Incentive Unit would not become a Vested Incentive Unit immediately prior to consummation of the corresponding Liquidity Event) that otherwise would be made with respect to any Unvested Incentive Unit pursuant to Section 4.2(d) (if such Unvested Incentive Unit were vested) shall be treated as distributed for purposes of Section 4.2(d) but shall be held in reserve by Holdings LLC or its Subsidiaries (the “Reserve Amount”) until such Unvested Incentive Unit either (i) vests (unless a later time is expressly specified in any applicable Incentive Agreement), in which case the Reserve Amount attributable to such Unit shall be distributed to the Holder of such Unit, or (ii) expires or is forfeited, cancelled, repurchased or otherwise acquired by Holdings LLC or its Subsidiaries, in which case the Reserve Amount attributable to such Unit shall be re-distributed among the Holders of Units in accordance with the proportions, orders and priorities of this Section 4.2.

Section 4.3 Non-Liquidity Event Distributions. The Board shall not declare, and Holdings LLC shall not pay, any Non-Liquidity Event Distributions on any other class of Units, unless Holdings LLC shall have first paid a Distribution on each outstanding Class A-1 Unit in amount equal to an amount accruing daily at the rate of 6% per annum, commencing effective as of the original date of the purchase of such Class A-1 Units under the applicable Class A-1 Unit Purchase Agreement and compounding annually, on the initial Capital Contribution of $0.9564 made in respect of such Class A-1 Unit (the amount of such Distributions payable to the holders of Class A-1 Units shall be referred to herein as the “Class A-1 Non-Liquidity Event Distribution Preference Amount”). It is expressly acknowledged and agreed that the holders of Class A-1 Units shall participate with respect to their Class A-1 Units in any Distributions paid to the Holders of other classes of Units pursuant to this Section 4.3 following the required payment of the Class A-1 Non-Liquidity Event Distribution Preference Amount, provided that such Holders of Class A-1 Units shall only participate in such Distribution to the extent such Distributions exceed the Class A-1 Non-Liquidity Event Distribution Preference Amount.

Section 4.4 Liquidity Event Distributions. Upon a Liquidity Event, a Liquidity Event Distribution shall be made to the Holders in accordance with the proportions set forth in Section 4.2 and subject to the Schedule of Class Portions (including the “Preference Amount” and “Preference Scenario” defined therein).

Section 4.5 Dissolution Distributions. All Distributions to Holders in connection with the Dissolution of Holdings LLC shall be made as provided in Section 10.2 and subject to the Schedule of Class Portions (including the “Preference Amount” and “Preference Scenario” defined therein). A Dissolution of Holdings LLC taken in connection with a Liquidity Event shall be deemed a Liquidity Event hereunder.

ARTICLE V

DISSOCIATION OF MEMBERS AND REPURCHASES

Section 5.1 Effect of Dissociation. No Member who is the subject of a Dissociation (a “Dissociated Member”), whether or not such Dissociation was a Voluntary Dissociation or an Involuntary Dissociation, shall have a right to require the repurchase of such Member’s Units. Except as otherwise provided in this Agreement, immediately upon the occurrence of a Dissociation of a Member, to the extent that such Member’s Units are not repurchased, the Dissociated Member or, as applicable, the successor-in-interest of such Dissociated Member, shall not become or be deemed to be a Member and shall instead be a Holder with respect to such Units (provided, however, such successor may become a Member if the procedures of Section 9.1(f) are followed and the conditions therein are satisfied), and neither the Dissociated Member nor the successor Holder shall be entitled vote on any matter before the Members unless and until admitted as a Member pursuant to Section 9.1(f). For the purposes of calculating any vote of the Members, any Units held by a Dissociated Member (or such Dissociated Member’s successor) shall be excluded from such determination. Notwithstanding anything herein to the contrary, so long as such Dissociated Member (or its successor), continues to be a Holder with respect to any Unit, such Person shall continue to be bound by the terms and restrictions of this Agreement.

Section 5.2 Investor Repurchase Rights. From and after January 4, 2018, at the request from time to time of (a) the Class A Majority, or (b) the Holders of Class B Preferred and/or Class C Preferred representing a majority of the aggregate Universal Percentages represented by such classes and series of Units (a “BC Preferred Majority”), Holdings LLC (i) shall give prompt written notice to all Holders of such class(es) or series of Units of the opportunity to join such request (which notice shall in any event be given no later than thirty (30) days after the request for such repurchase) and (ii) shall repurchase (x) the outstanding Class A Units held by Holders requesting redemption, in the case of a request of Class A Majority (the “Class A Repurchase Right”), (y) the outstanding Class B Preferred and/or Class C Preferred held by Holders requesting redemption, in the case of a request of the BC Preferred Majority (the “BC Repurchase Right”), in each case at a repurchase price equal to the Repurchase Value thereof. Upon receipt of such request, Holdings LLC shall within ninety (90) days engage an investment bank reasonably satisfactory to the Class A Majority or the BC Preferred Majority, as applicable (including all classes for which a repurchase right is exercised under this Section 5.2) to advise Holdings LLC with respect to a recapitalization, financing, or similar transaction, or, in the event of exercise of both the Class A Repurchase Right and the BC Repurchase Right, a Sale of Holdings LLC, sufficient to fund the repurchase of all such Units at the Repurchase Value; provided, that, if the Class A Repurchase Right is exercised but the BC Repurchase Right is not exercised, then Members holding Class B Preferred and/or Class C Preferred may elect, by delivery of written notice to Holdings LLC and the Holders of Class A Units within sixty (60) days after the exercise of the Class A Repurchase Right, for the Class B Preferred and/or Class C Preferred held thereby to be redeemed in connection with the redemption of the Class A Units in such recapitalization, financing, or similar transaction. Holdings LLC shall use commercially reasonable efforts to effect such a recapitalization and repurchase within one hundred eighty (180) days of engaging such investment banker, and in any event Holdings LLC shall consummate the repurchase of the Units requested for repurchase at a repurchase price equal to the Repurchase Value thereof in cash by wire transfer of immediately available funds within one year after the exercise of the Class A Repurchase Right and/or BC Repurchase Right, as applicable; provided, that, if the funds of Holdings LLC and its Subsidiaries legally available for repurchase in accordance with the Class A Repurchase Right and/or BC Repurchase Right, as applicable, then (without limiting Holdings LLC’s obligation hereunder or curing any failure not to fully repurchase) those funds which are legally available shall be paid to the Holders of Units to be redeemed (and such Units shall be redeemed) in allocations and priorities in accordance with Section 4.2, as if such redemptions were payments of Distributions hereunder, and at any time thereafter when additional funds of Holdings LLC and its Subsidiaries are legally available for repurchases in accordance with the Class A Repurchase Right and/or BC Repurchase Right, as applicable, such funds shall be paid to the Holders of the remaining Units to be redeemed (and such Units shall be redeemed) pursuant to the same allocations and priorities.

Section 5.3 Repurchases of Incentive Units upon Certain Events. If any Holder of Incentive Units (a “Subject Incentive Holder”) ceases to provide services (as an officer, employee, manager, consultant, independent contractor or otherwise) to Holdings LLC and its Subsidiaries, then all Unvested Incentive Units held thereby shall immediately upon such termination be deemed forfeit, automatically and without any consideration or action on the part of any Person, and the Vested Incentive Units held thereby (the “Subject Incentive Interests”) held by such Subject Incentive Holder may be repurchased or forfeited as set forth in this Section 5.3.

(a) Incentive Repurchase Price. If such termination of services occurs in connection with a Cause termination or removal or a Resignation (other than a Resignation For Good Reason), then all Subject Incentive Interests shall be subject to repurchase at a purchase price equal to the lesser of (i) the initial consideration (if any) for the Vested Incentive Units which was delivered to Holdings LLC by such Subject Incentive Holder pursuant to the applicable Incentive Agreement(s) and (ii) the aggregate Fair Market Value of such Vested Incentive Units. In the event of any other termination of services (including, for the avoidance of doubt, due to the death or Disability or upon a Retirement or a Resignation For Good Reason), all Subject Incentive Interests shall be subject to repurchase at a purchase price equal to the aggregate Fair Market Value of such Incentive Units as of the date of repurchase.

(b) Incentive Repurchase Election. Upon a determination of the Board, Holdings LLC shall exercise its repurchase rights with respect to Subject Incentive Interests by delivering notice of such repurchase election to the Subject Incentive Holder within 12 months of such termination of services (or, if such repurchase is prohibited under the terms of indebtedness of Holdings LLC or any of its Subsidiaries during such 12-month period, within one month of the end of such restriction for so long as Holdings LLC has used commercially reasonable efforts to seek a waiver of such prohibition), and, upon delivery of such notice to the Subject Incentive Holder, the Subject Incentive Holder (and all Permitted Transferees thereof) shall be obligated to execute and deliver a customary equityholder release and repurchase agreement (in form and substance reasonably acceptable to the Board) and sell to Holdings LLC all Subject Incentive Interests held thereby, free and clear of all liens and encumbrances, at a repurchase price determined in accordance with Section 5.3(a).

(c) Incentive Repurchase Closing. A closing of the purchase of Subject Incentive Interests pursuant to this Section 5.3 shall occur on a date not later than 60 days after Holdings LLC delivers the relevant notice of election pursuant to Section 5.3(b). Upon the closing, each holders of the Subject Incentive Interests shall deliver the documentation contemplated by Section 5.3(b), and Holdings LLC shall deliver to the Subject Incentive Holder (for itself and on behalf of any other holders of the Subject Incentive Interests) cash in an amount equal to the repurchase price determined in accordance with Section 5.3(a). A repurchase closing shall be deemed consummated if Holdings LLC makes available the consideration payable therefor at its principal place of business, notwithstanding any failure of the holders of the Subject Incentive Interests to deliver the documentation contemplated by Section 5.3(b), but no such closing shall relieve such holders of the obligation to deliver such documentation in accordance with this Section 5.3.

Section 5.4 Other Repurchases. Except as set forth in Section 5.2 and subject to the terms of this Agreement and applicable law, Units (other than Incentive Units) held by Holders shall not be subject to redemption, repurchase or forfeiture, except as otherwise approved by the unanimous determination of the Board and prior written consent of such Holder. For avoidance of doubt, Holdings LLC may, and may permit any of Holdings LLC’s Subsidiaries to, redeem, repurchase or otherwise acquire or cancel any Units pursuant to an agreement with the Holder of such Units that has been approved by the unanimous determination of the Board; provided that, except for repurchases pursuant to Section 5.2 or Section 9.2, participation in any such purchase or acquisition of Units by Holdings LLC shall be offered to all Members on a pro rata basis (in accordance with the aggregate Universal Percentage of Units held thereby).

Section 5.5 Forfeiture of Incentive Units. Without limiting Section 3.4(b), Incentive Units may be subject to vesting, forfeiture and/or repurchase as set forth in any applicable Incentive Agreement. Without limiting the foregoing, except as otherwise set forth in any applicable Incentive Agreement, and unless otherwise determined by the Board in its sole discretion, immediately prior to the consummation or occurrence of a Liquidity Event, any Incentive Units (whether held by the original Holder thereof or one or more of such Holder’s Transferees, other than Holdings LLC or any of its Subsidiaries or Transferees acquiring such Units pursuant to Section 9.3) that are subject to vesting pursuant to any Incentive Agreement but which at the time of a such Liquidity Event remain unvested shall automatically (without any action by the Holder or any of the Holder’s Transferees) be forfeited to Holdings LLC and deemed canceled.

Section 5.6 Legacy Options. Options to purchase Series B4 Units and options to purchase Series C3 Units issued pursuant to and in accordance with Section 3.3 of the Contribution Agreement (“Legacy Options”) shall not be deemed to be Incentive Units for the purposes of this Agreement. Vesting and repurchase rights relating to such Legacy Options shall be governed by the terms of the option plan and grants relating to them.

ARTICLE VI

MANAGEMENT POWER, RIGHTS AND DUTIES

Section 6.1 Management by the Board.

(a) Board. The business and affairs of Holdings LLC shall be managed under the direction of a board of managers (the “Board”). The Board shall consist of up to nine managers (each, a “Manager” and collectively, the “Managers”), subject to vacancies, and may be increased from time to time by majority vote of the Board, and, in the event of any such increase, the Members (or the Board, if applicable) entitled to elect such additional Managers shall be determined by majority vote of the Board. Managers serving on the Board shall be elected as follows:

(i) one person serving as a Manager on the Board shall be the chief executive officer of Holdings LLC, and Mark Gilreath is hereby appointed as the Manager in such capacity as of the date hereof; provided that, such Manager shall be removed from the Board immediately upon termination of service in such capacity and shall be replaced with the appointment of a replacement chief executive officer of Holdings LLC;

(ii) one person serving as a Manager on the Board shall be elected by vote of the Class A Majority, and Scott Carter is hereby appointed as the Manager in such capacity as of the date hereof;

(iii) two persons serving as Managers on the Board shall be elected by (a) in the case of one such Manager, the vote of a majority of the Series B1 Units, Series B2 Units and Series B3 Units, voting as a single class (and Rik Vandevenne is hereby appointed as the Manager in such capacity as of the date hereof) and (b) in the case of the other such Manager, the vote of the Class B Majority (and David Kaufman is hereby appointed as the Manager in such capacity as of the date hereof);

(iv) one person serving as a Manager on the Board shall be elected by vote of the Class C Majority, and Uri Geiger is hereby appointed as the Manager in such capacity as of the date hereof; and

(v) up to four (4) persons serving as Managers on the Board shall be elected by the Managers elected pursuant to clauses (i) through (iv) of this Section 6.1(a); provided, that, in the case of any election by such Managers that is not unanimous, the electing Managers shall have made such determination after consultation with any dissenting Managers; provided, further, that (unless otherwise unanimously determined by the Board) neither such person shall be a Holder or an Affiliate or service provider of any Holder.

(vi) Each Person or group of Persons entitled to elect or approve any Manager shall have the power to remove such Manager at any time and for any or no reason by delivery of a written notice addressed to the Board at Holdings LLC’s principal place of business.

(vii) The composition of the board of managers or equivalent governing body of each of Holdings LLC’s Subsidiaries (each, a “Sub-Board”) shall be proportionately equivalent to that of the Board, unless otherwise approved by the Universal Majority.

(b) General Powers. Except as otherwise provided in Section 6.4, Section 6.5, elsewhere in this Agreement or in the Transaction Agreements, to the greatest extent permitted to “managers” of a limited liability company under the Delaware Act and, except for situations in which approval by vote of the Members is solicited by the Managers or is expressly required by this Agreement or by non-waivable provisions of applicable law, all powers of Holdings LLC shall be exercised by the Board, and the management of the business and affairs of Holdings LLC shall be vested in the Board, and all decisions concerning the business and affairs of Holdings LLC shall be made by the Board in their full, exclusive and complete discretion. Decisions of the Board within its scope of authority, as set forth herein, shall be binding upon Holdings LLC and each Member. The Board shall have full, exclusive, and complete discretion, power, and authority, subject to any other provisions of this Agreement or any of the other Transaction Agreements or by non-waivable provisions of applicable law, to manage, control, administer, and operate the business and affairs of Holdings LLC, and to make all decisions affecting such business and affairs.

(c) Term of Office. Each of the Managers shall serve until their resignation, death, Disability or removal in accordance with Section 6.1(a)(vi).

(d) Vacancies. In the event that any Manager designated hereunder for any reason ceases to serve as a member of the Board or any applicable Sub-Board, the vacancy created thereby shall be filled by the Person(s) entitled to elect such manager in accordance with Section 6.1(a).

(e) Resignation. A member of the Board may resign as such by delivering his or her written resignation to Holdings LLC at Holdings LLC’s principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. The resignation or removal of a Manager who is also a Member shall not affect such Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

(f) Reimbursement; Compensation. The Managers serving on the Board and each Observer shall be entitled to be reimbursed for their reasonable out-of-pocket costs and expenses (including travel expenses) incurred in the course of their service hereunder, including attendance at Board, Sub-Board, Committee and Member meetings, as applicable. Any Manager elected pursuant to Section 6.1(a)(v) may receive any additional compensation (including Incentive Unit grants) approved by the Board (excluding Managers elected pursuant to Section 6.1(a)(v)).

(g) Meetings of the Board; Actions. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings shall be held at least once per calendar quarter, or more often in accordance with a schedule established by the Board, at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by or at the request of any Manager on five business days prior written notice to all of the Managers, and the Board may fix any place as the place (within or without the United States) for holding such special meeting of the Board; provided that, in the absence of a contrary determination of the Board, special meetings shall be held at Holdings LLC’s offices in Atlanta, Georgia. At any meeting, any member of the Board may participate by telephone or similar communication equipment, provided each Manager can hear the other Managers participating. Persons present by telephone or similar communication equipment shall be deemed to be present “in person” for purposes hereof. The presence of members of the Board entitled to cast a majority of the votes (as detailed below) held by all members of the Board shall constitute a quorum for the transaction of business. Each Manager shall have one vote on all matters submitted to the Board or any committee thereof on which such Manager serves (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). Minutes of each meeting and a record of each decision shall be kept by a designee of the Board. The approval, consent or vote of a majority of the Managers (with each Manager having one vote) shall govern with respect to matters permitting or requiring the approval, consent or vote of the Board hereunder.

(h) Action without a Meeting. In lieu of holding a meeting, the Board may vote or otherwise take action by a written instrument executed by the Managers serving on the Board having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the Board at which all members of the Board entitled to vote thereon were present and voted; provided, that any such written instrument must be executed by each of (a) one of the Managers designated pursuant to Section 6.1(a)(i) or Section 6.1(a)(iii), (b) the Manager designated pursuant to Section 6.1(a)(ii) and (c) the Manager designated pursuant to Section 6.1(a)(iv), or such instrument shall otherwise be void; provided, further, that the Board shall deliver a copy of such instrument to each member of the Board who has not signed such written consent. Consents shall become effective when received by Holdings LLC at its principal office, or at any other location as the Board may determine, and may be signed in counterpart. In addition to all other proper methods of delivery, delivery of any such consent may be made by the methods described in Section 11.11.

(i) Committees. The Board shall at all times maintain an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”), each of which shall consist of three or more members, one of whom shall be a Manager elected pursuant to Section 6.1(a)(ii), one of whom shall be a Manager elected pursuant to Section 6.1(a)(v), and the remainder of whom shall be a Manager determined by the Board. The Audit Committee shall be directly responsible for, among other things, the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Holdings LLC and other functions typically performed by a public company audit committee. The Compensation Committee shall be directly responsible for, among other things, the approval of (i) any agreement, transaction, commitment or arrangement with any of Holdings LLC’s or any of its Subsidiaries’ officers, directors (excluding members of the Compensation Committee), executive or managerial employees, members, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, (ii) any increase in compensation or initial compensation (upon a new hiring) (including salary, bonuses and other forms of current and deferred compensation) payable to any executive officer, senior manager, Manager or director of Holdings LLC or any of its Subsidiaries, (iii) the establishment of any new bonus plan or similar arrangement, and (iv) the establishment and administration of any equity incentive plan for Incentive Units to be granted to employees, officers, managers, consultants or other service providers of Holdings LLC or any of its Subsidiaries pursuant to this Agreement. The Board shall have the power and right (but not the obligation) to create and disband any other committees and to determine the duties, responsibilities, activities and composition thereof (but with it being understood that the composition of any such other committees shall be determined in accordance with the procedures for determining the composition of the Audit Committee and Compensation Committee pursuant to this Section 6.1(i)). Meetings of the Audit Committee, the Compensation Committee and any other committee of the Board may be called by or at the request of any member of such committee. The Person or Persons calling a meeting of the committee may fix any place within the United States as the place for holding such special meeting of the committee. Written notice of any meeting of the committee shall be given at least five business days before the meeting.

(j) Observers. In addition to election and designation rights set forth in Section 6.1(a), the Class A Majority, Class B Majority, Class C Majority and Deerfield Private Design Fund III, L.P. so long at it or its Affiliates own at least fifty percent (50%) of Class A-1 Units purchased by it pursuant to the March 2015 Class A-1 Unit Purchase Agreement shall each separately be entitled to appoint one representative (each, an “Observer”) to attend all meetings of the Board, any Sub-Board or any committee of the Board or any Sub-Board in a nonvoting observer capacity. Each Observer shall have the right to receive notice of all such meetings and copies of all minutes and papers provided to the members of such boards at the same time such documents are provided to the Managers or members of the Board or directors of any Sub-Board; provided, however, that the Observer agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided to it or learned by it in connection with its rights hereunder, except to the extent otherwise required by law and any other regulatory process to which such Observer or its Affiliates are subject; provided, further, that the Holdings LLC reserves the right to withhold any information or to exclude any Observer from any meeting or portion thereof if, in the opinion of counsel to

Holdings LLC, access to such information or attendance at such meeting would compromise the attorney-client privilege between the Holdings LLC or any of its Subsidiaries and their respective counsel.

(k) Duties of Managers Generally. Subject to Section 7.1, the Managers, in the performance of their duties as such, shall owe to Holdings LLC and the Members fiduciary duties of the type owed by the directors of a corporation to such corporation and its stockholders under the laws of the State of Delaware. The Managers need not devote their full time and attention to Holdings LLC’s business and affairs but shall devote such time as the Managers deem necessary to fulfill the management responsibilities of a Manager. Except as otherwise expressly provided herein or in any other agreements: (i) nothing in this Agreement shall be deemed to restrict in any way the rights of any Member or Manager, or any Affiliate of any Member or Manager, to conduct any other business or activity whatsoever, and (ii) a Member or Manager shall not be accountable to Holdings LLC or to any other Member or Manager with respect to such other business or activity. Each Member understands and acknowledges that the conduct of Holdings LLC’s business may involve business dealings and undertakings with Members, the Managers and their Affiliates. In any such event, those dealings and undertakings shall be at arm’s-length and on commercially reasonable terms, and neither the Members, the Managers nor any Officer shall use their office to obtain favorable treatment for or on behalf of themselves, their Affiliates or others that would not otherwise be received in an arm’s-length transaction. Any such dealings or undertakings shall be conclusively deemed to be at arm’s-length and on commercially reasonable terms if either (x) approved by a majority of disinterested Managers or (y) approved by a majority in voting power held by the disinterested Members; provided, however, that, neither of the approvals specified in clause (x) or clause (y) of this Section 6.1(k) shall be required for a dealing or undertaking to be at arm’s-length or commercially reasonable, or both, and all transactions contemplated by the Investment Agreement and Contribution Agreement and the Class A-1 Unit Purchase Agreements shall be deemed so approved for all purposed under this Agreement. A party shall be deemed for the purposes of this Section 6.1(k) to be disinterested if he or it, and his or its Affiliates or family members have no financial interest in a dealing or undertaking (excluding any financial interest inherent in such party’s ownership of Units before the consummation of such dealing or undertaking, and excluding any immaterial or de minimis financial interest).

Section 6.2 Officers.

(a) Designation and Appointment. The Board may appoint one or more Officers and may delegate to such Officers such responsibilities for the management of the business and affairs of Holdings LLC as the Board shall determine, with titles including “chief executive officer,” “chairman,” “president,” “vice president,” “treasurer,” “secretary,” “chief financial officer” and “chief technical officer,” as and to the extent authorized by the Board. Any number of offices may be held by the same Person. Officers need not be Members or residents of the State of Delaware. Officers other than the chief executive officer will report in the ordinary course to the chief executive officer. The Board may assign titles to particular Officers. The Board, in its discretion, may choose not to fill any office for any period as it may deem advisable. Each Officer shall hold office until such Officer’s successor shall be duly designated and shall qualify or until such Officer’s death or Disability or until such Officer shall resign or shall have been removed in the manner hereinafter provided. The salaries and other compensation, if any, of the Officers shall be fixed from time to time by the Board, if required under Section 6.5, or otherwise by the Compensation Committee. Such Officers shall have the responsibility and authority to implement the decisions of the Board and to make decisions specially delegated to them by the Board. The Officers shall be subject to the direction of the Board at all times. Subject to limitations expressly set forth in Section 6.5 or elsewhere in this Agreement, the Officers shall have the power and the authority to: (i) acquire, sell or otherwise trade in debt or equity securities, futures, options and other financial instruments in the ordinary course of business; (ii) incur indebtedness in the name and on behalf of Holdings LLC in the ordinary course of Holdings LLC’s business subject to preexisting guidelines and limitations as may have been established by the Board; (iii) collect all income earned and pay all operating expenses incurred in the ordinary course of the business of Holdings LLC; (iv) negotiate the terms and conditions of and execute all agreements, arrangements, documents and instruments necessary or helpful in conducting the business of Holdings LLC, including trades and contracts with third parties; (v) maintain the books and records of Holdings LLC, (vi) hire and fire employees of Holdings LLC; and (vii) carry out all things otherwise ordinary, necessary and incident to the ordinary course operations of Holdings LLC.

(b) Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. The Board may remove any officer for any reason at any time, with or without Cause; provided that, any removal of a Person as an Officer shall in and of itself have no effect on the rights of such individual as a Member or a Manager. Designation of an Officer shall not of itself create any contractual or employment rights.

(c) Duties of Officers Generally. The Officers, in the performance of their duties as such, shall owe to Holdings LLC and the Members duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its equity holders under the laws of the State of Delaware.

Section 6.3 Limitation on Authority of Members. No Member is an agent of Holdings LLC solely by virtue of being a Member, and no Member has authority to act for Holdings LLC solely by virtue of being a Member. For the avoidance of doubt, this Section 6.3 supersedes any authority granted to the Members pursuant to the Delaware Act. Any Member who takes any action or binds Holdings LLC in violation of this Section 6.3 shall be solely responsible for any loss and expense incurred by Holdings LLC as a result of the unauthorized action and shall indemnify and hold Holdings LLC harmless with respect to the loss or expense.

Section 6.4 Meetings of and Voting by Members.

(a) Notwithstanding anything to the contrary herein, no Person shall be entitled to vote with respect to any Units unless such Person is a Member, or the authorized proxy of a Member or an authorized representative of a Member that is not a natural Person.

(b) A meeting of the Members or any group of Members may be called at any time by the Board, by the Class A Majority (in the case of a meeting of all Members or of Members holding Class A Units), by the Class B Majority (in the case of a meeting of all Members or Members holding Class B Units) or by the Class C Majority (in the case of a meeting of all Members or Members holding Class C Units). Meetings of Members shall be held at any place designated by the Board. Not less than ten nor more than 90 days before each meeting, the Board shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Members’ meetings, or is present at the meeting in person or by proxy. Unless this Agreement provides otherwise or unless otherwise required by the Delaware Act or the Certificate, at a meeting of Members, the presence in person or by proxy of Members constituting the Universal Majority shall constitute a quorum, and the vote of the Members representing a majority of the voting power entitled to vote on a matter held by all Members shall be an act of the Members with respect to such matter; provided, however, that, with respect to any matter for which a majority vote of any specific class or series of Units is required, the vote of the Members representing a majority of the voting power attributed to such class or series of Units of the Members present (in person or by proxy) shall be an act of such series or class of Members with respect to such matter. A Member entitled to vote may vote either in person or by written proxy signed by the Member or by his, her or its duly authorized attorney in fact. At any meeting, any Member may participate by telephone or similar communications equipment, provided that each Member can hear the other Members participating. Persons present by telephone or similar communication equipment shall be deemed to present “in person” for purposes hereof. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of any Member from a meeting shall not cause failure of a duly constituted quorum at that meeting.

(c) Except for Incentive Units (which shall not entitle the Holder thereof to any vote), each Member shall have the right to a number of votes for each Unit held by such Member, equal to the product of (i) 100, multiplied by (ii) the Universal Percentage of such Unit, on each matter submitted to a vote by the Members.

(d) In lieu of holding a meeting, the Members entitled to vote may vote or otherwise take action by written consent signed by Members holding at least the Universal Percentage (including, if applicable, the Universal Percentage with respect to a class or series of Units or any other percentage of a group of Units held by a specified group of Members) that would be required to approve such action if submitted to a vote at a meeting of Members entitled to vote. Prompt notice of the taking of the action without a meeting by less than unanimous consent of the Members entitled to vote shall be given to those Members entitled to vote who have not consented in writing. Except as otherwise provided in this Agreement, wherever the Delaware Act requires unanimous consent to approve or take any action, that consent may be given in writing.

(e) Notwithstanding the foregoing in this Section 6.4 or Section 6.1(a)(ii), any Units held (whether by conversion, direct or indirect purchase, or otherwise) by any Member whose ownership of Units is subject to the ownership limitations of the U.S. Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder, shall be deemed and considered non-voting for all purposes of this Agreement and any other document, agreement or instrument specifying or defining the voting rights of the Members, other than for purposes of giving consent to the waiver or exception from application to Holdings LLC of the Class A protective covenants contained in Section 6.5 (excluding, the case of a Specified Investor, Section 6.5(d), Section 6.5(e), Section 6.5(f), Section 6.5(j) and Section 6.5(k)) or Section 6.6(a), in which circumstance such Units shall be entitled to full voting rights.

Section 6.5 Class A Protective Covenants. Until consummation of a Qualified Public Offering, Holdings LLC shall not (and shall cause its Subsidiaries not to), without the prior written consent of the Class A Majority:

(a) effect a recapitalization or reorganization in any form of transaction (including the formation of a parent holding company for Holdings LLC or a transaction to change the domicile of Holdings LLC), other than recapitalization or reorganization (i) that does not adversely affect the rights and obligations of the Class A Units or beneficially affect any other class or series of Units relative to the Class A Units or (ii) in connection with a Qualified Public Offering in accordance with Section 9.4;

(b) amend, supplement, modify, alter, repeal, terminate or waive any provision of Holdings LLC’s or any of its Subsidiaries’ certificate of formation, limited liability company agreement or any other organizational, charter or constituent agreement or document, or file any resolution of the Board with the Delaware Secretary of State, other than (i) in a manner that does not result in any adverse effect on the rights and obligations of the Class A Units or any beneficial effect on any other class or series of Units relative to the Class A Units or Holders thereof or (ii) in connection with a Qualified Public Offering in accordance with Section 9.4;

(c) (i) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (A) any notes or debt securities containing equity features (including any notes or debt securities convertible into or exchangeable for equity securities) having rights, preferences or privileges which are senior to or on a parity with the Class A Units with respect to the payment of dividends, redemptions, distributions upon a liquidation or otherwise, or (B) any equity securities (or any securities convertible into or exchangeable or exercisable for any equity securities or any interest in the profits or appreciation of Holdings LLC or any of its Subsidiaries) having rights, preferences or privileges which are senior to or on a parity with the Class A Units with respect to the payment of dividends, redemptions, distributions upon liquidation or otherwise, or (ii) permit any Subsidiary of Holdings LLC to issue any equity securities or any notes or debt securities containing equity features to any Person other than Holdings LLC or a wholly-owned Subsidiary of Holdings LLC;

(d) directly or indirectly (i) redeem, repurchase or otherwise acquire, or permit any of its Subsidiaries to redeem, purchase or otherwise acquire, any of Holdings LLC’s or any Subsidiary’s Units, Unit Equivalents or other equity securities (including warrants, options and other rights to acquire such equity securities), other than (A) repurchases pursuant to Section 5.2, (B) repurchase or cancellation of Incentive Units pursuant to an Incentive Agreement, Section 5.3 or Section 5.5, for an aggregate purchase price of no more than $100,000 in any twelve-month period, and (C) redemption pursuant to Section 5.4, so long as no event of noncompliance or default under any material agreement to which Holdings LLC or any of its Subsidiaries is a party is caused by any such redemption; or (ii) redeem, repurchase or make any payments with respect to any incentive equity, equity appreciation rights, phantom stock or similar rights or plans, or permit any of its Subsidiaries to so redeem, repurchase or make such payments;

(e) directly or indirectly declare or pay, or permit any of its Subsidiaries to declare or pay, any dividends or make any distributions upon any of its Units, Unit Equivalents or other equity securities, except that any Subsidiary of Holdings LLC may pay dividends or make distributions to Holdings LLC or any wholly-owned Subsidiary of Holdings LLC;

(f) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness or amend, modify, supplement or waive any provision of the agreements evidencing any existing

Indebtedness of Holdings LLC or any Subsidiary, except for leases, bank lines of credit and other Indebtedness in an aggregate amount outstanding at any given time not to exceed $10,000,000;

(g) (i) in the case of Holdings LLC, permit or in any manner facilitate any Initial Public Offering that does not constitute a Qualified Public Offering, (ii) in the case of Holdings LLC, merge or consolidate with any Person or permit or in any manner facilitate any Sale of Holdings LLC or any Change of Control, other than such a transaction (x) after January 4, 2016 or (y) in connection with which the Holders of Class A Units receive, in the aggregate, greater than three times (3x) the aggregate Capital Contributions made or deemed to have been made with respect to the Class A Units as of January 4, 2013 (which, for each Investor Member as of the date hereof, is set forth in the Investment Agreement), or (iii) other than a merger or consolidation between or among wholly-owned Subsidiaries of Holdings LLC or an acquisition transaction permitted under the terms of Section 6.5(i) or pursuant to the foregoing clause (ii) of this Section 6.5(g), dispose of any Subsidiary or permit any Subsidiary to merge or consolidate with any Person;

(h) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of any material assets (including any capital stock or other ownership interest of any of its Subsidiaries) outside the ordinary course of business or sell, lease, exclusively license, exclusively sub-license or permanently dispose of any of Holdings LLC’s or any Subsidiary’s material Intellectual Property Rights, other than such a transaction pursuant to clause (ii) of Section 6.5(g);

(i) acquire, or permit any Subsidiary to acquire, any interest in any Person or business (whether by a purchase of assets, purchase of stock or other equity interests, merger or otherwise), where the aggregate fair market value of the consideration paid by Holdings LLC and its Subsidiaries in connection with such transaction exceeds (i) $5,000,000 with respect to such contemplated transaction or (ii) $5,000,000 in the aggregate with respect to such contemplated transaction and all other such transactions within the prior twelve-month period;

(j) Enter into or permit any Subsidiary to enter into any joint venture, other than joint ventures between a Subsidiary of Holdings LLC and distributors of products of such Subsidiary that are entered into in the ordinary course of business consistent with the past practices of such Subsidiary; or

(k) (a) amend or modify any equity incentive plan, employee equity ownership plan, profit sharing plan, phantom equity plan, equity appreciation rights plan or any similar plan, program or arrangement of Holdings LLC or any of its Subsidiaries as in existence as of the date hereof (including increasing the number of equity securities available for issuance thereunder or allocating additional aggregate profits interests or profits participation rights to any such plan, program or arrangement); provided that it is acknowledged and agreed that Holdings LLC has, as of the date hereof, reserved 12,628,718 shares of Holdings LLC’s Incentive Units, to be granted to employees, officers, managers, consultants or other service providers of Holdings LLC and its Subsidiaries pursuant to this Agreement, or (b) adopt, or permit any of its Subsidiaries to adopt, any new plan, program or arrangement of any such type, or (c) issue, or permit any of its Subsidiaries to issue any equity securities (including Units or Unit Equivalents or other equity securities, capital stock, ownership interests, debt convertible into any of the foregoing or rights to acquire any of the foregoing), other than issuances of Incentive Units up to the amount acknowledged above in this Section 6.5(k), to its or its Subsidiaries’ or Affiliates’ officers, directors, employees, consultants or service providers.

Section 6.6 Additional Protective Covenants. Until consummation of a Qualified Public Offering, Holdings LLC shall not (and shall cause its Subsidiaries not to):

(a) without the prior written consent of Holders of Class A Units, the Class B Preferred and/or the Class C Preferred representing 80% of the aggregate Universal Percentages represented by such classes and series of Units (a “Preferred Super Majority”), liquidate, dissolve or wind up the Holdings LLC or any of its material Subsidiaries;

(b) without the prior written consent of the Holders of Series B1 Units, Series B2 Units and/or Series B3 Units representing a majority of the aggregate Universal Percentages allocated to all Series B1 Units, Series B2 Units and Series B3 Units (such Units, the “Class B Preferred” and such Holders, the “Class B Preferred Majority”), effect a recapitalization or reorganization in any form of transaction (including the formation of a parent holding company for Holdings LLC or a transaction to change the domicile of Holdings LLC), other than recapitalization or reorganization (i) that does not adversely affect the rights and obligations of the Class B Preferred or beneficially affect any other class or series of Units relative to the Class B Class B Preferred or (ii) in connection with a Qualified Public Offering in accordance with Section 9.4;

(c) except in connection with an issuance permitted pursuant to Section 6.5(c) and Section 6.6(h), without the prior written consent of the Class B Preferred Majority, amend, supplement, modify, alter, repeal, terminate or waive any provision of Holdings LLC’s or any of its Subsidiaries’ certificate of formation, limited liability company agreement or any other organizational, charter or constituent agreement or document, or file any resolution of the Board with the Delaware Secretary of State, other than (i) in a manner that does not result in any adverse effect on the rights and obligations of the Class B Preferred or any beneficial effect on any other class or series of Units relative to the Class B Preferred or Holders thereof or (ii) in connection with a Qualified Public Offering in accordance with Section 9.4;

(d) without the prior written consent of the Class B Preferred Majority, (i) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (A) any notes or debt securities containing equity features (including any notes or debt securities convertible into or exchangeable for equity securities) having rights, preferences or privileges which are senior to or on a parity with the Class B Preferred with respect to the payment of dividends, redemptions, distributions upon a liquidation or otherwise, or (B) any equity securities (or any securities convertible into or exchangeable or exercisable for any equity securities or any interest in the profits or appreciation of Holdings LLC or any of its Subsidiaries) having rights, preferences or privileges which are senior to or on a parity with the Class B Preferred with respect to the payment of dividends, redemptions, distributions upon liquidation or otherwise or (ii) permit any Subsidiary of Holdings LLC to issue any equity securities or any notes or debt securities containing equity features to any Person other than Holdings LLC or a wholly-owned Subsidiary of Holdings LLC;

(e) without the prior written consent of the Class C Majority, effect a recapitalization or reorganization in any form of transaction (including the formation of a parent holding company for Holdings LLC or a transaction to change the domicile of Holdings LLC), other than recapitalization or reorganization (i) that does not adversely affect the rights and obligations of Series C1 Units and Series C2 Units (such Units, the “Class C Preferred”) or beneficially affect any other class or series of Units relative to the Class C Preferred or (ii) in connection with a Qualified Public Offering in accordance with Section 9.4;

(f) subject to Section 11.9, except in connection with an issuance permitted pursuant to Section 6.5(c) and Section 6.6(h), without the prior written consent of the Class C Majority, amend, supplement, modify, alter, repeal, terminate or waive any provision of Holdings LLC’s or any of its Subsidiaries’ certificate of formation, limited liability company agreement or any other organizational, charter or constituent agreement or document, or file any resolution of the Board with the Delaware Secretary of State, other than (i) in a manner that does not result in any adverse effect on the rights and obligations of the Class C Preferred or any beneficial effect on any other class or series of Units relative to the Class C Preferred or Holders thereof or (ii) in connection with a Qualified Public Offering in accordance with Section 9.4;

(g) without the prior written consent of the Class C Preferred Majority, (i) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (A) any notes or debt securities containing equity features (including any notes or debt securities convertible into or exchangeable for equity securities) having rights, preferences or privileges which are senior to or on a parity with the Class C Preferred with respect to the payment of dividends, redemptions, distributions upon a liquidation or otherwise, or (B) any equity securities (or any securities convertible into or exchangeable or exercisable for any equity securities or any interest in the profits or appreciation of Holdings LLC or any of its Subsidiaries) having rights, preferences or privileges which are senior to or on a parity with the Class C Preferred with respect to the payment of dividends, redemptions, distributions upon liquidation or otherwise or (ii) permit any Subsidiary of Holdings LLC to issue any equity securities or any notes or debt securities containing equity features to any Person other than Holdings LLC or a wholly-owned Subsidiary of Holdings LLC;

(h) without the prior written consent of the BC Preferred Majority, (i) in the case of Holdings LLC, permit or in any manner facilitate any Initial Public Offering that does not constitute a Qualified Public Offering, (ii) in the case of Holdings LLC, merge or consolidate with any Person or permit or in any manner facilitate any Sale of Holdings LLC or any Change of Control, other than such a transaction (x) after the third anniversary of the date of this Agreement or (y) in connection with which the Holders of Class B Preferred and Class C Preferred receive, in the aggregate, greater than three times (3x) the aggregate Capital Contributions made or deemed to have been made to Holdings LLC (as set forth on the Schedule of Members attached hereto), or (iii) other than a merger or consolidation between or among wholly-owned Subsidiaries of Holdings LLC or an acquisition transaction permitted under the terms of Section 6.5(i) or pursuant to the foregoing clause (ii) of this Section 6.6(h), dispose of any Subsidiary or permit any Subsidiary to merge or consolidate with any Person; or

(i) without the prior written consent the BC Preferred Majority, undertake any action set forth in Section 6.5(f), Section 6.5(h), Section 6.5(i), Section 6.5(j) or Section 6.5(k).

Section 6.7 Class A-1 Unit Protective Covenants. Until consummation of a Qualified Public Offering, Holdings LLC shall not (and shall cause its Subsidiaries not to), without the prior written consent of the Class A-1 Super Majority:

(a) take any action altering the rights, preferences or privileges of any class of Units in a manner that adversely and disproportionately affects the rights, preferences or privileges of the Class A-1 Units vis-a-vis any other class or series of Units (including the Class A Units that are not Class A-1 Units);

(b) amend, modify or waive any provision of this Agreement in a manner that adversely and disproportionately affects the rights, preferences or privileges of the Class A-1 Units vis a vis any other class or series of Units (including the Class A Units that are not Class A-1 Units); and

(c) amend, modify or waive any provision of this Agreement adversely affecting or altering (i) the definition of Class A-1 Super Majority or (ii) the rights or preferences of the Class A-1 Units under this Agreement to receive or realize the contemplated economic benefits of the liquidation preference of the Class A-1 Units set forth in this Agreement upon a Liquidity Event or the number of shares of Successor Stock to be received in a change of business form pursuant to Section 9.4, including any amendment to the definitions of “Liquidity Event”, “Quotient”, “Total Equity Value”, or the waiver of the application of such definitions or any other term of the pre-emptive rights provisions set forth in Section 3.5.

Notwithstanding the foregoing, (i) the authorization of or issuance of any equity securities of Holdings LLC or any of its Subsidiaries (or any securities convertible into or exchangeable or exercisable for any equity securities or any interest in the profits or appreciation of Holdings LLC or any of its Subsidiaries) that are pari passu or senior to the Class A-1 Units or (ii) a reorganization of Holdings LLC pursuant to Section 9.4 shall not require the consent of the Class A-1 Super Majority under this Section 6.7.

ARTICLE VII

EXCULPATION AND INDEMNIFICATION

Section 7.1 Performance of Duties; Limitations on Liability. No Member shall have any duty to Holdings LLC or any Member of Holdings LLC except as expressly set forth herein or in other written agreements. No Member, Manager or Officer of Holdings LLC shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of Holdings LLC, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, Manager or Officer of Holdings LLC or any combination of the foregoing. In performing his or her duties, each Manager shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements) of the following other Persons or groups: (a) one or more Officers or employees of Holdings LLC or any of its Subsidiaries, (b) any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of Holdings LLC, any of its Subsidiaries or the Board or (c) any other Person who has been selected with reasonable care by or on behalf of Holdings LLC, any of its Subsidiaries or the Board, in each case as to matters which such relying Person reasonably believes to be within such other Person’s competence; provided that, nothing in this Article VII shall in any way limit any Person’s right to rely on information to the extent provided in the Delaware Act. Notwithstanding anything herein to the contrary, in each case in which a Manager has approval rights hereunder or under any other agreement by which Holdings LLC is bound and the Board is voting upon a matter (including any matter involving a transaction, agreement or event with respect to which any class or series of Units has an approval right), such Manager shall be entitled to exercise any such approval rights and vote with respect to such matter in his or her sole discretion (including based on the best interests of the Members entitled to elect such Manager pursuant to Section 6.1(a), whether or not in the best interests of Holdings LLC or the Members as a whole) and no Manager shall be liable to Holdings LLC or to any Member for an alleged breach of fiduciary duty in connection with the exercise of any such rights.

Section 7.2 Right to Indemnification. Subject to the limitations and conditions as provided in this Article VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, Manager or Officer (or serves or served as a member of the board or an officer of a Subsidiary of Holdings LLC or other entity at the request of Holdings LLC) shall be indemnified in respect thereof (other than in respect of claims by Holdings LLC or any of its Subsidiaries thereof against an Officer of Holdings LLC or any of its Subsidiaries thereof in such Officer’s capacity as such) by Holdings LLC to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Holdings LLC to provide broader indemnification rights than said law permitted Holdings LLC to provide prior to such amendment) against judgments, penalties, fines, settlements and reasonable expenses (including reasonable attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each an “Indemnifiable Loss”), if such Person acted in good faith and in a manner the Person reasonably believed to be in the best interests of Holdings LLC or acted as permitted by Section 7.1 hereof and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful, in any such case unless such indemnification would be prohibited by the laws of the State of Delaware if Holdings LLC were a corporation or such Indemnifiable Loss shall have been the result of a breach by such Person of any of the provisions of this Agreement or any of the other Transaction Agreements, in which case such indemnification shall not cover such Indemnifiable Loss to the extent resulting from such breach. Indemnification under this Article VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article VII shall be deemed contract rights, and no amendment, modification or repeal of this Article VII shall have the effect of limiting or denying any such rights with respect to actions taken, omissions occurring, or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal.

Section 7.3 Advance Payment. The right to indemnification conferred in this Article VII shall include the right to be paid or reimbursed by Holdings LLC the reasonable expenses incurred by a Person entitled to indemnification under Section 7.2 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided that, the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to Holdings LLC of (a) a written affirmation by such Person of his or her good faith belief that he or she is entitled to indemnification and, specifically, has met the standard of conduct necessary for indemnification under Article VII and (b) a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VII or otherwise.

Section 7.4 Indemnification of Employees and Agents. Holdings LLC, at the direction of the Board, may indemnify and advance expenses to an employee or agent of Holdings LLC to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Section 7.2 and Section 7.3.

Section 7.5 Appearance as a Witness. Notwithstanding any other provision of this Article VII, Holdings LLC may (with the prior approval of the Board) pay or reimburse reasonable out-of-pocket expenses incurred by an Officer, employee or agent in connection with his or her appearance as a witness or other participation in a Proceeding at a time when such Person is not a named defendant or respondent in the Proceeding.

Section 7.6 Non-exclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right that a Member, Manager, Officer or other Person indemnified pursuant to this Article VII may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

Section 7.7 Insurance. Holdings LLC may obtain and maintain, at its expense, insurance to protect itself and any Member, Manager, Officer or agent of Holdings LLC who is or was serving at the request of Holdings LLC as a manager, representative, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not Holdings LLC would have the power to indemnify such Person against such expense, liability or loss under this Article VII, and shall use commercially reasonable efforts to maintain insurance the Board determines sufficient, to provide protection, of the type usually afforded to corporate boards of directors under “directors and officers” insurance policies, for its Board against expenses, liabilities or losses.

Section 7.8 Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then Holdings LLC shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article VII as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.9 Limited Liability. Except as otherwise expressly provided by the Delaware Act, the debts, obligations and liabilities of Holdings LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of Holdings LLC, and no Member, Manager or Officer of Holdings LLC shall be obligated personally for any such debt, obligation or liability of Holdings LLC solely by reason of being a Member, Manager or Officer of Holdings LLC. Neither the Members nor any Manager shall be required to lend any funds to Holdings LLC. Each of the Members shall only be liable to make payment of its respective Capital Contributions as and when due hereunder and other payments as expressly provided in this Agreement. If and to the extent a Member’s Capital Contribution shall be fully paid, Holdings LLC may not make additional calls for Capital Contributions from such Member without such Member’s consent, Member shall not, except as required by the express provisions of the Delaware Act regarding repayment of sums wrongfully distributed to Members, be required to make any further contributions. Each Member’s liability as a Member, Manager or Officer shall be limited as set forth in this Agreement and to the greatest extent permitted under the Delaware Act and other applicable law. The failure of Holdings LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members or Managers for liabilities of Holdings LLC.

Section 7.10 Personal Services. No Member shall be required to perform services for Holdings LLC solely by virtue of being a Member. Unless approved by the Board or the Compensation Committee, no Member shall perform services for Holdings LLC, be entitled to compensation for services performed for Holdings LLC, or be entitled to reimbursement for expenses incurred in connection with the activities of Holdings LLC.

Section 7.11 Lack of Authority. No Member (other than the Managers acting as the Board or an authorized Officer of Holdings LLC) has the authority or power to act for or on behalf of Holdings LLC, to do any act that would be binding on Holdings LLC or to make any expenditures on behalf of Holdings LLC.

ARTICLE VIII

TAXES

Holdings LLC elected to be treated as an association taxable as a corporation effective as of the date of its formation pursuant to Section 301.7701-3 of the Treasury Regulations. The Members intend that Holdings be treated as a corporation for United States federal and all applicable state and local income tax purposes, and the Board shall cause Holdings LLC to prepare and file all United States federal and applicable state and local income tax returns as a corporation. Any amendment, repeal, modification or waiver of any provision of this Article VIII shall be subject to the separate prior written consent of each of the Class A Majority, the Class B Majority and the Class C Majority. By virtue of executing this Agreement, each Member hereby acknowledges the terms, conditions and limitations set forth in restrictions applicable thereto set forth on Exhibit D attached hereto and undertakes to comply therewith.

ARTICLE IX

TRANSFERS AND OTHER EVENTS

Section 9.1 Transfers in General.

(a) Permitted Transfers.

(i) Prior to the consummation of a Qualified Public Offering, no Holder may Transfer Units (or Unit Equivalents) or any portion thereof owned by such Holder except (A) to a Permitted Transferee, (B) in compliance with the provisions of Section 9.2 and (if applicable) Section 9.3, (C) in connection with an Approved Sale pursuant to Section 9.5 or a change in business form pursuant to Section 9.4, or (D) pursuant to Section 5.3.

(ii) Notwithstanding clause (A) of Section 9.1(a)(i), no Holder shall, other than with the approval of the Board or in an Approved Sale, Transfer Units or Unit

Equivalents to any Person whose activities are competitive with one or more lines of business or operations of Holdings LLC or any of its Subsidiaries (as determined by the Board in good faith), or any Affiliate of any such Person (each a “Competitor”).

(iii) Notwithstanding clause (A) of Section 9.1(a)(i), (A) each Holder that completes a Transfer of Units (or Unit Equivalents) to a Permitted Transferee (other than to a Permitted Transferee under clause (iii) of the definition thereof) shall retain all voting control over any Units that are the subject of such Transfer and (B) any event involving such transferor Subject Holder which would have triggered obligations of the transferor (including, to the extent applicable, obligations with respect to repurchase, redemption or forfeiture or the loss of certain rights, e.g. under Section 5.1, Section 5.3, Section 9.2 or Section 9.3), shall be deemed to have the same effect upon the Units held by the Permitted Transferee.

(iv) Notwithstanding clause (A) of Section 9.1(a)(i), no Holder may Transfer to any Permitted Transferee any interest in a Unit (e.g., a Unit Equivalent) without a Transfer Approval.

(v) If following a Transfer by a Subject Holder to a Permitted Transferee, there occurs, as applicable, either (A) an amendment of any Permitted Transferee governing document, trust or exercise of a power of appointment under any Permitted Transferee trust in such a manner that the transferee would no long qualify as a Permitted Transferee of such Subject Holder or (B) the direct or indirect admission of new owners to a Permitted Transferee corporation, limited liability company or other estate-planning entity or the admission or replacement of a general partner of a Permitted Transferee partnership Holder, then in each case such amendment or admission shall be deemed a Transfer, subject to the restrictions herein.

(b) Permitted Transfers are not Waivers or Amendments. Nothing herein shall be deemed to limit or restrict the rights or obligations of Holdings LLC, any of its Subsidiaries, any Executive Member, any Manager or any of their Affiliates pursuant to any Incentive Agreement, including provisions thereof regarding the purchase, sale or Transfer of Units or Unit Equivalents, and the terms of such Incentive Agreement shall govern in the event of any inconsistency herewith.

(c) Effect on Voting Rights. Except for voting rights required to be retained by Holders upon Transfer to a Permitted Transferee under Section 9.1(a)(iii), a Transfer by a Holder shall eliminate such Holder’s power and right to vote or consent (in proportion to the extent of the interest Transferred) on any matter submitted to the Members or any group of Members with respect to Transferred Units. A Transfer shall not otherwise eliminate the Member’s entitlement to any rights associated with the Member’s remaining Units and shall not cause the Member to be released from any liability to Holdings LLC solely as a result of the Transfer.

(d) Transfer Documentation. A Transfer shall be valid hereunder only if the transferring Member (the “Assignor”) and the recipient (the “Assignee”) each execute and deliver to Holdings LLC such documents as may be reasonably requested by the Board to confirm the agreement of the Assignee to be bound by the provisions of this Agreement, which shall include at least an assignment from the Assignor to the Assignee describing the Units proposed for Transfer and (in the case of an Assignee that is not already a Member) a joinder to this Agreement (including an acknowledgement that the Assignee shall be subject to the same terms and conditions applicable to the Assignor (including, as applicable, all obligations pursuant to the provisions of this Article IX)).

(e) Effect on Holdings LLC; Rights and Obligations of Assignee. A Transfer by a Member or other Person shall not itself dissolve Holdings LLC or entitle the Assignee to become a Member or exercise any rights of a Member. An Assignee pursuant to a Transfer that is not admitted as a Member pursuant to Section 9.1(f) shall not be entitled to vote until admission as Member pursuant to Section 9.1(f) but shall nevertheless be subject to all of the obligations of the Assignor as if Assignee held all rights and obligations of the Units Transferred as a Member. If the Assignee later becomes a Member, the voting rights associated with the Units held by the Assignee shall be restored and be held by such new Member.

(f) Admission of Assignee as a Member. Any Assignee to whom Units are Transferred in accordance with this Section 9.1 shall, only upon the satisfaction of the conditions set out in Section 9.1(f)(i) and Section 9.1(f)(ii) (to the extent applicable) and Section 9.7, be admitted as a Member and succeed to the rights and obligations of Assignor with respect to the Units so Transferred. An Assignee not previously a Member shall become a Member hereunder by reason of a Transfer only upon:

(i) the prior written approval of the Board (except that such approval shall not be required in the case of any Transfer of Class A Units or Units held by any Institutional Investors or Transfer to a Permitted Transferee), which shall not be unreasonably withheld and

(ii) satisfaction of all of the following conditions, upon which consent and satisfaction the Assignee shall have, to the extent assigned, the rights and powers, and be subject to the restrictions and liabilities, of a Member under the Delaware Act and this Agreement, shall be liable for any obligations of the Assignor to make future capital contributions in respect of the Transferred Units but shall not be obligated for other liabilities reasonably unknown to the Assignee at the time the Assignee becomes a Member:

(A)	the Assignee becomes a party to this Agreement as a Member by executing a counterpart signature page as a joinder to this Agreement and executing such documents and instruments as the Board may reasonably request pursuant to Section 9.1(d);

(B)	the Assignee pays or reimburses Holdings LLC for all reasonable legal, filing and publication costs that Holdings LLC incurs in connection with the admission of the Assignee as a Member; and

(C)	if the Assignee is not a natural Person of legal majority, the Assignee provides Holdings LLC with evidence reasonably satisfactory to the Board of the authority of the Assignee to become a Member and to be bound by the terms and conditions of this Agreement.

(g) Effect of Admission of Member on Assignor and Holdings LLC. Upon the admission of an Assignee as a Member, the Assignor shall cease to be a Member with respect to the Units Transferred. In any such case, the admission of the Assignee as a Member shall constitute the requisite consent of the Members to continue the business of Holdings LLC notwithstanding that such admission will cause the termination of the membership of the Assignor with respect to the Units Transferred.

Section 9.2 Right of First Offer.

(a) Subject to the terms and conditions set forth in this Article IX, at least 30 days prior to any proposed Transfer of any Units, Unit Equivalents (if permitted by their terms) or other equity securities (or interests therein) of Holdings LLC (“Subject Securities”) held by any Holder (excluding Transfers in a Public Sale or pursuant to Section 5.2 or Transfers to a Permitted Transferee), the transferring Holder (the “Transferring Holder”) shall deliver a written notice (the “Offer Notice”) to Holdings LLC and each Major Member. The Offer Notice shall disclose in reasonable detail the identity of the prospective transferee(s) (if known), the number and type of Subject Securities to be transferred, the price and the other terms and conditions of the proposed Transfer. The Transferring Holder shall not consummate such proposed Transfer until at least 30 days after the delivery of the Offer Notice, unless the parties to the Transfer have been finally determined pursuant to this Section 9.2 and (if applicable) Section 9.3 prior to the expiration of such 30-day period (the date of the first to occur of (x) the expiration of such 30-day period after delivery of the Offer Notice or (y) such final determination is referred to herein as the “Authorization Date”).

(b) Holdings LLC may elect to purchase all or any portion of the Subject Securities to be transferred upon the same terms and conditions as those set forth in the Offer Notice by delivering a written notice of such election to the Transferring Holder within 15 days after the Offer Notice has been given to Holdings LLC (the “Election Period”). Within 15 days following delivery of the

Offer Notice, Holdings LLC shall deliver written notice (the “Available Unit Notice”) to each Major Member setting forth the number and type of Subject Securities which it has elected to purchase and the number and type of Subject Securities which are available for purchase by the Major Members (“Available Units”). Each Major Member shall then be entitled to purchase a portion of the Available Units by delivering written notice (the “Available Unit Purchase Notice”) to Holdings LLC and the Transferring Holder within 10 days following delivery of the Offer Notice setting forth the maximum number of Subject Securities of each class or series which such Major Member desires to purchase.

(c) Available Units of each class or series shall first be allocated to each such Major Member in an amount equal to the lesser of (1) the maximum number specified by each such Major Member in such Major Member’s Available Unit Purchase Notice and (2) the product of the number of Available Units and such Major Member’s Universal Percentage. Available Units shall thereafter be allocated to each Major Member who has not been allocated the maximum number specified in such Member’s Available Purchase Notice (each a “Remaining Major Member”), each on a pro rata basis (calculated on the basis of a Remaining Major Member’s Universal Percentage in relation to the aggregate Universal Percentages of all Remaining Major Members); provided, in each case, that no allocation to any Major Member shall be greater than the maximum number specified by each such Major Member in such Major Member’s Available Unit Purchase Notice. Any Available Units not elected to be purchased by the end of such 10-day period shall during the immediately following five-day period be reoffered by Holdings LLC to the Major Members who have elected to purchase at least their full Universal Percentage of the Available Units and, if any of the Major Members indicates interest within said five-day period in acquiring additional Available Units in an amount in excess of the aggregate amount of Available Units remaining, such remaining Available Units will be allocated among such Major Members, each as allocated on a pro rata basis (calculated on the basis of a Remaining Major Member’s Universal Percentage in relation to the aggregate Universal Percentages of all Remaining Major Members).

(d) If Holdings LLC and/or any of the Major Members have elected to purchase Subject Securities from the Transferring Holder under this Section 9.2, the Transfer of such Subject Securities shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Holder, but in any event (subject to compliance with Section 9.3, if applicable) within 15 days after the Authorization Date. If Holdings LLC and the Major Members do not elect, in the aggregate, to purchase all of the Subject Securities offered in the Offer Notice from the Transferring Holder, then, subject to compliance with Section 9.3 (if applicable), the Transferring Holder shall have the right, within the 90 days following the Authorization Date, to Transfer such Subject Securities that Holdings LLC and the Major Members have not elected to purchase to the Transferee(s) specified in the Offer Notice in the amounts specified in the Offer Notice at a price not less than the price per Subject Security specified in the Offer

Notice and on other terms no more favorable in any material respect to the Transferee(s) thereof than specified in the Offer Notice. Any Subject Securities not so Transferred within such 90-day period shall be reoffered to Holdings LLC and the Major Members pursuant to this Section 9.2 prior to any subsequent Transfer.

Section 9.3 Participation Rights.

(a) The Major Members shall be entitled to participate in any Transfer of Subject Securities by a Subject Holder (excluding Transfers in a Public Sale, Management Exempt Transfers or Transfers to a Permitted Transferee, but including Transfers pursuant to Section 9.2 (other than Management Exempt Transfers pursuant thereto)). Upon determination of the number of Subject Securities offered in an Offer Notice that Holdings LLC and the Major Members (excluding such Subject Holder) do not elect, in the aggregate, to purchase (but in any event promptly after the offer period for Major Members described in Section 9.2 expires, and within 45 days after delivery of the Offer Notice), such Subject Holder shall give written notice to each Major Member describing in reasonable detail the number of Subject Securities subject to the Transfer (the “Sale Units”), the price and other terms and conditions of such proposed Transfer, and the identity of the prospective transferee(s) (such notice, the “Sale Notice”). Each of the Major Members (other than the Subject Holder) shall be entitled, within 15 days following delivery of the Sale Notice, to give written notice (a “Tag-Along Notice”) to the Subject Holder and Holdings LLC that such Major Member desires to participate in such proposed Transfer upon the price, terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Units such Major Member desires to include in such proposed Transfer. Such participation shall be allocated among each Major Member that delivers a Tag-Along Notice (each a “Participating Major Member”) on a pro rata basis (calculated on the basis of each Participating Major Member’s Pro Rata Share relative to the aggregate Pro Rata Share of the Subject Holder and all Participating Major Members, in each case determined with respect to the Total Equity Value implied by the price offered in such proposed Transfer); provided, that in no event shall any Participating Major Member be allocated a greater number of Units than requested in such Participating Major Member’s Tag-Along Notice. The aggregate consideration to be paid to Participating Major Members in connection with the Transfer shall be allocated among each Unit on a pro rata basis (calculated on the basis of each Unit’s Pro Rata Share relative to the Pro Rata Share of all Units to be included in such Transfer by Participating Major Members and the Subject Holder, in each case determined with respect to the Total Equity Value implied by the price offered in such proposed Transfer). If a Participating Major Member does not own Units of the same class or series as the Sale Units, such Participating Major Member will substitute in such Transfer the Units of the class or series held thereby that are closest in value to the Sale Units as measured by a Unit’s Pro Rata Share.

(b) With respect to any Transfer subject to this Section 9.3, each Subject Holder shall use commercially reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Participating Major Members as set forth herein, and no Subject Holder shall Transfer any of its Units to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Participating Major Members on the terms provided herein, unless in connection with such Transfer, one or more of the Subject Holders or their respective Affiliates purchase (on the same terms and conditions on which such Units were to be sold to the Transferee(s)) the number and class of Units from each Participating Major Member which such Participating Major Member would have been entitled to sell pursuant to Section 9.3(a). Each Participating Major Member shall pay on a pro rata basis (as if such expenses reduced the aggregate proceeds available for distribution or payment to the Subject Holders and Participating Major Members in such Transfer) the expenses incurred by the Subject Holder(s) in connection with such Transfer and shall be obligated to join (individually and not jointly and severally) in any indemnification or other obligations that the Subject Holder agrees to provide in connection with such Transfer; provided that unless a prospective Transferee permits a Participating Major Member to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld in accordance the consideration to be received by each Participating Major Member and Subject Holder participating in the Transfer.

(c) To the extent the Major Members have not elected to participate in the contemplated Transfer (through notice to such effect or expiration of the 15-day period after delivery of the Sale Notice), then the Subject Holder may Transfer the Units specified in the Sale Notice at a price and on terms no more favorable in any material respect to the Transferee(s) thereof than specified in the Sale Notice during the 90-day period immediately following the Authorization Date. Any Units held by a Subject Holder not Transferred within such 90-day period shall be subject to the provisions of this Section 9.3 upon subsequent Transfer.

(d) The provisions of Section 9.2 and this Section 9.3 shall terminate upon the consummation of a Qualified Public Offering.

Section 9.4 Change in Business Form. With or without a vote or consent of the Members, the Board may, upon any Initial Public Offering, and the Board shall, upon a Qualified Public Offering, elect to cause Holdings LLC to reorganize as a Delaware corporation (the “Successor”) in accordance with this Section 9.4 in anticipation of registration of the common stock of such Successor. The method of effecting such reorganization, whether by conversion to or merger with and into a corporate Subsidiary of Holdings LLC or otherwise, shall (subject to the remaining provisions of this Section 9.4) be determined by the Board in its discretion; provided that Holdings LLC shall to the extent feasible under the circumstances effect any such reorganization in a manner which avoids creation of a taxable income for Holdings LLC, its Subsidiaries or any Member (including effecting the transactions described in Section 9.4(a)).

(a) Each of the Members hereby agrees to take such actions as are reasonably required to effect such reorganization as shall be determined by the Board and irrevocably authorizes and appoints each of the Managers who are in office at such time as such Member’s representative and true and lawful attorney-in-fact and agent to act in such Member’s name, place and stead as contemplated in this Section 9.4 and to execute in the name and on behalf of such Member any agreement, certificate, instrument or document to be delivered by the Members in connection with any such reorganization as determined by the Board (but with such power of attorney to be exercised only in the event of the failure of such Member to comply with this Section 9.4). In connection with any such reorganization, each of the transactions described in clauses (i) through (iv) of this Section 9.4(a) shall be consummated as provided below and deemed to have occurred simultaneously:

(i) The Successor shall be organized as a Delaware corporation, with customary charter and by-laws, each reasonably acceptable to the Board and the Universal Majority;

(ii) Each Unit shall (effective upon and subject to the consummation of such Initial Public Offering) convert into shares of common stock of the Successor (the “Successor Stock”), and the shares of Successor Stock shall be allocated among the Holders in exchange for their respective Units such that each Holder shall receive a number of shares of Successor Stock equal to the quotient (the “Quotient”) of (A) the amount such Holder would have received in respect of such Holder’s Units in a Liquidity Event at the time of the Initial Public Offering assuming a Total Equity Value implied by the Price-to-Public, in accordance with Section 4.4, divided by (B) the price per share at which the common stock is being offered to the public in the Initial Public Offering, in each case net of underwriting discounts and commissions (the “Price-to-Public”);

(iii) The Successor shall expressly acknowledge and, as applicable, assume the obligations and liabilities of Holdings LLC, including its remaining obligations under this Agreement, the Registration Agreement (as such term is defined in the Investment Agreement) and all other Transaction Agreements and as otherwise described in clause (ii) of this Section 9.4(a), with such conforming changes as may be necessary or appropriate to reflect the corporate status of the Successor, and in connection with such transactions and those described above the Members shall take such action as may be necessary to consolidate Holdings LLC as part of the Successor to the extent such consolidation does not occur by operation of law; and

(iv) The Successor (and Holdings LLC) shall use commercially reasonable efforts to make all filings, obtain all approvals and consents and take such other actions as may be necessary, desirable or appropriate to effectuate the reorganization contemplated by this Section 9.4.

(b) The organizational documents of the Successor and/or a stockholders’ or other agreement, as appropriate, shall provide that the rights and obligations of the Members hereunder and under the Transaction Agreements (to the extent such rights and obligations survive consummation of an Initial Public Offering, and including the economic and other rights of each class and series of Units) shall continue to apply in accordance with the terms thereof unless the parties thereto otherwise agree in writing pursuant to the terms thereof.

(c) In the event of an Initial Public Offering, Holdings LLC and each Member shall take all necessary or desirable actions requested by the Board in connection with the consummation of such Initial Public Offering, including consenting to, voting for and waiving any dissenters rights, appraisal rights or similar rights with respect to a reorganization of Holdings LLC pursuant to the terms of this Section 9.4 and compliance with the requirements of all laws and regulatory bodies which are applicable or which have jurisdiction over such Initial Public Offering. Holdings LLC shall pay all filing fees necessary to obtain all authorizations and approvals required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder that are required for the consummation of the reorganization contemplated in this Section 9.4.

Section 9.5 Approved Sale.

(a) Subject to Section 6.5(g), if (at any time prior to the consummation of an Initial Public Offering) the Board, together with the Holders of Class A Units, Series B1 Units, Series B2 Units, Series B3 Units, Series C1 Units and/or Series C2 Units representing a majority of the aggregate Universal Percentages represented by such classes and series of Units (a “Preferred Majority”), approves a Sale of Holdings LLC (an “Approved Sale”), each Member (and each Person that retains voting control of any Units Transferred to a Permitted Transferee) shall take the following actions:

(i) vote for (whether at a meeting of Members or by written consent), consent to and raise no objections against, and not otherwise impede or delay, such Approved Sale;

(ii) if the Approved Sale is structured as a (i) merger or consolidation, each Member shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of capital, Units or other equity securities, each Member shall agree to sell all of such Member’s capital, Units and other equity securities of Holdings LLC on the terms and conditions approved by the Board; and

(iii) take all necessary or desirable actions (in such Member’s capacity as a Member of Holdings LLC) in connection with the consummation of the Approved Sale as reasonably requested by the Board, including executing and delivering any and all agreements, instruments and other documents approved by the Board and the Preferred Majority, including any applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement; it being understood that Institutional Investors shall not be obligated to enter into any non-competition or non-solicitation agreements or the like).

(b) The obligations of the Members with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) each Member shall receive, upon consummation of the Approved Sale, the same form of consideration and the same amount of consideration that such Member would have received in liquidation pursuant to the rights and preferences of such class of Units and Unit Equivalents pursuant to Section 10.2 below; and (ii) if any Holder of a class or series of Units or Unit Equivalents are given an option as to the form and amount of consideration to be received, each Holder of Units or Unit Equivalents shall be given the same option (it being understood that Excluded Holders and any other Holders as to which a privately-held acquirer does not want to offer its securities may be offered equivalent cash in lieu of unregistered securities). Holdings LLC and the Members acknowledge and agree that the provisions of this Section 9.5(b) shall apply in the case of any Sale of Holdings LLC (whether initiated or classified as an Approved Sale or otherwise).

(c) Notwithstanding anything herein to the contrary, the Members shall be severally obligated to join on a pro rata basis in any customary indemnification obligations (calculated as if such indemnification obligations reduced the aggregate proceeds available for distribution or payment to the Members in such Approved Sale) the Board and the Preferred Majority agreed to in connection with such Approved Sale; provided that no Member shall be obligated to enter into indemnification obligations with respect to matters particular to any other Member or such other Member’s Units and no Member shall be required to agree to indemnification obligations in excess of the proceeds received by such Member in such Approved Sale (it being understood that, although primary sale documents in an Approved Sale may provide for any indemnity, this proviso may be satisfied by means of indemnification, contribution or unit holder representative agreements among the Members); provided further that any delayed proceeds of any such sale transaction (including royalties and earn-out amounts) and, unless a prospective transferee permits a Member to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be allocated and withheld on a pro rata basis among all Members, calculated as if such escrow reduced the aggregate proceeds available for distribution or payment to the Members in such Approved Sale (with it being understood that, to the extent the final amount of aggregate proceeds from any such transaction exceed that threshold of proceeds required for a Conversion Scenario (as defined in the Schedule of Class Portions), the Members shall equitably reallocate subsequently available proceeds). Each Member shall pay on a pro rata basis (calculated as if such expenses reduced the aggregate proceeds available for distribution or payment to the Members in such Approved Sale) the expenses incurred by Holdings LLC and the Companies pursuant to an Approved Sale to the extent such expenses are incurred for the benefit of all Members (as reasonably determined by the Board). Expenses incurred by any Member on its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such Holder in connection with the Approved Sale) will not be considered costs incurred for the benefit of all Members and, to the extent not paid by Holdings LLC or a Company, will be the responsibility of such Member. Each Member shall enter into any escrow, indemnification, contribution or unit holder representative agreement requested by the Board to ensure compliance with this Section 9.5.

(d) If Holdings LLC or any of its Subsidiaries enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Excluded Holders shall, at the request of the Board, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by Holdings LLC. If any Member so appoints such purchaser representative, Holdings LLC shall pay the fees of such purchaser representative. However, if any Member declines to appoint the purchaser representative designated by the Board, such Member shall appoint another purchaser representative (reasonably acceptable to the Board), and such Member shall be responsible for the fees of the purchaser representative so appointed.

Section 9.6 Transfer of Restricted Securities.

(a) Notwithstanding any other condition to a Transfer set forth in this Agreement, Restricted Securities are Transferable only pursuant to (A) public offerings registered under the Securities Act, (B) Rule 144 or Rule 144A of the SEC (or any similar rule or rules then in force) if such rule is available, and (C) subject to the conditions specified in Section 9.6(b), any other legally available means of Transfer.

(b) In connection with the Transfer of any Restricted Securities (other than a Transfer described in clause (A) or (B) of Section 9.6(a)), the Holder thereof shall deliver written notice to Holdings LLC describing in reasonable detail the Transfer or proposed Transfer, together with (if reasonably requested by Holdings LLC) an opinion of Womble Carlyle Sandridge & Rice, PLLC, Kirkland & Ellis LLP or other counsel which (to Holdings LLC’s reasonable satisfaction) is knowledgeable in Securities Act matters to the effect that such Transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the Holder of the Restricted Securities delivers to Holdings LLC such a reasonably satisfactory opinion of counsel that no subsequent Transfer of such Restricted Securities shall require registration under the Securities Act, then Holdings LLC shall promptly upon such contemplated Transfer deliver new certificates for such Restricted

Securities which do not bear the Securities Act legend set forth in Section 3.6. If Holdings LLC is not required to deliver new certificates for such Restricted Securities not bearing such legend, the Holder thereof shall not Transfer the same until the prospective transferee has confirmed to Holdings LLC in writing its agreement to be bound by the conditions contained in this Section 9.6 and Section 3.6.

(c) Upon the request of a Holder of Restricted Securities, Holdings LLC shall promptly supply to such Holder or such Holder’s prospective transferees all information regarding Holdings LLC required to be delivered in connection with a Transfer pursuant to Rule 144A of the SEC.

(d) If any Restricted Securities become eligible for sale pursuant to Rule 144(k), Holdings LLC shall, upon the request of the Holder of such Restricted Securities, remove the legend set forth in Section 3.6 from the certificates representing such Restricted Securities.

Section 9.7 Required Amendments; Continuation. If and to the extent any Assignee is admitted as a Member pursuant to Section 9.1(f), the Board shall amend the Schedule of Members to reflect the admission of such Assignee as a member and the elimination of the transferor Member (or the corresponding reduction of such Member’s interest), and (if and to the extent then required under this Agreement or by the Delaware Act) the Board shall amend this Agreement and, if required by statute, cause the filing of a certificate of amendment to the Certificate reflecting such admission and elimination (or reduction) in accordance with the Delaware Act. Holdings LLC shall deliver a copy of an updated Schedule of Members to any Member upon such Member’s request. The admission of any Assignee as a Member pursuant to this Article IX shall be deemed effective on the effective date of such amendment to the Schedule of Members.

Section 9.8 Resignation. No Member shall have the right to resign or withdraw as a Member without the unanimous prior written consent of the Board, which may be given or withheld in each Manager’s sole and absolute discretion, and any purported resignation or withdrawal without such prior written consent shall by void and ineffectual and shall not bind or be recognized by Holdings LLC or any other party.

Section 9.9 Void Assignment. Any Transfer by any Holder in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by Holdings LLC or any other Person. In the event of any Transfer in contravention of this Agreement, the purported transferee shall have no right to any profits or losses or Distributions of Holdings LLC or any other rights of a Holder.

Section 9.10 No Avoidance of Provisions. No Holder, other than an Institutional Investor, shall directly or indirectly (i) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in such Holder or (ii) otherwise seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such Holder, in any such case in a manner which would fail to comply with this Article IX if such Holder had Transferred Units directly.

Section 9.11 Holdback Agreement. No Holder shall effect any Public Sale of equity securities of Holdings LLC (including any Successor or any other successor-in-interest) (any such entity, as may be applicable, the “Public Offering Vehicle”) held by such Holder immediately prior to the Initial Public Offering of the Public Offering Vehicle, or any securities convertible into or exchangeable or exercisable for such securities, (i) during the seven days prior to and the 180-day period beginning on the effective date of the Initial Public Offering of the Public Offering Vehicle, except as part of such Initial Public Offering, or (ii) for any Subject Holder, during the seven days prior to and the 90-day period beginning on the effective date of any subsequent underwritten registered public offering of the Public Offering Vehicle, except as part of any such underwritten registration, unless the underwriters managing the registered public offering otherwise agree in writing (each such 180-day or 90-day period is a “Holdback Period”); provided, in the case of clause (ii) of this Section 9.11, to the extent that the Investor Members or any other Purchaser of Class A-1 Units pursuant to the Class A-1 Unit Purchase Agreements are not subject to such restrictions, the Institutional Investors shall only be subject to the least restrictive of restrictions applicable to Investor Members or any other Purchaser of Class A-1 Units pursuant to the Class A-1 Unit Purchase Agreements. The Holdback Period shall also be extended for the minimum period of time which is necessary for a managing or co-managing underwriter of a registered offering to comply with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation. The extension in the immediately preceding sentence is referred to herein as the “Holdback Extension”. The Public Offering Vehicle may impose stop-transfer instructions with respect to the shares of its common stock (or other securities) subject to the foregoing restriction during any Holdback Period and during any period of Holdback Extension. This Section 9.11 shall survive the termination of this Agreement and shall apply to any securities of the Successor or any other successor-in-interest of Holdings LLC, as if such successor-in-interest were Holdings LLC.

ARTICLE X

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 10.1 Dissolution. Holdings LLC shall be dissolved and its affairs shall be wound up only on the first to occur of either:

(a) a unanimous determination of the Board,

(b) the determination of the Universal Majority, or

(c) the entry of a decree of judicial dissolution of Holdings LLC under Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act.

The Dissociation, death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in Holdings LLC, shall not cause a dissolution of Holdings LLC, and Holdings LLC shall continue in existence subject to the terms and conditions of this Agreement.

Section 10.2 Liquidation and Termination. On dissolution of Holdings LLC, the Board shall act as liquidator (or may appoint one or more Members as liquidator). The liquidators shall proceed diligently to wind up the affairs of Holdings LLC and make final distributions as provided in this Section 10.2 and in the Delaware Act. The costs of liquidation shall be borne as a Holdings LLC expense. The steps to be accomplished by the liquidators are as follows:

(a) As promptly as possible after dissolution and again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of Holdings LLC’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(b) The liquidator(s) shall cause any notice required by law or agreement to be mailed to each known creditor of and claimant against Holdings LLC to be delivered as required.

(c) The liquidator(s) shall pay, satisfy or discharge from Holdings LLC assets all of the debts, liabilities and obligations of Holdings LLC (including all expenses incurred in liquidation and all debts, liabilities and obligations owed by Holdings LLC to Members) or otherwise make adequate provision for payment and discharge thereof (including by the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

(d) The balance, if any, of Holdings LLC’s remaining assets shall be distributed to the Holders in accordance with Section 4.2.

The liquidator(s) shall cause only cash, evidences of indebtedness and other securities to be distributed in any liquidation. The distribution of cash and/or assets to a Member in accordance with the provisions of this Section 10.2 shall be deemed to constitute a complete return to such Member of his, her or its Capital Contributions and a complete distribution to the Member of his, her or its interest in Holdings LLC and all Holdings LLC’s property and constitutes a compromise to which all Holders have consented within the meaning of the Delaware Act. The distribution of cash and/or assets to a Holder who is not a Member in accordance with the provisions of this Section 10.2 shall be deemed to constitute a complete distribution to such Holder of its interest in Holdings LLC and all Holdings LLC’s property and constitutes a compromise to which all Holders have consented within the meaning of the Delaware Act. To the extent that a Holder returns funds to Holdings LLC, such Holder has no claim against any other Holder for those funds.

Section 10.3 Certificate of Cancellation. On completion of the distribution of Holdings LLC assets as provided in Section 10.2, Holdings LLC shall be deemed terminated for all purposes, and the Board shall promptly file (or cause to be filed) a certificate of cancellation with the Secretary of State of the State of Delaware, take all actions necessary to otherwise cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate Holdings LLC.

ARTICLE XI

GENERAL/MISCELLANEOUS PROVISIONS

Section 11.1 Offset. Whenever Holdings LLC is to pay any sum to any Holder, any amounts that such Holder owes to Holdings LLC or its Subsidiaries may be deducted from that sum before payment.

Section 11.2 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to demand any Distributions or withdrawal of property from Holdings LLC (except as otherwise provided in Section 10.2) or to maintain any action for dissolution of Holdings LLC or for partition of the property of Holdings LLC.

Section 11.3 Excluded Opportunities. Notwithstanding anything to the contrary in this Agreement, Holdings LLC and each of the Holders renounces any interest or expectancy of Holdings or any Holder in, or in being offered an opportunity to participate in, or in being informed about, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any Manager of Holdings LLC who is not an employee or service provider (other than as a Manager) of Holdings LLC or any of its Subsidiaries, or (ii) any Holder of Class A Units or Institutional Investor, or any Affiliate, partner, member, manager, director, equityholder, employee, agent, representative or other related person of any such Holder, other than someone who is an employee of Holdings LLC or any of its Subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a manager of Holdings LLC.

Section 11.4 Indemnification and Reimbursement for Payments on behalf of a Holder. If Holdings LLC is obligated to pay any amount to any governmental body or agency (or otherwise makes a payment) because of a Holder’s status or otherwise specifically attributable to a Holder (including foreign, federal, state or local withholding taxes imposed with respect to any issuance of Units or other interests to a Holder or any payments to a Holder, domestic withholding taxes with respect to foreign Persons, personal property taxes, personal property replacement taxes, unincorporated business taxes, etc.), then such Holder (the “Indemnifying Holder”) shall indemnify Holdings LLC in full for the entire amount paid (including any interest, penalties and expenses associated with such payments), and, at the option of the Board, either:

(a) promptly upon notification of an obligation to indemnify Holdings LLC, the Indemnifying Holder shall make a cash payment to Holdings LLC equal to the full amount to be indemnified (provided that the amount paid shall not be treated as a Capital Contribution or satisfaction of any indebtedness owed to Holdings LLC or any of its Subsidiaries), or

(b) Holdings LLC shall reduce Distributions that would otherwise be made to the Indemnifying Holder, until Holdings LLC has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement).

An Indemnifying Holder’s obligation to indemnify Holdings LLC under this Section 11.4 shall survive the termination, dissolution, liquidation and winding up of Holdings LLC, and for the purposes of this Section 11.4 Holdings LLC shall be treated as continuing in existence. Holdings LLC may pursue and enforce all rights and remedies it may have against each Indemnifying Holder under this Section 11.4, including instituting a lawsuit to collect such indemnified amount, and shall be entitled to collect interest calculated at the prime rate as published in The Wall Street Journal from time to time plus five percentage points per annum (but not in excess of the highest rate per annum permitted by law).

Section 11.5 Assurances. Each Holder, at the expense of Holdings LLC, shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Board deems reasonably appropriate to comply with the requirements of law for the operation of Holdings LLC and to comply with any laws, rules and regulations relating to the acquisition, operation or holding of the property of Holdings LLC, all pursuant to the terms and subject to the conditions set forth in this Agreement.

Section 11.6 Notices. Except as expressly set forth to the contrary in this Agreement, any notice, demand, consent, election, offer, approval, request or other communication (collectively, for the purposes of this Section 11.6, a “notice”) required or permitted under this Agreement must be in writing and will be deemed delivered (i) when delivered personally; (ii) five business days after being sent by certified or registered mail, postage prepaid, return receipt requested; (iii) one business day after being sent by recognized overnight delivery service; or (iv) on the business day of delivery (or on the next subsequent business day if sent on a day that is not a business day or if sent after 3:00 p.m. recipient time on a business day) if sent by facsimile transmittal with confirmation of transmittal. A notice must be addressed to a Manager, Member or Holder, as applicable, at such Person’s last known address on the records of Holdings LLC. A notice to Holdings LLC or a notice by a person other than a Manager to the Board must be addressed to Holdings LLC’s principal office to the attention of the secretary of Holdings LLC. The secretary of Holdings LLC shall promptly distribute any such Board notice to each Manager. Any party may designate, by notice to all of the others in accordance with this Section 11.6, substitute addresses or addressees for notices, and, thereafter, notices are to be directed to those substitute addresses or addressees.

Section 11.7 Entire Agreement. This Agreement and other Transaction Agreements constitute the entire agreement among the Members relating to Holdings LLC and the Companies relating to the transactions contemplated by the Transaction Agreements and the governance of Holdings LLC and its Subsidiaries and supersede all prior contracts or agreements with respect to the Holdings LLC or any of its Subsidiaries relating to the transactions contemplated by the Transaction Agreements or the governance of Holdings LLC and its Subsidiaries (including any prior operating agreements or limited liability company agreements of Holdings LLC and any stockholder agreement, voting agreement, investor rights or management agreement, registration agreement, advisory agreement or similar agreement with either of the Companies, all of which are hereby terminated and shall have no further force or effect). For the avoidance of doubt, this Agreement does not supersede any Services Agreement between any Member and Holdings LLC or any of its Subsidiaries.

Section 11.8 Waiver or Consent. A waiver or consent to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to Holdings LLC is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to Holdings LLC. A waiver under this Agreement shall be effective only by written instrument executed by the Person(s) waiving rights to which they are entitled hereunder and with express reference specifying the rights and provisions waived. Failure on the part of a Person to expressly complain of any act of any Person or to declare any Person in default hereunder or with respect to Holdings LLC, irrespective of how long that failure continues, does not constitute an effective waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

Section 11.9 Amendment or Modification. This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument adopted by the Board; provided that (a) any amendment or modification adversely affecting rights or obligations of Class A Units hereunder (including any amendment materially and beneficially affecting the rights of any other class of Units or any other Holder or group of Holders, relative to the affect on Holders of Class A Units) shall require the prior written consent of the Class A Majority, (b) any amendment or modification adversely affecting rights or obligations of Class B Units hereunder shall require the prior written consent of the Class B Majority, (c) any amendment or modification adversely affecting rights or obligations of Class C Units hereunder shall require the prior written consent of the Class C Majority, (d) any amendment or modification shall be subject to obtaining the consent required (if any) by Section 6.7 and (e) any amendment or modification of Section 6.7 of this Agreement that adversely affects the rights or obligations of the Class A-1 Units shall require the prior written consent of the Class A-1 Super Majority; provided, that, if any amendment or modification would have a material and adverse effect on the rights or obligations of any individual Member or group of Members in comparison to other Members holding the same class of Units, then such amendment or modification will also require the prior written consent of such adversely affected individual Member or at least a majority in interest of such adversely affected Member(s), as the case may be; provided, further, that, any amendment or modification reducing the required interest for any consent or vote in this Agreement shall be effective only with the consent or vote of Members having the interest theretofore required; provided, however, that no consent or approval of holders of Class B Units, Class C Units or Incentive Units shall be required in connection with the an issuance of Additional Units (other than Class B Units or Class C Units, excepting such Units as are issued upon exercise of Legacy Options) as approved by the Board (regardless of the rights, privileges, priorities and obligations of such Additional Units) and amendments and modifications to this Agreement (including the schedules hereto) related thereto, all to the extent that the issuance of such Additional Units affects all such classes of Units in the same manner and proportion.

Section 11.10 Severability. Should any provision of this Agreement be held to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon each Member with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The Holders further agree that any court of competent jurisdiction is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the Members as embodied herein to the maximum extent permitted by law. The Holders expressly agree that this Agreement as so modified shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

Section 11.11 Delivery by Facsimile or Portable Document Form (pdf). This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (PDF), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in PDF to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 11.12 Successors and Assigns. Except as otherwise provided herein, this Agreement is binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, administrators, executors, successors and permitted assigns.

Section 11.13 Remedies. Holdings LLC and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights at law or at equity existing in their favor. The parties recognize that irreparable injury will result from a breach of this Agreement and that money damages will be inadequate to fully remedy such injury (and thus waive as defense that there is an adequate remedy at law), and that Holdings LLC or any Member may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

Section 11.14 Third Parties. Except as set forth in Article VII, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person or entity, other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 11.15 GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Delaware Act, the applicable provision of the Certificate or the Delaware Act shall control.

Section 11.16 Counterparts. This Agreement may be executed in multiple counterparts, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Section 11.17 Consent to Jurisdiction. Each Member irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the District of Delaware and (only if federal jurisdiction is not otherwise available) the state courts of the State of Delaware sitting in Kent County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Member further agrees that service of any process, summons, notice or document by U.S. certified or registered mail to such Member’s respective address set forth on the Schedule of Members shall be effective service of process in any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Member irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the District of Delaware or (as provided above) the state courts of the State of Delaware sitting in Kent County, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

SECTION 11.18 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT

HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11.19 Descriptive Headings; Interpretation; Construction. The headings herein are inserted as a matter of convenience only and are not intended to define, limit or describe the scope of this Agreement or the intent of the provisions hereof. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York City are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 11.20 Consent by Certain Holders.

(a) Pursuant to (x) the Contribution Agreement (i) Holdings LLC will grant certain of the Endochoice Shareholders (as defined in the Contribution Agreement) the Endochoice Liquidity Put Options (as defined in the Contribution Agreement) and (ii) Holdings LLC will grant a certain Peer Shareholder (as defined in the Contribution Agreement) the Peer Liquidity Put Option (as defined in the Contribution Agreement) (collectively, the “Put Options”) and (y) the Letter of Agreement attached hereto as Exhibit E by and among Avraham Levy (“Levy”), Peer Medical Limited, an Israeli company (now known as Endochoice Innovation Center, Ltd.) and Subsidiary of Holdings LLC, and Holdings LLC, subject to the terms and conditions detailed in such Letter of Agreement, Holdings LLC has agreed to permit Levy to sell up to 20% of his Units, in addition to the number of Units that may be sold by him under his Put Option, pursuant to the terms and conditions therein (the “Additional Permitted Sale”). The Transfer of Units to Holdings LLC under each of the Put Options, if exercised in full, and with respect to Levy, the Additional Permitted Sale, will result in a Transfer by the respective Holder of 10% or more of the Units that he will hold in Holdings LLC immediately after the contribution of Endochoice Shares and Peer Shares contemplated under the Contribution Agreement (the “Contribution”). Each

Permitted Sale Holder (as defined below) acknowledges and agrees that such Transfers require the consent of all of the Holders that were Endochoice Shareholders, Peer Shareholders or holders of Legacy Options (the “Consenting Legacy Holders”) in accordance with Section 103C(9)(a) of the Israeli Income Tax Ordinance [New Version], 1961, as amended (the “Ordinance”), in order for each of such Transfers not to infringe the restriction on Transfer under the Israeli Tax Ruling and the Ordinance.

(b) Consent as required by the Israeli Tax Ruling and the Ordinance is hereby granted by all Consenting Legacy Holders with respect to the Transfer by the following individuals (each, a “Permitted Sale Holder”), in exercise of the respective Put Options and the completion of the Additional Permitted Sale, of the amount of Units stated alongside their names (the “Authorized Sale Units”), or any lesser amount which constitutes 10% or more of the number of Units that they will hold immediately after the Contribution:

Name of Holder	Number and Class of Units underlying the Put Option	Number and Class of Units underlying the Additional Permitted Sale
Mark Gilreath	1,248,940 Series B4 Units	N/A
Will Parks	736,874 Series B4 Units	N/A
Avi Levy	126,186 Series C3 Units	164,270 Series C3 Units

(c) Other than as consented to under Section 11.20(b), each of the Consenting Legacy Holders hereby agrees not to Transfer during the restriction period required under Section 103C(8) of the Ordinance and the Israeli Tax Ruling (the “Restriction Period”) any of the Units that such Consenting Legacy Holder holds as of immediately after the Contribution, if (i) the number of the Units so Transferred, plus (ii) the ARS (the number determined by the formula set forth below), would represent, in the aggregate, 10% or more of the number of Units that such Consenting Legacy Holder will hold immediately after the Contribution (it being understood that each of the Permitted Sale Holders will not be entitled to Transfer more than the Authorized Sale Units set forth alongside his name in the table appearing in Section 11.20(b)).

ARS = CLP ÷ (ACLP – PPO) * (ASL – POB)

CLP = Consenting Legacy Holder’s Universal Percentage as of immediately after the Contribution;

ACLP = Aggregate Consenting Legacy Holders’ Universal Percentage as of immediately after the Contribution;

PPO = Aggregate Universal Percentage of the Permitted Sale Holders as of immediately after the Contribution;

ASL = The aggregate number of Authorized Sale Units;

POB = the aggregate number of Units which constitute 10% of the number of Units that the Permitted Sale Holders will hold as of immediately after the Contribution.

(d) For the purposes of this Section 11.20, when determining the Universal Percentage of each Consenting Legacy Holder, the calculation of Proportionate Share shall also include all Legacy Options that shall have been exercised as of the date of the Transfer by the Consenting Legacy Holder.

(e) Notwithstanding anything to the contrary contained herein, but without derogation from the right of the Consenting Legacy Holders to Transfer Units addressed under Section 11.20(b), in no event shall any Consenting Legacy Holder be entitled to Transfer such number of Units which would result in (1) the Transfer by such Consenting Legacy Holder during the Restriction Period of Units and Units received in exercise of Legacy Options, which constitute 10% or more of its Universal Percentage, that such Holder held immediately after the Contribution or (2) the Transfer by all Consenting Legacy Holders during the Restriction Period of Units and Units received in exercise of Legacy Options, which constitute 10% or more of their aggregate Universal Percentage, that they held in the aggregate immediately after the Contribution.

(f) At the request of any Holder made during the Restriction Period, Holdings LLC shall provide such Holder with the information, as of the date of such notice, of the aggregate amount of Units Transferred by the Consenting Legacy Holders out of the Units that they held immediately after the Contribution, and the aggregate amount of Legacy Options exercised.

(g) Any two or more Consenting Legacy Holders may from time to time notify Holdings LLC in writing that they wish to be considered a group for the purposes of calculating the aggregate number of Units that may be transferred by the group of Consenting Legacy Holders as a whole and may further notify Holdings LLC that they have decided to allocate the number of aggregate number of Units that may be so transferred among the group members, in any manner that they so desire. Once any one of the group members has Transferred Units in excess of the number of Units that such group member would otherwise have been entitled to Transfer in accordance with the provisions of this Section, then the group notice to Holdings LLC shall become irrevocable and shall apply to and shall bind the group members until the end of the Restriction Period.

*        *        *         *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

HOLDINGS LLC:

ECPM HOLDINGS, LLC

By:	/s/ Mark Gilreath
Name:	Mark Gilreath
Its:	CEO

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

MEMBERS:

SC US GF V HOLDINGS, LTD. a Cayman Islands exempted company

By:	SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P. SEQUOIA CAPITAL USGF PRINCIPALS FUND V, L.P. both Cayman Islands exempted limited partnerships, its Members

By:	SCGF V MANAGEMENT, L.P., a Cayman Islands exempted limited partnership, its General Partner

By:	SC US (TTGP), LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Scott Carter
Name:	Scott Carter
Title:	Director

SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P. a Cayman Islands exempted limited partnership

By:	SCGF V MANAGEMENT, L.P., a Cayman Islands exempted limited partnership, its General Partner

By:	SC US (TTGP), LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Scott Carter
Name:	Scott Carter
Title:	Director

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

SEQUOIA CAPITAL ISRAEL IV HOLDINGS, L.P.,
a Cayman Islands exempted limited partnership

By:	SC ISRAEL IV MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership, its General Partner

By:	SC Israel IV GenPar Ltd.,
a Cayman Islands company, its General Partner

By:	/s/ Shmuel Levy
Name:	Shmuel Levy
Its:	Managing Director

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

RIVER CITIES CAPITAL FUND IV L.P.
By:	River Cities Management IV LLC, its General Partner

By:	/s/ Edward C. McCarthy
Name:	Edward C. McCarthy
Title:	Manager

RIVER CITIES CAPITAL FUND IV (N.Q.P.) L.P.
By:	River Cities Management IV LLC, its General Partner

By:	/s/ Edward C. McCarthy
Name:	Edward C. McCarthy
Title:	Manager

RCCF ENDOCHOICE, LLC
By:	River Cities Management IV LLC, its Manager

By:	/s/ Edward C. McCarthy
Name:	Edward C. McCarthy
Title:	Manager

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

COUNCIL CAPITAL II, LP
By:	Council Capital Partners II, LLC, its General Partner

By:	/s/ Dennis C. Barrett
Name:	Dennis C. Barrett
Title:	Managing General Partner

ENVEST III, LLC
By:	Envest Management III, LLC, its Managing Member

By:	/s/ David L. Kaufman
Name:	David L. Kaufman
Title:	Manager

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

MORGAN CREEK PARTNERS VENTURE ACCESS FUND LP
By:	Morgan Creek Partners Venture, LLC, its General Partner

By:	/s/ Mark W. Yusko
Name:	Mark W. Yusko
Title:	Managing Member

UNION GROVE PARTNERS DIRECT VENTURE FUND, LP

By:	/s/ Patrick Cairns
Name:	Patrick Cairns

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

FIFTH THIRD CAPITAL HOLDINGS, LLC

By:	/s/ Andy Hauck
Name:	Andy Hauck
Title:	SVP

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

EVERGREEN V, L.P.
By:	Evergreen V GP, L.P, its general partner
By:	Evergreen 5 G.P. Ltd., its general partner

By:	/s/ Ronit Bendori
Name:	Ronit Bendori
Title:	General Partner

EVERGREEN V-A, L.P.
By:	Evergreen V GP, L.P, its general partner
By:	Evergreen 5 G.P. Ltd., its general partner

By:	/s/ Ronit Bendori
Name:	Ronit Bendori
Title:	General Partner

U.M. ACCELMED L.P. an Israeli limited liability partnership
By:	U.M. Accelmed Management (2009) Ltd.,
an Israeli limited liability company, its General Partner

By:	/s/ Uri Geiger
Name:	Uri Geiger
Title:	Its Director

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

MAC FUND, L.P. (CLASS B)
By its General Partner, MAC GP Ltd.

By:
Name:	Dani Naveh
Title:	Director

By:
Name:	Sung Hyeok Hong
Title:	Director

MAC FUND B ISRAEL, L.P.
By its General Partner, Agate R.M Investments and Medical Technology Ltd.

By:
Name:	Dani Naveh
Title:	Managing General Partner

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield MGmt III, L.P..,
General Partner

By:	J.E. Flynn Capital III, LLC
General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Its:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

ABG II-ENDOCHOICE LIMITED

By:	/s/ Andrew Chee On
Name:	PANG Andrew Chee On
Title:	Director

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

ROCK SPRINGS CAPITAL MASTER FUND LP
By:	Rock Springs GP LLC
Its:	General Partner

By:	/s/ Graham McPhall
Name:	Graham McPhall
Its:	Managing Director

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

/s/ Mark Gilreath
Mark Gilreath

David N. Gill & Diane P. Gill Joint Living Trust (dated 4/23/2012)

By:	/s/ David N. Gill
Name:	David N. Gill
Title:	Trustee

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

RiverVale Capital LLC

By:	/s/ Mary Ellen Gallahue
Name:	Mary Ellen Gallahue
Title:	Partner

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

Saol Capital, LLC

By:	/s/ Deborah L. Hennekens
Name:	Deborah L. Hennekens
Title:	Trustee

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

Avi Levy

EXHIBIT A: CLASS A PORTION DISTRIBUTIONS

A. Distributions Other Than Liquidating Distributions. At such times as the Class A Portion of any Distribution other than a Liquidating Distribution is payable to the Holders of Class A Units pursuant to Section 4.2 of this Agreement, such Distribution shall be made only in (and any determination of the value or price of Units in shall reflect and give effect to) the following proportion, order and priority:

1.	in all cases, first, as set forth in Section 4.3, and then ratably among the Holders of Class A Units (including any Class A-1 Units) based upon the number of Class A Units (including Class A-1 Units) held thereby.

B. Liquidating Distributions. Subject to the other terms set forth in this Exhibit A, at such times as the Class A Portion of any Liquidating Distribution is payable to the Holders of Class A Units pursuant to Sections 4.4 or 4.5 of this Agreement, such Distribution shall be made only in the following proportion, order and priority:

1.	first, to the Holders of Class A-1 Units, ratably among such Holders based upon the aggregate Class A-1 Unreturned Capital of such Class A-1 Units held by such Holders, until the aggregate Class A-1 Unreturned Capital with respect to all Class A-1 Units has been reduced to zero; then

2.	second, to the Holders of Class A Units other than Class A-1 Units, ratably among such Holders based upon the aggregate Class A Unreturned Capital of such Class A Units held by such Holders, until the aggregate Class A Unreturned Capital with respect to all Class A Units has been reduced to zero; and then

3.	thereafter, to the Holders of all Class A Units (including Class A-1 Units), ratably among such Holders based upon the number of Class A Units (including Class A-1 Units) held thereby.

For the purposes of this Exhibit A, the following capitalized terms shall have the following meanings:

“Class A Unreturned Capital” means, with respect to any Class A Unit (but excluding any Class A-1 Units), an amount equal to the excess, if any, of (i) the aggregate amount of Capital Contributions made or deemed to have been made with respect to such Class A Unit as of such date, over (ii) the aggregate amount of prior Distributions made by Holdings LLC as of such date in respect of such Class A Unit pursuant to Section A or Section B of this Exhibit A. The Class A Unreturned Capital of each Holder of Class A Units (but excluding any Class A-1 Units) as of the March 4, 2015 shall be equal to the Capital Contributions made or deemed to have been made with respect to such Class A Units, as set forth on the Schedule of Members.

“Class A-1 Unreturned Capital” means, with respect to any Class A-1 Unit, an amount equal to the excess, if any, of (i) the aggregate amount of Capital Contributions made or

A-1

deemed to have been made with respect to such Class A-1 Unit as of such date, over (ii) the aggregate amount of prior Distributions made by Holdings LLC as of such date in respect of such Class A-1 Unit pursuant to Section A or Section B of this Exhibit A. The Class A-1 Unreturned Capital of each Holder of Class A-1 Units as of March 4, 2015 shall be equal to the Capital Contributions made or deemed to have been made with respect to Class A-1 Units, as set forth on the Schedule of Members.

A-2

EXHIBIT B: CLASS B PORTION DISTRIBUTIONS

Subject to the other terms set forth in this Exhibit B, at such times as the Class B Portion of any Distribution, including any Liquidating Distribution, is payable to the Holders of Class B Units pursuant this Agreement, such Distribution shall be made only in the following proportion, order and priority:

1.	first, to the Holders of Series B2 Units and Series B3 Units, ratably among such Holders based upon the aggregate Series B2 Unpaid Return of such Series B2 Units and Series B3 Unpaid Return of such Series B3 Units held by such Holders, until both the aggregate Series B2 Unpaid Return with respect to all Series B2 Units and the aggregate Series B3 Unpaid Return with respect to all Series B3 Units has been reduced to zero; then

2.	second, to the Holders of Series B2 Units and Series B3 Units, ratably among such Holders based upon the aggregate Class B Unreturned Capital of such Series B2 Units and Series B3 Units held by such Holders, until the aggregate Class B Unreturned Capital with respect to all Series B2 Units and Series B3 Units has been reduced to zero; then

3.	third, to the Holders of Series B1 Units, ratably among such Holders based upon the aggregate Series B1 Unpaid Return of such Series B1 Units held by such Holders, until the aggregate Series B1 Unpaid Return with respect to all Series B1 Units has been reduced to zero; then

4.	fourth, to the Holders of Series B1 Units, ratably among such Holders based upon the aggregate Class B Unreturned Capital of such Series B1 Units held by such Holders, until the aggregate Class B Unreturned Capital with respect to all Series B1 Units has been reduced to zero; and then

5.	thereafter, to the Holders of all Class B Units, ratably among such Holders based upon the number of Class B Units held thereby.

For the purposes of this Exhibit B, the following capitalized terms shall have the following meanings:

“Class B Unreturned Capital” means, with respect to any Class B Unit of any series and as of any date, an amount equal to the excess, if any, of (i) the aggregate amount of Capital Contributions made or deemed to have been made with respect to such Class B Unit as of such date, over (ii) the aggregate amount of prior Distributions made by Holdings LLC as of such date in respect of such Class B Unit pursuant to Section 2 or Section 4 (as applicable) of this Exhibit B. The Class B Unreturned Capital of each Holder of Class B Units as of the effective date shall be equal to the Capital Contributions set forth on the Schedule of Members.

“Series B1 Unpaid Return” means, with respect to Series B1 Units, an amount equal to the result of (i) an amount accruing daily at the rate of 8% per annum, commencing effective as of January 4, 2013 and compounding annually, on the Unreturned Capital of such Series B1 Units, minus (ii) the aggregate amount of all Distributions made in respect of such Series B1 Unit pursuant to Section 3 of this Exhibit B.

“Series B2 Unpaid Return” means, with respect to Series B2 Units, an amount equal to (A) an amount accruing daily at the rate of 8% per annum, commencing effective as of January 4, 2013 and compounding annually, on the Unreturned Capital of such Series B2 Units, minus (B) the aggregate amount of all Distributions made in respect of such Series B2 Unit pursuant to Section 1 of this Exhibit B.

“Series B3 Unpaid Return” means, with respect to Series B3 Units, an amount equal to (A) an amount accruing daily at the rate of 8% per annum, commencing effective as of January 4, 2013 and compounding annually, on the Unreturned Capital of such Series B3 Units, minus (B) the aggregate amount of all Distributions made in respect of such Series B3 Unit pursuant to Section 1 of this Exhibit B.

For the avoidance of doubt, in calculating the amount of any Distribution to be made at any time, the portion of the unpaid return(s) for such portion of the period elapsing before such Distribution is made shall be taken into account.

If a portion (but not all) of the Holders of Class B Units elect to pay cash in respect of indemnification obligations under the Contribution Agreement and the remainder do not so elect, then the Holders of Class B Units shall equitably reallocate the Class B Units among Holders such that Holders that do not so elect to pay (or otherwise failed to actually pay) cash will bear the entirety of the resulting dilutive adjustment of the Class B Portion. Such reallocation shall be implemented, subject to applicable law, through the conversion of the respective portion of Class B Units held by Holders that do not pay cash into deferred units (conferring upon the holders thereof no rights except for the right to receive from Holdings LLC an amount of $0.01 per each unit from the Class B Portion of any Liquidating Distribution upon liquidation of Holdings LLC, following distribution to all other Holders of Class B Units) or, subject to any applicable law, through any other means (including, without limitation, issuance, redemption or transfer of units or other equity securities) that will not adversely affect the Holders or their tax planning.

Notwithstanding the foregoing provisions of this Exhibit B, if the aggregate amount of Liquidating Distributions that the Holders of Series B1 Units, Series B2 Units or Series B3 Units, respectively, would receive in connection with any Liquidating Distributions made pursuant to Sections 1 through 5 (as applicable) of this Exhibit B would exceed seven (7) times the aggregate amount of Capital Contributions made or deemed to have been made by such Holders with respect to their Series B1 Units, Series B2 Units or Series B3 Units, respectively (each the “Maximum Participation Amount” for such series), then each Holder of Series B1 Units, Series B2 Units or Series B3 Units, as applicable, shall receive Liquidating Distributions equal to the greater of: (a) the Maximum Participation Amount for such Series B1 Units, Series B2 Units or Series B3 Units, as applicable, and (b) the amount such holder would receive if no amounts were Distributed with respect to the Series B1 Units, Series B2 Units or Series B3 Units, as applicable, under Sections 1 through 4 of the foregoing waterfall set forth in this Exhibit B.

Notwithstanding the foregoing provisions of this Exhibit B, at the election of Holders of (a) at least a majority of the Series B1 Units with respect to Series B1 Preferred Return, (b) at least a majority of Series B2 Units with respect to the Series B2 Unpaid Return and (c) at least a majority of the Series B3 Units with respect to the Series B3 Preferred Return (which such elections may be made with to the payment of any or all Series B1 Preferred Unpaid Return, Series B2 Unpaid Return and Series B3 Unpaid Return, a Holder of Series B1 Units, Series B2 Units or Series B3 Units shall have the right, exercisable at any time beginning on the date hereof and ending upon the consummation of a Liquidity Event (the “Conversion Right”), to waive all or any portion of its Series B1 Unpaid Return, Series B2 Unpaid Return and/or Series B3 Unpaid Return, as applicable, and increase the number of Series B4 Units deemed to be held by such Holder and the number of outstanding Series B4 Units, solely for the purpose of allocating Liquidating Distributions among the Holders of Class B Units under this Exhibit B, by an amount equal to (a) the portion of the waived Series B1 Unpaid Return, Series B2 Unpaid Return or Series B3 Unpaid Return, as applicable, divided by (b) the Fair Market Value of such Series B1 Units, Series B2 Units or Series B3 Units. A Holder may exercise its Conversion Right by delivery of written notice thereof, which notice shall identify the amount of such Holder’s Series B1 Unpaid Return, Series B2 Unpaid Return and/or Series B3 Unpaid Return to be waived, at or prior to the consummation of a Liquidity Event. In the event of a Holder’s exercise of its Conversion Right, such exercise (including the waiver of a portion of such Holder’s Unpaid Return, the deemed increase in the number of Series B4 Units held by such Holder and the deemed increase in the number of outstanding Series B4 Units) shall be taken into account in connection with the making of Liquidating Distributions under this Exhibit B and the calculations contemplated by the immediately preceding paragraph.

Unless otherwise approved by the Class B Preferred Majority, in the event of a Liquidity Event (other than a dissolution, liquidation or winding-up of Holdings LLC), if any portion of the consideration payable to the Holders of Class B Units is placed into escrow and/or is payable to such Holders subject to contingencies, the parties hereto shall cause the definitive documentation evidencing such Liquidity Event to provide that (a) the portion of such consideration that is not placed into escrow and not subject to contingencies (the “Initial Consideration”) shall be allocated among the Holders of Class B Units in accordance with this Exhibit B as if the Initial Consideration was the only consideration payable in connection with such Liquidity Event, and (b) any additional consideration that becomes payable to the Holders of Class B Units shall be allocated among such Holders in accordance with this Exhibit B after taking into account the previous Distributions of the Initial Consideration as part of the same transaction.

EXHIBIT C: CLASS C PORTION DISTRIBUTIONS

At such times as the Class C Portion of any Distribution is payable to the Holders of Class C Units pursuant to this Agreement, such Distribution, shall be made among the Holders of Class C Units as follows:

Subject to the other terms set forth in this Exhibit C, at such times as the Class C Portion of any Distribution, including Liquidating Distribution is payable to the Holders of Class C Units pursuant this Agreement, such Distribution shall be made only in the following proportion, order and priority

1.	first (subject to the Section 3 below), the Holders of the issued and outstanding Series C1 Units and Series C2 Units shall be entitled to receive, on a pro rata pari passu basis among themselves, prior to and in preference to any Distribution to any of the holders of the Series C3 Units, per each Series C1 Unit and/or Series C2 Unit (as the case may be) held thereby an amount equal to their respective Preferential Amount (as such term is defined below); and

2.	thereafter, any remaining distributable proceeds available for distribution upon Distribution following the allocation pursuant to Section 1 shall be allocated to the Holders of all Class C Units, ratably among such Holders based upon the number of Class C Units held thereby.

3.	Notwithstanding anything to the contrary set forth in this Schedule C, if the pro-rata distribution of the distributable proceeds available for distribution upon Distribution among the Holders of Class C Units as set forth in this Schedule C (without, however, giving effect to the preference of the Holders of the Class C Preferred pursuant to Section 1 above and without payment of any Preferential Amount) results in the Holders of the Class C Preferred receiving with respect to each outstanding unit of Class C Preferred an amount of at least $34.2046, which represents seven hundred percent (700%) of the per unit Original Purchase Price of the Series C2 Units (i.e., an amount of US$34.42621 (representing seven times the original purchase price of the Series A Preferred Shares of Peer Medical Ltd. (now known as Endochoice Innovation Center, Ltd.) divided by 1.006477 (the conversion ratio of the Peer Medical Ltd. Preferred A Shares into units of Holdings LLC), as such number may be adjusted for unit combinations or subdivisions or other recapitalizations of the capital stock of Holdings LLC), then the Holders of the Class C Preferred shall not be entitled to receive the allocation detailed in Section 1 above (i.e., the Holders of Class C Preferred shall not be entitled to receive the Preferential Amount) and the Class C Portion of the Distribution shall be ratably distributed among all Holders of Class C Units based upon the number of Class C Units held thereby.

For the purposes of Section 1 above, if the distributable proceeds available for distribution upon Distribution among the holders of Class C Preferred shall be insufficient to permit the payment to holders of the Class C Preferred of the full Preferential Amount, then the entire distributable proceeds available for distribution shall be distributed pro-rata among the holders of the Class C Preferred (i.e., to all holders of the issued and outstanding Series C1 Units and Series C2 Units) in proportion to the Preferential Amount each such holder is otherwise entitled to receive.

For the purposes of this Exhibit C, the following capitalized terms shall have the following meanings:

“Original Purchase Price” means, with respect to (i) each Series C1 Units - US$ 12.22542 (representing the original purchase price of Peer Medical Ltd. Series A-1 Preferred Shares (i.e., US$ 12.39), divided by the conversion ratio of Peer Medical Ltd. shares into Units of Holdings LLC (i.e., 1.013462); and (ii) each Series C2 Units - US$ $4.854954 (representing the original purchase price of the Series A Preferred Shares (i.e., 4.8864) divided by the conversion ratio of Peer Medical Ltd shares into units of Holdings LLC (i.e., 1.006477)

“Preferential C1 Amount” means, with respect to each Series C1 Unit, an amount equal to the sum of (i) the respective Original Purchase Price (i.e., the respective Original Purchase Price for each Series C1 Units), plus eight percent (8%) of such respective Original Purchase Price of such unit, per annum, from the date set forth in the table below with respect to the Holder of such Series C1 Unit until the date of Liquidating Distribution, minus (iii) the aggregate amount of all Liquidating Distributions made in respect of such Series C1 Unit pursuant to Section 1 above (the “Preferential C1 Amount”).

“Preferential C2 Amount” means, with respect to each Series C2 Unit, an amount equal to the sum of (i) the respective Original Purchase Price (i.e., the respective Original Purchase Price for each Series C2), plus eight percent (8%) of such respective Original Purchase Price of such unit, per annum, from the date set forth in the table below with respect to the Holder of such Series C2 Unit until the date of Liquidating Distribution, minus (iii) the aggregate amount of all Liquidating Distributions made in respect of such Series C2 Unit pursuant to Section 1 above (the “Preferential C2 Amount” and together with the Preferential C1 Amount shall be referred to herein as the “Preferential Amount”).

Name of Holder	Type of Class C Preferred	Date
U.M. AccelMed L.P.	Series C2 Unit	March 16, 2010

Evergreen V, L.P.	Series C2 Unit	April 27, 2010

Evergreen V-A, L.P.	Series C2 Unit	April 27, 2010

U.M. AccelMed L.P.	Series C1 Unit	January 4, 2013

Evergreen V, L.P.	Series C1 Unit	January 4, 2013

Evergreen V-A, L.P.	Series C1 Unit	January 4, 2013

MaC Fund, L.P. (Class B)	Series C1 Unit	January 4, 2013

MaC Fund B Israel, L.P.	Series C1 Unit	January 4, 2013

If a portion (but not all) of the Holders of Class C Units elect to pay cash in respect of indemnification obligations under the Contribution Agreement and the remainder do not so elect, then the Holders of Class C Units shall equitably reallocate the Class C Units among Holders such that Holders that do not so elect to pay (or otherwise failed to actually pay) cash will bear the entirety of the resulting dilutive adjustment of the Class C Portion. Such reallocation shall be implemented, subject to applicable law, through the conversion of the respective portion of Class C Units held by Holders that do not pay cash into deferred units (conferring upon the holders thereof no rights except for the right to receive from Holdings LLC an amount of $0.01 per each unit from the Class C Portion of any Liquidating Distribution, upon liquidation of Holdings LLC, following distribution to all other Holders of Class C Units) or, subject to any applicable law, through any other means (including, without limitation, issuance, redemption or transfer of units or other equity securities) that will not adversely affect the Holders or their tax planning.

For the avoidance of doubt, no Holder of unvested Legacy Options shall be entitled to participate in any Distributions hereunder. The Holders of Class C Units resulting from the exercise of vested Legacy Options will be entitled to participate in the Distributions to the Holders of all Class C Units, based upon the number of Class C Units held thereby, all pursuant to the proportion, order and priority set forth in Sections 2 and 3 above (so long as vested options are not exercised pursuant to their terms, the holders of such unexercised options will not be entitled to participate in any Distributions).

The Schedule of Members sets forth the names of all Holders of Class C Units and the respective amount and series of Class C Units held thereby as of the date hereof. Upon each change in the holdings or the Holders of any Class C Units the above table will be updated to reflect the actual and up-to-date information regarding the Holders of Class C Units and the respective amount and series of Class C Units held thereby.

EXHIBIT D: RULING TERMS, CONDITIONS AND LIMITATIONS

1.	Subject to exceptions set forth in Section 2 of this Exhibit D, each Holder of Class B Units or Class C Units on the date hereof (each, a “Ruling Restricted Holder”), each of which is a former holder of an interest in (a) Peer Medical Ltd., an Israeli company (now known as Endochoice Innovation Center, Ltd.), or (b) Endochoice, Inc., a Delaware corporation, which are Subsidiaries of Holdings LLC (which interest may have included shares, convertible debt, options or similar securities), shall not Transfer any (w) Class A Unit, (x) Class B Unit, (y) Class C Unit, or (z) any securities issued or exchanged with respect to the securities referred to in clauses (w), (x) or (y) of this Section 1, including by way of an exercise, a conversion or a Distribution or in connection with a combination or split of ownership interests, recapitalization, merger, consolidation or other reorganization (the “Ruling Restricted Securities”), during the period starting on the date hereof and ending on December 31, 2014 (the “Ruling Restriction Period”).

2.	Notwithstanding Section 1 of this Exhibit D, the following Transfers are not prohibited so long as, at all times during the Ruling Restriction Period, all Ruling Restricted Holders continue to hold Ruling Restricted Securities with an aggregate attributed Universal Percentage that is at least 51% of the aggregate Universal Percentage attributable to Ruling Restricted Securities held by all Ruling Restricted Holders as of immediately following the consummation of the transactions contemplated by the Contribution Agreement and the issuance of Class A Units in consideration for debt instruments contemplated by the Unit Purchase Agreement (the “Reference Time”):

(a)	One or more of the Ruling Restricted Holder(s) Transferring, to a Person that is not a Ruling Restricted Holder, Ruling Restricted Securities with an aggregate attributed Universal Percentage that is less than 10% of the aggregate Universal Percentage attributable to Ruling Restricted Securities held by such Ruling Restricted Holder(s) as of the Reference Time; or

(b)	One or more of the Ruling Restricted Holder(s) Transferring, to a Person that is not a Ruling Restricted Holder, Ruling Restricted Securities with an aggregate attributed Universal Percentage that is greater than 10% of the Ruling Restricted Securities held by such Ruling Restricted Holder(s) as of the Reference Time; provided, that (i) the consent of the other Ruling Restricted Holders has been obtained with respect to such Transfer, and (ii) the aggregate Universal Percentage attributable to Ruling Restricted Securities Transferred during the Ruling Restriction Period (by all Ruling Restricted Holders) does not exceed 10% of the aggregate Universal Percentage attributable to Ruling Restricted Securities held by all Ruling Restricted Holders as of the Reference Time.

3.	Holdings LLC shall not issue Units to any Person during the Ruling Restriction Period, other than,

(a)	Issuances of Ruling Restricted Securities upon the exercise of Legacy Options;

(b)	Issuances, to one or more Person(s) that is not a Holder as of immediately prior to such issuance, of Units with an aggregate attributed Universal Percentage that is both (i) less than 25%, calculated prior to such issuance, and (ii) less than 20%, calculated after giving effect to such issuance, in each case calculated by disregarding the Universal Percentages attributable to Incentive Units issued pursuant to Section 3(e) and measured in combination with the Universal Percentage attributable to Units issued to related Person(s); provided, for the avoidance of doubt, that SC US GV V Holdings Ltd. and Sequoia Capital Israel IV Holdings, L.P. shall be deemed unrelated Persons for the purposes of this Exhibit D; provided, further, that all Ruling Restricted Holders continue to hold Ruling Restricted Securities with an aggregate attributed Universal Percentage that is at least 51% of the aggregate Universal Percentage attributable to Ruling Restricted Securities held by all Ruling Restricted Holders at the Reference Time;

(c)	Upon issuance to a Holder pursuant to Section 3(b) of this Exhibit D, Holdings LLC may not issue additional Units to such Holder during the Ruling Restricted Period, unless (i) such issuance occurs in connection with the exercise of preemptive rights by such Holder, and all Ruling Restricted Holders continue to hold Ruling Restricted Securities with an aggregate attributed Universal Percentage that is at least 51% of the aggregate Universal Percentage attributable to Ruling Restricted Securities held by all Ruling Restricted Holders on the date of this Agreement, and (ii) such issuance to such Holder, together with prior issuances to such Holder, would not cause the aggregate attributed Universal Percentage of Units issued thereto to exceed 20%, calculated after giving effect to such issuance and disregarding the Universal Percentages attributable to Incentive Units issued pursuant to Section 3(e), and measured in combination with the Universal Percentage attributable to Units issued to related Person(s);

(d)	Issuances by Holdings LLC (including any Public Offering Vehicle) in a Public Sale provided, that all Ruling Restricted Holders continue to hold Ruling Restricted Securities with an aggregate attributed Universal Percentage that is at least 51% of the aggregate Universal Percentage attributable to Ruling Restricted Securities held by all Ruling Restricted Holders at the Reference Time;

(e)	Issuances of Incentive Units to an Executive Member; provided, that the Incentive Portion does not exceed 15% of the aggregate Universal Percentage attributable to Ruling Restricted Securities held by Ruling Restricted Holders as of the Reference Time; or

(f)

Issuances to one or more Ruling Restricted Holder(s) in connection with the exercise of preemptive rights by such Ruling Restricted Holder(s) in accordance with Section 3.5 of the Agreement; provided that no Ruling Restricted Holder shall exercise such preemptive rights to the extent that such exercise would increase the Universal Percentage attributable to all Units held thereby (measured prior to such exercise), except by such Ruling Restricted Holder’s exercise of preemptive rights that were transferred without consideration from another Ruling Restricted Holder or that were shifted by one or more Major Member(s) (who elected not to exercise such preemptive rights) to such Ruling Restricted Holder; provided, further, that, after the exercise of preemptive rights, each Ruling Restricted Holders continues to hold Ruling Restricted Securities with an aggregate attributed Universal Percentage that is at least 51% of the aggregate Universal Percentage attributable to Ruling Restricted Securities held by such Ruling Restricted Holder on the date of this Agreement.

4.	Each Ruling Restricted Holder which is a former holder of an interest in Peer Medical Ltd., an Israeli company, which is a Subsidiary of Holdings LLC (which interest may have included shares, convertible debt, options or similar securities), and which is not a tax exempt investor shall deposit all Units and Legacy Unit Options with a trustee approved by the Israeli Mergers & Splits Department of the Taxes Authority, for the purpose of the enforcement their tax liabilities for the duration of the Ruling Restriction Period.

5.	Notwithstanding the foregoing in this Exhibit D, if the Board determines, upon the advice of its Israeli tax advisors, that a Transfer that would otherwise be prohibited under this Exhibit D is subject to an exception under the Ordinance such that it would not result in adverse tax liabilities for any Member, then such Transfer shall be deemed permissible for all purposes of this Exhibit D.

6.	Notwithstanding the foregoing in this Exhibit D, each Member hereby acknowledges the terms, conditions, limitations and restrictions applicable to such Member (in its capacity as Member of Holdings LLC) under the Israeli tax ruling, a draft English translation of which is attached as Schedule AA to this Exhibit D, and shall not take any action that would constitute a breach or violation of such terms, conditions, limitations and restrictions. At such time as the final Israeli Tax Ruling (as defined in the Contribution Agreement) is issued, it shall modify and replace Schedule AA in its entirety, and each Member agrees not to take any action that would constitute a breach or violation of such final terms, conditions, limitations and restrictions; provided that the terms, conditions, limitations and restrictions applicable to the Members in the final Israeli Tax Ruling are not materially adversely different from those set forth in the initial Schedule AA, with it being understood and agreed that any extension in the length of the restricted period would constitute a material adverse difference.

SCHEDULE AA TO EXHIBIT D: DRAFT ISRAELI TAX RULING

See attached.

EXHIBIT E: AVI LEVY SIDE LETTER

January 4, 2012

To:

ECPM Holding, LLC (the “Parent”)

Peer Medical Ltd. (the “Company”)

Re: Employment with Peer Medical Ltd.

Reference is hereby made to that certain amended and restated employment agreement attached hereto as Exhibit A (the “Agreement”), by and between the Company and the undersigned employee. Capitalized terms used herein, which are not otherwise defined herein, shall have the respective meanings set forth in the Agreement.

The undersigned hereby acknowledges and agrees that during the term of undersigned’s employment with the Company, the Company may request in writing that the undersigned will transition out of the business following a post-closing transition period in a duration (not to exceed six (6) months) determined by the Chief Executive Officer of the Parent (the “Transition Period”).

Accordingly, the undersigned hereby agrees that, if and to the extent requested in writing by the Company and/or the Chief Executive Officer of the Parent, then during the Transition Period, the undersigned shall cooperate with the Company to assist with the integration into the Company’s organization of the person or persons who will assume the undersigned’s responsibilities in the Company.

Without derogating from the generality of the foregoing, the undersigned acknowledges that the Company may terminate the Agreement at any time pursuant to the terms and subject to the conditions set forth in the Agreement. All terms and conditions of the Agreement will remain unchanged.

Following the lapse of the Transition Period or the termination of the employment of the undersigned (other than for ‘Cause’, as defined in the Agreement), in the event the undersigned desires to sell Units (as such term is defined in the LLC Agreement) that he will hold in the Parent immediately after the Contribution (as such term is defined in the LLC Agreement) to a third party, the undersigned will be allowed to sell (including during the restriction period required under Section 103C(8) of the Ordinance (as such term is defined in the First Amended and Restated Limited Liability Company Agreement of the Parent (the “LLC Agreement”)) up to 20% of his Units as contemplated by Section 11.20 of the LLC Agreement (for avoidance of doubt, the sale of 20% of his Units permitted hereunder is not in addition to the sale of 20% of his Units under Section 11.20), subject to all restrictions on the sale of Units set forth in the LLC Agreement and provided that the undersigned has not breached the terms set forth in this letter.

Sincerely yours,

Avraham Levy

Agreed and accepted:

Peer Medical Ltd.

ECPM Holdings, LLC

EXHIBIT F: CLASS A-1 UNIT ANTI-DILUTION PROTECTION

Step 1: Calculate the Adjusted FMV for the immediately prior Additional Class A Issuance Event (the “Prior Additional Class A Issuance Event”)

Adjusted FMV =	Prior Pre-FMV * Conversion Factor

Prior Post-FMV + New $AIE
Conversion Factor =

Total Equity

NACAIE% =	The percentage ownership of Holdings LLC of the Class A Units issued in the new Additional Class A Issuance Event, calculated as (x) the New $AIE divided by (y) the sum of the New Pre-FMV and the New $AIE

New Pre-FMV =	Fair Market Value of Holdings LLC immediately prior to the new Additional Class A Issuance Event

New $AIE =	Aggregate dollar amount of the new Additional Class A Issuance Event

Prior Post-FMV =	Prior Pre-FMV plus the aggregate dollar amount of the prior Additional Class A Issuance Event

Prior Pre-FMV =	Fair Market Value* of Holdings LLC immediately prior to the Prior Additional Class A Issuance Event

Total Equity =	Prior Post-FMV divided by (1 – NACAIE%)

*	For avoidance of doubt the Fair Market Value of Holdings LLC shall be the value actually determined by the Board at the time of the Prior Additional Class Issuance Event (and not at the time of the anti-dilution adjustment contemplated by this Exhibit F).

Step 2: Recalculate the Class Portions for the Prior Additional Class A Issuance Event, the FMV per Class A Unit and the total number of Class A-1 Units based on the Adjusted FMV

•	The Class Portions will be recalculated pursuant to the formula set forth in Section 4 of the Schedule of Members, except that the FMV will be equal to the Adjusted FMV determined in Step 1 above.

•	The Adjusted FMV per Class A Unit will be calculated by dividing the (x) Adjusted FMV by (y) the total number of Class A Units outstanding immediately prior to the prior Additional Class A Issuance Event.

•	The adjusted number of Class A-1 Units to be issued based on the Adjusted FMV will be equal to (x) the aggregate amount of the Prior Class A Additional Issuance Event divided by (y) the Adjusted FMV per Class A Unit. The excess of the adjusted number of Class A-1 Units will be distributed to the holders of Class A-1 Units in proportion to their investment amount in the Prior Additional Class A Issuance Event.

Step 3: Calculate Class Portions for the New Additional Class A Issuance Event

•	The Class Portions will be recalculated pursuant to the formula set forth in Section 4 of the Schedule of Members. For avoidance of doubt, the Additional Class Issuance Event will be calculated after taking into account the adjustments to the Class Portions and the Class A-1 Units contemplated by Steps 1 and 2.

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

As of March 4, 2015

Member		Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
SC US GF V Holdings, Ltd. c/o Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025		25,000,000 Class A Units	—	—	—	$25,000,000 for Class A Units
Attention:	Scott Carter
Fax:	(650) 854-2977
with a copy (which shall not constitute notice)to:
Kirkland & Ellis LLP 950 Page Mill Road Palo Alto, CA 94304
Attention:	Adam D. Phillips
Fax:	(650) 859-7500

[1]	The number of Class A Units represents the aggregate number of Class A Units (including Class A-1 Units) held by such Member. The number of Class A-1 Units represents the number of Class A-1 Units held by such Member.

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member		Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Sequoia Capital U.S. Growth Fund V, L.P. c/o Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025		13,138,665 Class A-1 Units	—	—	—	$12,565,819 for Class A-1 Units
Attention:	Scott Carter
Fax:	(650) 854-2977
with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 950 Page Mill Road Palo Alto, CA 94304
Attention:	Adam D. Phillips
Fax:	(650) 859-7500

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member		Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Sequoia Capital Israel IV Holdings, L.P. c/o Sequoia Capital		5,000,000 Class A Units	—	—	—	$5,000,000 for Class A Units
2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025		2,228,000 Class A-1 Units				$2,130,859 for Class A-1 Units
Attention:	Scott Carter
Fax:	(650) 854-2977
with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 950 Page Mill Road Palo Alto, CA 94304
Attention:	Adam D. Phillips
Fax:	(650) 859-7500

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Deerfield Private Design Fund III, L.P. 780 Third Avenue 37th floor New York, NY 10017 F: (+1) 212-599-3075 with a copy (which shall not constitute notice) to: Samuel A. Waxman Paul Hastings LLP 75 East 55th Street, New York, NY 10022 Fax: +1.212.319.4090	9,410,289 Class A-1 Units	—	—	—	$9,000,000 for Class A-1 Units
ABG II-EndoChoice Limited Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands Fax: [ ] With a copy sent to: Charles Chon Ally Bridge Group (HK) Limited Unit 3002-3004, 30th Floor, Gloucester Tower The Landmark, 15 Queen’s Road Central, Hong Kong Fax: +852 2562 2026	4,705,144 Class A-1 Units	—	—	—	$4,500,000 for Class A-1 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Rock Springs Capital Master Fund LP c/o Rock Springs Capital Attention: Alexandra Fulk and Evans Apeadu 650 S. Exeter St., Suite 1070 Baltimore, MD 21202 alex@rockspringscapital.com evans@rockspringscapital.com	2,613,969 Class A-1 Units	—	—	—	$2,500,000 for Class A-1 Units
RiverVale Capital LLC 7530 Draper Ave Suite 6 La Jolla 92037	209,118 Class A-1 Units	—	—	—	$200,000 for Class A-1 Units
Saol Capital, LLC [Address]	200,000 Class A Units 104,559 Class A-1 Units	—	—	—	$200,000 for Class A Units $100,000 for Class A-1 Units
Scott Davis [Address]	200,000 Class A Units 104,559 Class A-1 Units	—	—	—	$200,000 for Class A Units $100,000 for Class A-1 Units
David N. Gill & Diane P. Gill Joint Living Trust (dated 4/23/2012) 6313 Seamist Court Wilmington, North Carolina 28409	104,559 Class A-1 Units				$100,000 for Class A-1 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member		Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Mark Gilreath 4098 Big Creek Overlook Alpharetta, GA 30005		104,559 Class A-1 Units	71,183 Series B1 Units 3,680,848	—	—	$100,000 for Class A-1 Units $49,526.97
Fax:	(866) 567-8218		Series B4 Units[2]			for Series B1 Units
Mark Gregory Gilreath Irrevocable Trust 4098 Big Creek Overlook Alpharetta, GA 30005		—	920,212 Series B4 Units	—	—	—
Fax:	(866) 567-8218
William Parks 1871 Dorminey Court Lawrenceville, GA 30043		—	1,206,563 Series B4 Units[3]	—	—	—
Fax:	(866) 567-8218

[2]	After accounting for exercise in full of the Liquidity Put Option granted immediately following the transactions contemplated by the Contribution Agreement.
[3]	After accounting for exercise in full of the Liquidity Put Option granted immediately following the transactions contemplated by the Contribution Agreement.

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Belinda Parks 1871 Dorminey Court Lawrenceville, GA 30043 Fax:(866) 567-8218	—	1,206,563 Series B4 Units	—	—	—
Robert S. Smith, M.D. 140 Cartier Court Roswell, GA 30076	—	1,172,750 Series B4 Units	—	—	—
Daniel Karten 4321 Casper Court Hollywood, FL 33021	—	12,500 Series B4 Units	—	—	—
Louis F. Malice, Jr. 3483 Clubland Drive Marietta, GA 30068	—	101,690 Series B1 Units 40,294 Series B2 Units 93,880 Series B3 Units	—	—	$70,752.81 for Series B1 Units $25,674.63 for Series B2 Units $58,332.79 for Series B3 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Piedmont Capital, L.L.C. 2025 Frontis Plaza Blvd., Suite 200 Winston-Salem, NC 27103 Attention: Peter Donaldson	—	203,381 Series B1 Units 100,735 Series B2 Units 119,948 Series B3 Units	—	—	$141,505.62 for Series B1 Units $64,186.58 for Series B2 Units $74,530.12 for Series B3 Units
Jennifer J. Moran 1724 Chantilly Lane Chester Springs, PA 19425	—	101,690 Series B1 Units 40,100 Series B3 Units	—	—	$70,752.81 for Series B1 Units $24,553.97 for Series B3 Units
Scott D. Fraser 1724 Chantilly Lane Chester Springs, PA 19425	—	40,676 Series B1 Units 20,147 Series B2 Units	—	—	$28,301.12 for Series B1 Units $12,837.32 for Series B2 Units
Ronald J. and Tjasa C. Ritchey, as joint tenants 4330 Gordon Street Bethlehem, PA 18020	—	61,014 Series B1 Units 20,147 Series B2 Units 32,010 Series B3 Units	—	—	$42,451.69 for Series B1 Units $12,837.32 for Series B2 Units $19,889.83 for Series B3 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Dr. Lester B Katz and Hana M. Katz, as joint tenants 573 Winthrop Road Teaneck, NJ 07666	—	50,845 Series B1 Units 40,294 Series B2 Units 35,948 Series B3 Units	—	—	$35,376.40 for Series B1 Units $25,674.63 for Series B2 Units $22,336.28 for Series B3 Units
William A. Bailey, Jr. 533 Wyndham Lane Waxhaw, NC 28173	—	203,381 Series B1 Units	—	—	$141,505.62 for Series B1 Units
Kenneth M. Mauer and Fran Sheff-Mauer, as joint tenants 51 Coreenlea Lane Weston, CT 06883	—	50,845 Series B 1 Units 20,052 Series B3 Units	—	—	$35,376.40 for Series B1 Units $12,459.20 for Series B3 Units
Eugene M. Thomason and Sara P. Thomason, as joint tenants 26 Riverside Drive Greenville, SC 29609	—	101,690 Series B1 Units	—	—	$70,752.81 for Series B1 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Thomas Phillips 45 Pine Street Weston, MA 02493	—	203,381 Series B1 Units	—	—	$138,821.92 for Series B1 Units

WmCP Inc. 1871 Dorminey Court Lawrenceville, GA 30043 Fax:(866) 567-8218	—	30,507 Series B1 Units 12,031 Series B3 Units	—	—	$21,225.84 for Series B1 Units $7,475.65 for Series B3 Units

Blair and Diane Lewis, as joint tenants 233 Mount Holly Road Katonah, NY 10536	—	201,470 Series B2 Units	—	—	$128,373.15 for Series B2 Units

Brian Lynch 515 West 52nd Street New York, NY 10019	—	93,880 Series B3 Units	—	—	$58,332.79 for Series B3 Units

Entrust Georgia, LLC (for benefit of Mark G. Gilreath IRA #15-20513) 13191 Starkey Rd., Suite 9 Largo, FL 33773	—	93,871 Series B3 Units	—	—	$57,479.68 for Series B3 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Entrust Administration, Inc. (for benefit of Scott Fraser IRA #57-00016) 75 Second Ave., Suite 605 Needham, MA 02494	—	131,420 Series B3 Units	—	—	$80,471.30 for Series B3 Units
Entrust Georgia, LLC (for benefit of James B. Young IRA #15-20481) 13191 Starkey Rd., Suite 9 Largo, FL 33773	—	75,097 Series B3 Units	—	—	$45,983.87 for Series B3 Units
River Cities Capital Fund IV, L.P. 3737 Glenwood Ave, Suite 100 Raleigh, NC 27612 Attn: Rik Vandevenne Fax: (919) 573 6050 with a copy (which shall not constitute notice: Robinson Bradshaw & Hinson 1450 Raleigh Road, Suite 100 Chapel Hill, NC 27517 Attention: John M. Fogg Fax: 919.328.8796	1,782,887 Class A Units 3,778,754 Class A-1 Units	5,512,923 Series B1 Units 3,640,321 Series B2 Units 3,401,630 Series B3 Units	—	—	$1,782,887 for Class A Units $3,614,000 for Class A-1 Units $3,872,693.10 for Series B1 Units $2,315.705.67 for Series B2 Units $2,113,620.64 for Series B3 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
River Cities Capital Fund IV (N.Q.P.), L.P. 3737 Glenwood Ave, Suite 100 Raleigh, NC 27612 Attn: Rik Vandevenne Fax: (919) 573 6050 with a copy (which shall not constitute notice): Robinson Bradshaw & Hinson 1450 Raleigh Road, Suite 100 Chapel Hill, NC 27517 Attention: John M. Fogg Fax: 919.328.8796	190,424 Class A Units 403,597 Class A-1 Units	588,817 Series B1 Units 388,812 Series B2 Units 363,317 Series B3 Units	—	—	$190,424 for Class A Units $386,000 for Class A-1 Units $413,629.82 for Series B1 Units $247,333.68 for Series B2 Units $225,749.23 for Series B3 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
RCCF EndoChoice, LLC 3737 Glenwood Ave, Suite 100 Raleigh, NC 27612 Attn: Rik Vandevenne Fax: (919) 573 6050 with a copy (which shall not constitute notice) to: Robinson Bradshaw & Hinson 1450 Raleigh Road, Suite 100 Chapel Hill, NC 27517 Attention: John M. Fogg Fax: 919.328.8796	1,800,000 Class A Units 1,126,881 Class A-1 Units	—	—	—	$1,800,000 for Class A Units $1,077,749 for Class A-1 Units
Fifth Third Capital Holdings, LLC c/o Fifth Third Bank 38 Fountain Square Plaza, 4th Plaza Cincinnati, OH 45202 Attention: Vanessa Vreeland Fax:(513) 534-6523	1,000,000 Class A Units 522,794 Class A-1 Units	—	—	—	$1,000,000 for Class A Units $500,000 for Class A-1 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Council Capital II, LP 150 Second Avenue North, Suite 415 Nashville, TN 37201 Attention: Grant A. Jackson Fax: (615) 255 3709 with a copy (which shall not constitute notice) to: Robinson Bradshaw & Hinson 1450 Raleigh Road, Suite 100 Chapel Hill, NC 27517 Attention: John M. Fogg Fax: 919.328.8796	2,695,909 Class A Units 2,897,301 Class A-1 Units	5,719,586 Series B2 Units 2,126,397 Series B3 Units	—	—	$2,695,909 for Class A Units $2,770,978.36 for Class A-1 Units $3,584,749.71 for Series B2 Units $1,321,247.90 for Series B3 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Envest III, LLC 2101 Parks Avenue, Suite 401 Virginia Beach, VA 23451 Attn: David Kaufman Fax: (757) 437-3884 with a copy (which shall not constitute notice) to: Robinson Bradshaw & Hinson 1450 Raleigh Road, Suite 100 Chapel Hill, NC 27517 Attention: John M. Fogg Fax: 919.328.8796	2,915,780 Class A Units 6,273,526 Class A-1 Units	5,237,439 Series B2 Units 2,127,953 Series B3 Units	—	—	$2,915,780 for Class A Units $6,000,000 for Class A-1 Units $3,260,068 for Series B2 Units $1,322,215.10 for Series B3 Units
Morgan Creek Partners Venture Access Fund LP 301 W. Barbee Chapel Road, Suite 200 Chapel Hill, NC 27517	1,000,000 Class A Units 1,045,588 Class A-1 Units	—	—	—	$1,000,000 for Class A Units $1,000,000 for Class A-1 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Union Grove Partners Direct Venture Fund, LP Name: Patrick Cairns Title: Officer of the General Partner Address: 301 W. Barbee Chapel Rd. Suite 220 Chapel Hill, NC 27517	1,359,264 Class A-1 Units				$1,300,000 for Class A-1 Units
Avi Levy Asher Barash 37/9, Herzeliya, 46365, Israel Email: avi.levy@peer-medical.com	—	—	821,352 Series C3 Units[4]	—	—
Yaniv Kirma Hateena 33, Tzrufa 30850, P.O 258, Israel Email: yaniv.kirma@peer-medical.com	—	—	61,086 Series C3 Units[5]	—	—
Golan Salma Halohamim 108 Atlit, Israel Email: golan.salman@peer-medical.com	—	—	52,753 Series C3 Units[6]	—	—

[4]	After accounting for exercise in full of the Liquidity Put Option granted immediately following the transactions contemplated by the Contribution Agreement.
[5]	18,333 of which Series C3 Units are issued to and held in trust by Employees Remuneration Trust Company for the benefit of Yaniv Kirma.
6	10,000 of which Series C3 Units are issued to and held in trust by Employees Remuneration Trust Company for the benefit of Golan Salman.

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Guy Blair Yacov Cohen 11, Ramat Hashron, Israel Email: guy.blair@peer-medical.com; guy@gb-cpa.com	—	—	11,539 Series C3 Units[7]	—	—
U.M. Accelmed L.P. Life Plaza, 6 Ha’Hoshlim St., Herzliya Pituach 46120, Israel Fax: +972-9-9588594 Attention: Dr. Uri Geiger with a copy (that will not constitute notice) to: Agmon & Co., Rosenberg, Hacohen & Co. Electra Towers, 98 Yigal Alon St., Tel Aviv 67891, Israel Fax: +972-3-7666567 Attn: Jonathan Schwartz, Adv.	500,000 Class A Units 8,364,701 Class A-1 Units	—	1,023,252 Series C2 Units 82,382 Series C1 Units	—	$500,000 for Class A Units $8,000,000 for Class A-1 Units $6,118,904.110 for Series C2 Units $1,007,157.009 for Series C1 Units

[7]	11,539 of which Series C3 Units are issued to and held in trust by Employees Remuneration Trust Company for the benefit of Guy Blair.

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Evergreen V, L.P. 25 Habarzel St., Tel Aviv 69710 Israel Fax: +(972) 03-710-8210 Attention: Ronit Bendori, Partner with a copy (which shall not constitute notice) to: Matry, Meiri & Co., Law Offices Gibor Sport Building, 24th floor 7 Menachem Begin Street, Ramat Gan 52681, Israel Fax +(972)-3-610-9009 Attention: Keren Wacht, Adv	1,799,000 Class A Units 940,506 Class A-1 Units	—	460,208 Series C2 Units 37,027 Series C1 Units	—	$1,799,000 for Class A Units $899,500 for Class A-1 Units $2,727,826.164 for Series C2 Units $452,674.075 for Series C1 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
Evergreen V-A, L.P. 25 Habarzel St., Tel Aviv 69710 Israel Fax: +(972) 03-710-8210 Attention: Ronit Bendori, Partner with a copy (which shall not constitute notice) to: Matry, Meiri & Co., Law Offices Gibor Sport Building, 24th floor 7 Menachem Begin Street, Ramat Gan 52681, Israel Fax +(972)-3-610-9009 Attention: Keren Wacht, Adv	201,000 Class A Units 105,082 Class A-1 Units	—	51,419 Series C2 Units 4,137 Series C1 Units	—	$201,000 for Class A Units $100,500 for Class A-1 Units $304,776.575 for Series C2 Units $50,576.763 for Series C1 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
MaC Fund, L.P. c/o Agate R.M. Investments and Medical Technology Ltd. Rubinstein Tower, 37 Menachem Begin Tel Aviv, Israel Fax +(972)-3-565-2284 Attention: Dani Naveh with a copy (which shall not constitute notice) to: Meitar Liquornik Geva & Leshem Brandwein, Law Offices 16 Abba Hillel Rd. Ramat Gan 52506, Israel Fax - 972-3-6103767 Attention: Raanan Lerner, Adv.	—	—	78,260 Series C3 Units 74,513 Series C1 Units	—	$910,947.945 for Series C1 Units

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

Member	Class A Units[1]	Class B Units	Class C Units	Incentive Units	Capital Contributions
MaC Fund B Israel, L.P. c/o Agate R.M. Investments and Medical Technology Ltd. Rubinstein Tower, 37 Menachem Begin Tel Aviv, Israel Fax +(972)-3-565-2284 Attention: Dani Naveh with a copy (which shall not constitute notice) to: Meitar Liquornik Geva & Leshem Brandwein, Law Offices 16 Abba Hillel Rd. Ramat Gan 52506, Israel Fax - 972-3-6103767 Attention: Raanan Lerner, Adv.	—	—	8,696 Series C3 Units 8,278 Series C1 Units	—	$101,205.479 for Series C1 Units
TOTAL	44,285,000 Class A Units 59,541,411 Class A-1 Units	7,322,023 Series B1 Units 15,409,245 Series B2 Units 8,767,534 Series B3 Units 8,199,436 Series B4 Units	206,337 Series C1 Units 1,534,879 Series C2 Units 1,033,686 Series C3 Units	—	N/A

ECPM HOLDINGS, LLC

SCHEDULE OF MEMBERS

ECPM HOLDINGS, LLC

SCHEDULE OF CLASS PORTIONS

As of March 4, 2015

Unit Class	Class Portion
Class A Units	47.7943%
Class B Units	26.4403%
Class C Units	17.6680%
Incentive Units	8.0974%

TOTAL	100.0000%

The Class A Portion, the Class B Portion and the Class C Portion shall each be subject to adjustment in accordance with the following:

1.	In the event of any inaccuracies in or any breach of any representation or warranty set forth in Section 5 of the Investment Agreement and in the event of any breach of any covenant or agreement of the Purchasers (as defined in the Investment Agreement) contained in the Investment Agreement (a “Class A Breach”), to the extent all indemnification obligations with respect to such Class A Breach are not satisfied by cash payments to Holdings LLC, the Class A Portion shall be decreased by multiplying the Class A Portion in effect prior to such decrease by the quotient of (a) the Losses (as defined in the Investment Agreement) indemnifiable with respect to such Class A Breach, divided by $43,885,000.

2.	In the event of any inaccuracies in or any breach of any representation or warranty of Endochoice or the Endochoice Shareholders (as defined in the Contribution Agreement) contained in the Contribution Agreement (including any schedule or exhibit attached thereto) (determined in each case without regard to any qualification with respect to materiality, material adverse effect or other similar qualification) and in the event of any breach of any covenant or agreement of Endochoice or the Endochoice Shareholders contained in the Contribution Agreement (including any schedule or exhibit attached thereto) (a “Class B Breach”), to the extent the Indemnifying Party (as defined in the Contribution Agreement) does not elected to satisfy its indemnification obligations with respect to such Class B Breach in cash in accordance with Section 11.6(a)(ii) of the Contribution Agreement, the Class B Portion shall be decreased by multiplying the Class B Portion in effect prior to such decrease by the quotient of (a) the Losses (as defined in the Contribution Agreement) indemnifiable with respect to such Class B Breach, divided by $60,000,000.

3.

In the event of any inaccuracies in or any breach of any representation or warranty of Peer or the Peer Shareholders (as defined in the Contribution Agreement) contained in the Contribution Agreement (including any schedule or exhibit attached thereto) (determined in each case without regard to any qualification with respect to materiality, material adverse effect or other similar qualification) and in the event of any breach of any covenant or agreement of Peer or the Peer Shareholders contained in the Contribution Agreement (including any schedule or exhibit

ECPM HOLDINGS, LLC

SCHEDULE OF CLASS PORTIONS

attached thereto) (a “Class C Breach”), to the extent the Indemnifying Party (as defined in the Contribution Agreement) does not elected to satisfy its indemnification obligations with respect to such Class C Breach in cash in accordance with Section 11.6(a)(ii) of the Contribution Agreement, the Class C Portion shall be decreased by multiplying the Class C Portion in effect prior to such decrease by the quotient of (a) the Losses (as defined in the Contribution Agreement) indemnifiable with respect to such Class C Breach, divided by $40,000,000.

4.	If any Class Portion is decreased pursuant to Sections 1 through 3 of this Schedule of Class Portions, the Class A Portion (except in the case of a Class A Breach), the Class B Portion (except in the case of a Class B Breach) and the Class C Portion (except in the case of a Class C Breach), as applicable, shall be proportionately increased by the product of (a) a fraction, the numerator of which is such Class Portion to be increased and the denominator of which is the aggregate Class Portions to be increased, multiplied by (b) such marginal decrease in Class Portion pursuant to Sections 1 through 3.

For example, in the event that a Class B Breach entitled to indemnification immediately after this Agreement caused indemnifiable Losses of $6,000,000, the Class B Portion would be reduced from 38.273% (to the result of 38.273% - (38.273% x $6,000,000 ÷ $60,000,000) = 34.446%), and that marginal reduction (3.827%) would be allocated among the Class A Portion (increased by the product of 3.827% x 29.152% ÷ (29.152% + 25.575%) = 2.039%) and the Class C Portion (increased by the product of 3.827% x 25.575% ÷ (29.152% + 25.575%) = 1.788%).

Notwithstanding the table above in this Schedule of Class Portions and the definitions of Class A Portion, Class B Portion, Class C Portion and Incentive Portion set forth in Article I of this Agreement or anything else to the contrary in this Agreement:

1.

If and to the extent that any Liquidating Distributions to be made to the Holders of Class A Units are less than the excess, if any, of (a) the aggregate amount of Capital Contributions made or deemed to have been made with respect to such Class A Unit (including any Class A-1 Units) as of such date (which, for each holder of Class A Units (including any Class A-1 Units) as of March 4, 2015, is as set forth in the Schedule of Members), less (b) the aggregate amount of prior Distributions made by Holdings LLC to Holders of Class A Units, (such excess, the “Preference Amount” and such circumstance to the extent applicable, a “Preference Scenario”), then (i) up to an aggregate amount of Distributions equal to the Preference Amount, (A) the Class A Portion shall be equal to 100.00%, and (B) each of the Class B Portion, the Class C Portion and the Incentive Portion shall be equal to 0.00%, and (ii) thereafter, (A) the Class A Portion shall be equal to 0.00%, and (B) each of the Class B Portion, the Class C Portion and the Incentive Portion shall be increased in the aggregate by the amount of the Class A Portion otherwise in effect (allocated among such classes in accordance with their relative Class Portions as of immediately prior to such Distribution). For the avoidance of doubt, under any circumstance other than a Preference Scenario (a “Conversion Scenario”), each class portion shall be as set forth in the table above (subject to the other paragraphs of this Schedule of Class Portions). Upon a Liquidity Event, if any portion of the consideration payable to the Members is placed into escrow and/or is payable to Members subject to contingencies (e.g., earn-outs), (a) the portion of the consideration that is not placed into escrow or not subject to contingencies (the “Initial Consideration”) shall be allocated and distributed among the Members in accordance with this Agreement as if the Initial Consideration were the only consideration payable in connection

ECPM HOLDINGS, LLC

SCHEDULE OF CLASS PORTIONS

with such Liquidity Event and (b) any additional consideration which becomes payable to Members in connection with such Liquidity Event upon release from escrow or satisfaction of contingencies shall be allocated and distributed among the Members in accordance with this Agreement as part of the same transaction after taking into account the previous allocation and distribution of the Initial Consideration (with it being understood that, to the extent the final amount of aggregate consideration from any such Liquidity Transaction exceeds that threshold of proceeds required for a Conversion Scenario, the Members shall equitably reallocate subsequently available and distributable consideration).

2.	If and to the extent that Holdings LLC or any of its Subsidiaries repurchases or redeems any Unit (other than an Incentive Unit which is forfeited or cancelled pursuant to this Agreement or any Incentive Agreement), the Class Portion of the class of the Units so repurchased or redeemed shall be equitably reduced relative to all other classes of Units, such that (i) the Class Portion of the class of the Units so repurchased and redeemed shall be multiplied by a fraction, (A) the numerator of which is the Pro Rata Share of all Units of such class (other than the Units to be repurchased or redeemed) as of immediately prior to such repurchase or redemption, and (B) the denominator of which is the is the Pro Rata Share of all Units of such class (including the Units to be repurchased or redeemed) as of immediately prior to such repurchase or redemption, and (ii) the Class Portion of all other classes of Units shall be increased by the product of the incremental decrease in the Class Portion of the class of Units which is reduced pursuant to clause (i) of this paragraph, multiplied by a fraction (X) the numerator of which is the Class Portion of such other class of Units, and (Y) the denominator of which is the aggregate Class Portion of all such other classes of Units (provided, that to the extent modification pursuant to this clause (ii) would result the increase of Class Portion for the Incentive Units above 8.0974%, such increase shall instead be allocated among the other classes of Units for which no redemption or repurchase is occurring).

3.	If and to the extent that the number of issued and outstanding Vested Incentive Units whose Participation Threshold has been satisfied (if ever) as of the time of any Distribution is less than 12,628,718 (for the purposes of this schedule, the “Incentive Pool Amount”), whether due to incomplete vesting, repurchases or forfeitures of Incentive Units pursuant to this Agreement or any Incentive Agreement or otherwise, then (x) the Incentive Portion shall be reduced to the product of (i) the Incentive Portion set forth in the table above in this Schedule of Class Portions multiplied by (ii) a fraction, the numerator of which is the number of Vested Incentive Units (with the applicable Participation Threshold satisfied, if ever) then issued and outstanding, and the denominator of which is the Incentive Pool Amount, (y) the Class Portion of all other classes of Units shall be increased, in the aggregate by the amount of the reduction pursuant to clause (i) of this paragraph (allocated among classes on the basis of the Class Percentage of each such class relative to the aggregate Class Percentage of all of the Class A Units, the Class B Units, the Class C Units and (after giving effect to the reduction pursuant to clause (i) of this paragraph) the Incentive Units.

4.

If and to the extent that Holdings LLC sells and issues any additional Class A Units (such issuances subject in all cases to the applicable consent and preemptive rights of the Holders under this Agreement) and the Fair Market Value of Holdings LLC is such that, if Liquidating Distributions were to be made to the Holders of Class A Units, such Liquidating Distributions would not result in a Preference Scenario (such issuance of additional Class A Units, an

ECPM HOLDINGS, LLC

SCHEDULE OF CLASS PORTIONS

“Additional Class A Issuance Event”), the Class Portion of the Class A Units shall be equitably increased relative to the Class B Units, the Class C Units and the Incentive Units and the Class Portion of the Class B Units, the Class C Units and the Incentive Units shall be equitably reduced relative to the Class A Units, such that:

i.	the Class Portion of the Class A Units following the Additional Class A Issuance Event shall be determined as follows:

ii.	the Class Portion of the Class B Units following the Additional Class A Issuance Event shall be determined as follows:

iii.	the Class Portion of the Class C Units following the Additional Class A Issuance Event shall be determined as follows:

iv.	the Class Portion of the Incentive Units following the Additional Class A Issuance Event shall be determined as follows:

v.	For the purposes of paragraphs (i) – (iii) above, the following terms shall have the followings meanings:

CAP	=	Class Portion of the Class A Units immediately prior to the Additional Class A Issuance Event

CAP-A	=	Class Portion of the Class A Units immediately after the Additional Class A Issuance Event

CBP	=	Class Portion of the Class B Units immediately prior to the Additional Class A Issuance Event

CBP-A	=	Class Portion of the Class B Units immediately after the Additional Class A Issuance Event

ECPM HOLDINGS, LLC

SCHEDULE OF CLASS PORTIONS

CCP	=	Class Portion of the Class C Units immediately prior to the Additional Class A Issuance Event

CCP-A	=	Class Portion of the Class C Units immediately after the Additional Class A Issuance Event

IUP	=	Class Portion of the Incentive Units immediately prior to the Additional Class A Issuance Event

IUP-A	=	Class Portion of the Incentive Units immediately after the Additional Class A Issuance Event

FMV	=	Fair Market Value of Holdings LLC immediately prior to the Additional Class A Issuance Event

FMV-A	=	Fair Market Value of Holdings LLC immediately after the Additional Class A Issuance Event

$AIE	=	Aggregate Amount of the Additional Class A Issuance Event

Notwithstanding the foregoing, in the event that additional Class A Units are issued to TriplePoint Capital LLC (“TriplePoint”) upon the exercise of warrants issued to TriplePoint dated as of February 18, 2014 (the “TriplePoint Warrants”), the Class Portions shall not be adjusted in accordance with this Section 4 since the Class Portions in effect as of March 4, 2015 upon execution and delivery of this Agreement already reflect a deemed exercise of the TriplePoint Warrants and a deemed issuance of 2,091,175 Class A Units to TriplePoint (the “Deemed TriplePoint Class A Units”).

Upon a consummation of a Liquidity Event, if the TriplePoint Warrants are not exercised, the current Class Portions set forth in this Schedule of Members shall be adjusted by (x) first, determining the deemed Fully-Diluted Universal Percentage represented by the Deemed TriplePoint Class A Units, (y) second, reducing the current Class A Portion by such Fully-Diluted Universal Percentage and (z) third, allocating such Fully-Diluted Universal Percentage amongst the current Class Portions pro rata in accordance with the Class Portion percentages deemed to be in effect immediately prior to the consummation of the transactions contemplated by the Class A-1 Unit Purchase Agreements, which Class Portion percentages are set forth below. For purposes of this Section 4, the “Fully-Diluted Universal Percentage” represented by the Deemed TriplePoint Class A Units, shall be equal to the product of (x) the current Class A Portion, multiplied by (y) the Proportionate Share of the Class A Units (including the Deemed TriplePoint Class A Units) represented by the Deemed TriplePoint Class A Units.

ECPM HOLDINGS, LLC

SCHEDULE OF CLASS PORTIONS

For purposes of this Section 4, the Class Portions deemed to be in effect immediately prior to the consummation of the transactions contemplated by the Class A-1 Unit Purchase Agreements are as follows:

Unit Class	Class Portion
Class A Units	28.6144%
Class B Units	36.1542%
Class C Units	24.1591%
Incentive Units	11.0723%

TOTAL	100.0000%

For example, if there were 100,748,530 Class A Units outstanding as of the Liquidity Event and the current Class Portions as of the Liquidity Event are as set forth in this Schedule of Members, (x) the Fully-Diluted Universal Percentage of the Deemed TriplePoint Class A Units would be equal to 0.9660%, (y) the existing Class A Portion would be reduced by such percentage to 45.5810% and (z) such percentage would be allocated across the Class Portions with the result that: the Class A Portion would be decreased in the aggregate by 0.6896% to 45.8574%; the Class B Portion would be increased by 0.3493% to 27.4213%, the Class C Portion would be increased by 0.2334% to 18.3235% and the Incentive Portion would be increased by 0.107% to 8.3978%.

In order for the foregoing adjustment mechanism to correctly account for each additional issuance of Class A Units and appropriately adjust the Class Portions listed in the table above, Holdings LLC shall amend and update the Schedule of Class Portions as provided above upon each and every issuance of Class A Units (which shall not be deemed an amendment of this Agreement for the purposes of Section 11.9). Upon such adjustment, Holdings LLC shall deliver a copy of the updated Schedule of Class Portions to each Major Member, along with a certificate setting forth, in reasonable detail, the facts upon which such adjustments were made and the calculations relating thereto as set forth above.